UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
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LETTER TO OUR SHAREHOLDERS FROM THE BOARD OF DIRECTORS

Dear Shareholders,

We are pleased to invite you to attend the Annual Meeting of Shareholders on Tuesday, May 25, 2021 beginning at 10:00 a.m. Eastern Daylight Time. In light of restrictions and guidelines on group gatherings issued by government and public health officials regarding the ongoing coronavirus pandemic, and to support the health and safety of our shareholders, employees, and communities, shareholders may only attend the Annual Meeting virtually. Shareholders will not be able to attend the Annual Meeting in person. Instructions on how to attend, and vote at, the Annual Meeting are described in the Proxy Statement. We look forward to your participation online or by proxy.

As your Board, we welcome this opportunity to communicate with you. In stewarding your Company, we seek to achieve long-term, sustainable performance and to create value through the right business strategies, prudent risk management, effective corporate governance practices, environmental and social initiatives, effective executive compensation programs, and well-functioning talent and succession planning. We would like to highlight a few areas of significance for the Board this past year:

An Unprecedented Year

2020 was an unprecedented year for the world and for our company.

With the COVID-19 pandemic disrupting businesses, communities, and individuals around the globe, Atlas Air Worldwide demonstrated the resiliency of its business model and the important role airfreight plays in transporting goods, particularly during times of need.

Steered by our experienced management team, everyone at Atlas worked tirelessly to navigate through a very complex regulatory and operating environment, while keeping the safety of our employees and our operation as first priorities.

Atlas remains committed to delivering safe, high-quality service for our customers and to keeping global supply chains moving throughout this pandemic.

Our company has taken decisive actions over the last several years that have strengthened our leadership position in global aviation outsourcing. These include our focus on express, e-commerce and the fastest-growing global markets, where the demand for our aircraft and services remains strong. It also includes diversifying our customer base, strategically allocating resources, reducing costs, and improving our balance sheet.

Because of these actions, Atlas was ready to respond to market demand and support COVID-19 relief efforts globally. Against the backdrop of significantly reduced international belly cargo capacity due to the pandemic, our agile business model enabled us to quickly deploy our assets and innovative solutions to serve the increased demand for dedicated airfreight capacity.

Our teams stepped up and leveraged the scale of our fleet and scope of our global network to execute on near-term opportunities. We also entered into numerous long-term charter programs with strategic customers, including Cainiao, DHL Global Forwarding, Flexport and HP Inc. These customers came to Atlas to secure dedicated capacity with our high-quality services.

With the right team and the right initiatives in place, Atlas Air Worldwide is well-positioned to continue to deliver value to our customers and solid results for our shareholders.

2020 Financial and Operating Highlights and Key Accomplishments

Over the years, our performance has shown that our resilient business model allows us to endure challenging market conditions as well as to capitalize on attractive opportunities in more favorable environments. Our unrivaled portfolio of assets, the scale of our global network and our sound financial structure, fuel our ability to execute our strategic growth plans.

Amid ever-changing challenges driven by the COVID-19 pandemic, we added widebody capacity and increased aircraft utilization to fly record block hours. Our team delivered superior performance and service quality for our customers, and provided innovative solutions to overcome a complex operating and regulatory environment to keep their networks moving.

As a result, we delivered record revenues and earnings, including surpassing $3 billion in revenue for the first time in our company's history. We also paid down a significant amount of debt and substantially strengthened our balance sheet.

Volumes in 2020 rose to a record 344,821 block hours, with revenue growing to a record $3.21 billion and total direct contribution by our business segments increasing to $780.7 million.

Reported net income totaled $360.3 million, or $13.50 per diluted share, which included an unrealized loss on financial instruments of $71.1 million related to outstanding warrants.

On an adjusted basis, EBITDA* grew to $844.2 million, with adjusted net income* increasing to $379.0 million, or $13.67 per diluted share*.

Key developments in 2020 that we expect our business to benefit from in 2021 and going forward include:

•
Diversified our customer base by expanding our long-term charter business. We entered into numerous new long-term charter agreements with strategic customers, including Cainiao, DHL Global Forwarding, Flexport and HP Inc., among others.

•
Continued to expand our commercial relationship with leading e-commerce retailer Amazon. We began flying three additional 737-800 freighters on a CMI basis in 2020, bringing the total number of 737s we operate for Amazon to eight. Our 737 CMI operations complement the 767-300 freighter aircraft we lease to Amazon and operate for them. And we have the potential to operate additional aircraft for them in the future.

•
Titan Aviation Investments, the joint venture that we formed in 2019 between our Titan subsidiary and Bain Capital Credit, continued to move forward in 2020. The joint venture arranged $500 million in financing facilities during the year, which will enable it to serve the strong demand for leasing freighters. The joint venture also completed its first transaction in November 2020, which was the acquisition of a 777-200 freighter aircraft, under a sale-leaseback agreement with our Southern Air subsidiary.

Positioned for the Future

We are excited about the future for Atlas Air Worldwide and for airfreight.

Our strategic focus remains on express, e-commerce and the fastest-growing global markets.

Our companies operate the world's largest fleet of 747 freighters, along with large fleets of 777s, 767s and 737s that play a key role in our customers' operating networks and in the world's supply chain.

Our modern and diversified portfolio of assets, value-adding services, and global operating capabilities are unrivaled in our industry.

With that as our foundation, and through the dedication of our world-class team of employees, we will continue to serve the strong demand for airfreight, while fulfilling our mission to be our customers' first choice and most trusted partner.

In turbulent times like these, it is the unmatched dedication and expertise of our team that enables us to execute our strategic plans and keep Atlas Air Worldwide on a successful trajectory.

Continued Alignment of Strategy, Performance and Executive Compensation

Our operating results and achievements are a reflection of our leadership in international aviation outsourcing, despite significant disruptions and restrictions related to the COVID-19 pandemic.

Our long-term strategy is to continue to move more deeply into the faster-growing areas of global airfreight. Driving our execution of this strategy are an experienced, dedicated team of employees focused on our customers' expectations; a modern, superior fleet tailored to meet our customers' unique needs; a broad array of value-added, global operating services; and a disciplined financial structure.

Our 2020 executive compensation programs were thoughtfully structured to align with our long-term strategy and drive our operational performance and deliver financial results. In 2020, we added a Liquidity performance metric to our Annual Incentive Plan to ensure executive focus on the Company maintaining an adequate and appropriate level of liquidity and to further align our interests with that of our shareholders. Shareholder feedback has been and will continue to be influential in shaping our governance and executive compensation programs and practices.

Recent Governance Enhancements

We regularly conduct ongoing reviews of our governance practices to incorporate specific feedback from shareholders and to ensure that we maintain best practices and enhanced disclosure in our proxy statement and other SEC filings. As a result, we implemented several noteworthy changes since our last shareholder meeting. Among other changes, we (1) amended our Audit and Finance Committee Charter to include oversight of the Company's capital structure, investment strategies, and financial policies to the Committee's list of responsibilities; (2) amended our Nominating and Governance Committee Charter to include the review of the Company's environmental and sustainability policies, practices and goals and the Company's progress toward achieving such long-term goals as an additional area of the Committee's responsibility; and (3) streamlined the presentation of information in our 2020 Annual Report on Form 10-K to enhance the ability of investors to efficiently review our disclosures.

Continued Board Refreshment — Two New Board Members on Board Slate

Our 2021 Board slate includes two new Board members. The Board and Nominating and Governance Committee have a longstanding process in place for seeking out, evaluating, and recommending potential candidates for election to the Board. Pursuant to that process, a thorough review of the skills, qualifications and tenure of our incumbent Directors, as well as the size of the Board, is undertaken in the context of our long-range strategic plan, consistent with our governance principles, and taking into account any feedback received during shareholder outreach. The Board then reviews in detail the makeup, experience, skills, and qualifications of our then-incumbent Directors and identifies areas for opportunity, including the need to add new members with particular expertise and experience that would enhance the overall strength of our current Board and the ability of the Company to execute its long-term strategic plan. Diversity with regard to gender, race and ethnicity, background, professional experiences and perspectives are also important elements considered in the Board selection process. The results of these evaluations, and the meaningful and tangible feedback generated during shareholder outreach, are also considered by the Board and the Committee in searching for and evaluating nominees who could (1) contribute important and new areas of subject-matter expertise to the Board consistent with our growing Company and long-term strategy, and (2) strengthen the overall effectiveness of the Board. Board candidates are found internally and through our use of an independent third-party search firm. Through this process, which is described in greater detail below, the Nominating and Governance Committee, with the assistance of our independent third-party search firm, has determined to recommend, and the Board to nominate, Beverly K. Goulet, who has significant senior executive experience in the aviation industry, and Carol J. Zierhoffer, who has extensive information technology and cybersecurity experience, for election as Directors of the Company at the Annual Meeting.

Continued Focus on our Environmental, Social and Governance Commitment

We believe that our long-term growth and success as an aviation leader will be achieved by partnering with our stakeholders to sustain and protect our natural resources, empower our employees and business partners, and demonstrate transparency and accountability through responsible corporate governance. Examples of how we strive to maintain sound business practices and long-term, sustainable strategies that are designed to promote our commitment to environmental, governance and social (ESG) matters include the following, among others:

•
Environmental- minimize the impact of our business on the environment and partner with our customers and other stakeholders to ensure a clean, low-carbon future (such as our FuelWise program and upcoming participation in CORSIA, a global carbon-emissions program governing international flying)

•
Social- launched Executive and Employee Diversity, Equity and Inclusion Councils; active involvement in our local and global community through programs ranging from volunteering at local socioeconomically disadvantaged schools to providing varied and extensive aid relief during disasters and times of need

•
Governance- prioritize our shareholders while actively ensuring the needs of our other stakeholders are appropriately addressed — for example, earning trust and support by maintaining the highest level of legal and ethical conduct by our employees, maintaining practices and policies that create a diverse and respectful environment for our globally situated employees and reward them for their hard work, ingenuity and creativity

We recently hired a Corporate Social Responsibility ("CSR") professional to spearhead our CSR, sustainability and broader stakeholder efforts and strengthen our actions associated with our ESG commitments. Please see the section titled "Environmental, Social and Governance" for a discussion of the various ways we address these matters, which we view as an important part of our business.

We look forward to our continued dialogue with you and welcome your feedback as we execute our strategy and focus on sustainable, long-term value creation. Please feel free to share your thoughts or concerns with us. Communications may be addressed to the Board in care of the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577, or e-mailed to corporate.secretary@atlasair.com.

We value your input and thank you for your investment and ongoing support.

William J. Flynn, Chairman
Duncan J. McNabb, Lead Independent Director
Timothy J. Bernlohr
Charles F. Bolden, Jr.
John W. Dietrich
Bobby J. Griffin
Carol B. Hallett
Jane H. Lute
Sheila A. Stamps
John K. Wulff

*
Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. A reconciliation to the most directly comparable GAAP measures may be found on Page 43 and Page 44 of our 2020 Annual Report on Form 10-K, included with our Annual Report to Shareholders.

Notice of 2021 Annual Meeting of Shareholders

To be held on May 25, 2021

We will hold the 2021 Annual Meeting of Shareholders of Atlas Air Worldwide Holdings, Inc., a Delaware corporation, on Tuesday, May 25, 2021, at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held online, accessed through the site www.meetingcenter.io/228190353, to consider and act upon the following proposals:

1.
To elect a Board of Directors to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified;

2.
To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021;

3.
To hold an advisory vote to approve the compensation of the Company's Named Executive Officers; and

4.
To transact such other business, if any, as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

Only shareholders of record at the close of business on April 5, 2021, which date has been fixed as the record date for notice of the Annual Meeting of Shareholders, are entitled to receive this notice and to vote at the meeting and any adjournments thereof.

Because the Annual Meeting is virtual and being conducted online only, shareholders will not be able to physically attend the Annual Meeting. Shareholders of record and beneficial shareholders who have registered in advance may attend the virtual Annual Meeting, vote and submit questions pertinent to Annual Meeting matters. See "Attending the Annual Meeting," "Submitting a Question at the Annual Meeting" and "Voting at the Annual Meeting" for additional information. To ensure your representation at the Annual Meeting, we urge you to complete, sign and date your proxy card and return it in the postage prepaid envelope provided for that purpose. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail.

By Order of the Board of Directors

ADAM R. KOKAS Executive Vice President, General Counsel and Secretary

April 16, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2021
This Proxy Statement and the AAWW 2020 Annual Report are available for downloading, viewing and printing at https://www.ezodproxy.com/atlasair/2021.

PROXY SUMMARY

PROXY SUMMARY

Overview of the Business

We are a leading global provider of outsourced aircraft and aviation operating services. We operate the world's largest fleet of 747 freighters and provide customers a broad array of 747, 777, 767, and 737 aircraft for domestic, regional and international cargo and passenger operations. Our fleet total at 2020 year end was 115 aircraft, including the eight we introduced in 2020 in response to customer demand for our assets and services.

We provide unique value to our customers by giving them access to a wide range of modern, efficient aircraft, combined with outsourced aircraft operating services that we believe lead the industry in terms of quality and global scale. We operated over 68,000 flights serving more than 300 destinations in over 70 countries in 2020, reflecting our far-reaching global scale and scope.

Our customers include express delivery providers, e-commerce retailers, airlines, freight forwarders, the U.S. military, manufacturers and charter brokers. We provide global services with operations in Africa, Asia, Australia, Europe, the Middle East, North America, and South America.

Our worldwide network and the diversity of our fleet enable us to keep global supply chains and our customers' operating networks moving. We are proud that we have been able to play an important role in facilitating the movement of essential goods around the world throughout the pandemic, and grateful that our company provides a service that is helping to support COVID-19 relief efforts. As we work toward better days ahead, we remain committed to moving vaccines, pharmaceuticals, personal protective equipment ("PPE"), educational supplies, e-commerce and other daily essentials, with the safety, speed and reliability that only airfreight can provide.

Our COVID-19 Response

The COVID-19 pandemic has challenged all of us – businesses large and small, local and national governments, families and individuals – in ways few of us could have imagined. As the pandemic spread globally, we swiftly took action to support our employees, customers, partners and communities.

Our employees.    Since the onset of the COVID-19 pandemic, we have taken an integrated approach to helping our employees, all of whom are essential employees, manage their work and personal responsibilities, with a strong focus on employee wellbeing, health and safety and by providing enhanced access to mental health and financial

i

PROXY SUMMARY

wellness resources. In an effort to keep our employees connected, we also were dedicated to our employees' work flexibility.

As soon as COVID-19 started to take hold on a global scale, we seamlessly pivoted to remote working for those employees who were not required to be on-site, significantly limited business travel and site access, and implemented enhanced sanitization processes for our aircraft and facilities.

We also took the following steps, which were integral to ensuring the safety of our employees:

•
Formed a Coronavirus Task Force that developed action plans to ensure the effective management of risks

•
Developed a COVID-19 policy manual to enable our employees to access up-to-date guidance policies and procedures

•
Held frequent CEO-led Town Hall meetings with our employees to keep them informed about how we were actively managing the COVID-19 crisis

•
Implemented a free COVID-19 testing program for employees, including antibody testing

•
Developed enhanced cleaning protocols for our aircraft and our ground and flight operations

•
Implemented a proactive contact tracing policy

•
Issued frequent guidance on the availability and use of PPE, as well as provide complimentary masks to all employees and their families

•
Implemented a temperature screening process at our offices and operating sites

•
Provided all COVID-19 related healthcare at no cost to employees

•
Began development of a comprehensive return-to-work policy

•
Recently approved as a vaccine administrator

Our customers and partners.    We have taken meaningful actions to remain close to our customers and partners, including implementing a variety of initiatives to help them navigate their operational and financial challenges.

Our community.    We are also putting our resources behind efforts to support local communities and to assist in the public health response. We were involved in a number of mission critical transports to support frontline heroes, including coordination in the U.S. with the Coronavirus Task Force, the Federal Emergency Management Agency (FEMA), and outside the U.S. with sovereign leadership and international business partners. We also donated air cargo transport to NYU Langone Health for critical PPE. In addition, we provided meals to doctors, nurses, hospital workers, and other frontline employees.

The role of our Board and management.    The Board has been and remains highly engaged with management regarding the impact of the COVID-19 pandemic and the Company's response and plans. The Board met a total of 16 times in 2020 and many of these meetings were devoted to the Company's ongoing management of and response to the COVID-19 crisis. Management has regularly held informational calls with Board members covering employees and operations, financial impact, supply chain disruptions, and related legal and regulatory matters. Management also is engaged with the Board on identifying and addressing ongoing strategic risks and opportunities arising out of and in connection with the COVID-19 pandemic.

2020 Performance Highlights

2020 Financial and Operating Highlights and Key Accomplishments

Over the years, our performance has shown that our resilient business model allows us to endure challenging market conditions as well as to capitalize on attractive opportunities in more favorable environments. Our unrivaled portfolio

PROXY SUMMARY

of assets, the scale of our global network and our sound financial structure, fuel our ability to execute our strategic growth plans.

Amid ever-changing challenges driven by the COVID-19 pandemic, we added widebody capacity and increased aircraft utilization to fly record block hours. Our team delivered superior performance and service quality for our customers, and provided innovative solutions to overcome a complex operating and regulatory environment to keep their networks moving.

As a result, we delivered record revenues and earnings, including surpassing $3 billion in revenue for the first time in our company's history. We also paid down a significant amount of debt and substantially strengthened our balance sheet.

Volumes in 2020 rose to a record 344,821 block hours, with revenue growing to a record $3.21 billion and total direct contribution by our business segments increasing to $780.7 million.

Reported net income totaled $360.3 million, or $13.50 per diluted share, which included an unrealized loss on financial instruments of $71.1 million related to outstanding warrants.

On an adjusted basis, EBITDA* grew to $844.2 million, with adjusted net income* increasing to $379.0 million, or $13.67 per diluted share*.

Key developments in 2020 that we expect our business to benefit from in 2021 and going forward included:

•
We diversified our customer base by expanding our long-term charter business. We entered into numerous new long-term charter agreements with strategic customers, including Cainiao, DHL Global Forwarding, Flexport and HP Inc., among others.

•
We continued to expand our commercial relationship with leading e-commerce retailer Amazon. We began flying three additional 737-800 freighters on a CMI basis in 2020, bringing the total number of 737s we operate for Amazon to eight. Our 737 CMI operations complement the 767-300 freighter aircraft we lease to Amazon and operate for them. We also have the potential to operate additional aircraft for them in the future.

•
Continued to move forward with Titan Aviation Investments, the joint venture that we formed in 2019 between our Titan subsidiary and Bain Capital Credit. The joint venture arranged $500 million in financing facilities during the year, which will enable it to serve the strong demand for leasing freighters. The joint venture also completed its first transaction in November 2020, which was the acquisition of a 777-200 freighter aircraft, under a sale-leaseback agreement with our Southern Air subsidiary.

Continued Growth Opportunities

Our 2020 financial and operating results illustrate the resiliency of Atlas' diversified business model, and our ability to deliver strong earnings and free cash flow even in an uncertain environment.

Despite current market challenges, we see continuing opportunity for long-term growth in our key markets, fueled by demand for dedicated airfreight capacity, robust e-commerce and express growth, and an expanding global middle class. Further globalization will require expansive and time-definite air networks to facilitate the domestic, regional, and international flow of goods.

While directing our operating platforms and our fleet during 2020, we continued to maintain a lean management structure.

In addition, we continued to execute on strategic initiatives to diversify our business mix, generate cost savings through operating efficiencies and other continuous improvement initiatives, and enhance our portfolio of assets and services. Our actions continue to position us to capitalize on both near- and long-term market opportunities.

PROXY SUMMARY

2020 Performance Highlights

Providing our customers with modern, fuel-efficient aircraft has been a long-standing focus at AAWW. We were excited to announce in January 2021 that we ordered four new 747-8Fs from Boeing. Not only does this order underscore our commitment to providing customers with the best available fleet, it also reinforces our focus on the environment by investing in the latest technologies to reduce aircraft noise, emissions and fuel consumption. We look forward to taking delivery of these leading-edge aircraft between May 2022 and October 2022.

Disciplined and Balanced Capital Allocation Strategy

Our commitment to creating, enhancing and delivering value to our shareholders reflects a disciplined and balanced capital allocation strategy. Our focus is on growing our business while generating returns above our cost of capital and maintaining a strong balance sheet.

2020 Capital Allocation Actions:

•
Reactivated four Boeing 747 converted freighter aircraft and operationalized one Boeing 777 freighter aircraft previously in our Titan Dry Leasing business in response to customer demand

•
Increased our cash and cash equivalents, short-term investments and restricted cash to $856.3 million at year-end 2020 from $114.3 million at year-end 2019

•
Paid $429.7 million of debt and finance lease obligations

•
Repaid $175.0 million previously outstanding under revolving credit facility

•
Secured $406.8 million through the Payroll Support Program available to air cargo carriers under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act")

•
Secured $164.0 million from the refinancing of term loans on two Boeing 777 freighter aircraft

•
Secured $53.8 million of financing related to GEnx-engine performance-upgrade kits and overhauls

•
Completed disposition of nonessential assets, including one Boeing 777 freighter aircraft, one Boeing 757 freighter aircraft and one Boeing 737 passenger aircraft

*
Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. A reconciliation to the most directly comparable GAAP measures may be found on Page 43 and Page 44 of our 2020 Annual Report on Form 10-K, included with our Annual Report to Shareholders.

PROXY SUMMARY

Our ESG Priorities

We believe that actively engaging in environmental, social and governance ("ESG") matters is critical to the long-term success of our company and benefits all stakeholders. We advanced our efforts throughout 2020, building upon a number of achievements in 2019, which included a formalized ESG Policy, the creation of an ESG Steering Council and publication of our first ESG Report.

Environmental stewardship is a priority for us and our customers. Our FuelWise program has been in place since 2006. In addition, we've continued to expand our capabilities to track and store data on our fleet's fuel efficiency. In January 2021, we announced our intention to purchase four new 747-8F aircraft, to be delivered in 2022. These aircraft deliver 20% higher payload capacity, utilize 16% less fuel than the 747-400F and will reduce noise by approximately 30% compared to the previous generation of aircraft. We collaborate with customers to improve efficiencies and to decrease environmental impact. In December 2020, we partnered with a customer on a test flight from Spain to Mexico using sustainable aviation fuel (SAF).

As part of our commitment to diversity, equity and inclusion, in 2020 we convened our Employee and Executive Diversity, Equity and Inclusion (DEI) Councils, which guide the organization on priorities such as employee empowerment, learning and development, external advocacy, communication, and accountability and achievement.

In 2020, our Nominating & Governance Committee revised its charter to assume specific oversight responsibility for our environmental and sustainability practices. The Committee's Charter further provides that diversity (including age, gender, race, and ethnicity) should be a factor in assessing the Board's core competencies as a whole and when reviewing candidates for the Board, thus forming an integral part of the Board's refreshment process.

As a leader in international aviation outsourcing, AAWW has the opportunity to be a powerful contributor to economic and social progress, connecting people and goods to markets all over the world. We are committed to caring for the world we carry, and will do so with oversight of ESG topics that are a priority in the industry, for stakeholders and the communities in which we serve.

v

PROXY SUMMARY

Shareholder Outreach, Engagement and Responsiveness

We have engaged in extensive ongoing shareholder outreach for almost a decade to better understand our shareholders' perspectives and consider ideas for improvements to, among other things, our corporate governance, sustainability, and executive compensation practices, as well as our business strategy and performance, capital allocation strategy, and public disclosures. This year, we again engaged in a robust shareholder outreach program, reaching out to shareholders representing approximately two-thirds of our outstanding shares, establishing a dialogue with our newer shareholders, and maintaining a dialogue with those with which we have built a long-standing relationship. Based on the relationships we have solidified over the years, certain of our institutional shareholders provided positive feedback without the desire for a formal meeting. We have made meaningful changes over the past several years to our governance and executive compensation practices in response to insights gained during these discussions.

During all shareholder outreach meetings, we sought input on our overall executive pay programs, as well as emerging topics of expressed shareholder interest. We received many supportive and positive comments on the Company's direction (both from a business growth and governance perspective), and on changes made to our pay and governance programs and our Board and Committee rotation/refreshment, among others. We discussed our continued focus on sustainability efforts, including our Nominating and Governance Committee's assumption of specific oversight responsibility for sustainability matters and our newly created Corporate Social Responsibility role. In addition, our shareholders were very focused on the impact of the COVID-19 pandemic on the Company and our employees, and they were pleased by the level of Board engagement throughout the early days of the pandemic.

As a result of specific feedback from shareholders and to ensure that our programs reflect best practices, we have made meaningful changes to our compensation programs, practices, and disclosures over recent years. In addition, we made changes to our governance practices in response to topics of importance raised by shareholders, as noted below.

Summary of Recent Key Messages and Actions Related to Shareholder Outreach

Topic Discussed	How We Addressed

Pay-for-Performance

•

2020 CEO compensation was structured to be in line with that of a newly elected CEO, and was reduced to approximately 75% of the compensation received by predecessor CEO, to limit the opportunity for there to be a pay-for-performance disconnect. In addition, 83% of CEO compensation (at the target level) is at-risk

•

The 2020 compensation package for our new COO was similarly reset meaningfully lower

•

Notably, our total shareholder return ("TSR") year-over-year was up almost 100%

Impact to our compensation program due to the COVID-19 pandemic

•

No adjustments to the financial targets or metrics under our Annual Incentive Plan or long-term performance-based incentives were made

•

Given the Company's 2020 performance, paid company-wide bonuses to all employees who are not otherwise bonus eligible

•

Provided enhanced financial wellness programs to all employees

Board Composition and Refreshment

•

The average tenure of our Board members is 5.7 years; and, assuming the new slate is approved, over half of our Board members will have a tenure of 8 years or less

•

With our new Board slate, our Board will be 60% diverse, with 40% gender diversity and 30% racial and ethnic diversity

•

In 2020, the members of each of our Committees rotated, including the appointment of new Chairs for each of our three standing Committees

PROXY SUMMARY

Topic Discussed	How We Addressed

ESG/Sustainability

•

In response to shareholder feedback, we amended the Nominating and Governance Committee's charter to add environmental and sustainability duties to its responsibilities

•

Hired a Corporate Social Responsibility professional to spearhead our corporate social responsibility and sustainability efforts together with our internal ESG Steering Council, which is made up of professionals across multiple departments

Review of Peer Group

•

In 2020, our Compensation Committee worked with its independent compensation consultant and management to revise and revamp our peer group so that it more closely reflects the Company's significant growth and the global nature and structure of our business and operations

Diversity, Equity and Inclusion

•

We added a diversity, equity and inclusion objective as an individual performance objective for our named executive officers ("NEOs") under our short-term incentive plan

•

60% of the Board will be diverse, with 30% being racially and ethnically diverse (assuming that all Director nominees are elected at the 2021 Annual Meeting)

•

We launched our Executive and Employee Diversity, Equity and Inclusion Councils to drive our Company's diversity, equity and inclusions initiatives and programs

•

We became a signatory to the CEO Action for Diversity and Inclusion Pledge

Importance of Appropriate Metrics in Short-term Incentive Program

•

For awards granted in 2020, we added a Liquidity performance metric to our AIP to further align our compensation program with our shareholders' interest in the Company maintaining an adequate and appropriate level of liquidity

Favorability of Relative long-term incentive ("LTI") Metrics

•

We maintain a Total Shareholder Return ("TSR") modifier with a thoughtful broad comparator group. We do not provide for upward modification in the event the absolute total shareholder return is negative (even if the Comparative TSR performance achieved would have provided for an upward adjustment)

•

In 2021, payout of the 2018 - 2020 long-term performance awards were reduced as a result of the TSR modifier, as discussed in greater detail on page 63 of this Proxy Statement

Meaningful Share Ownership Guidelines	• We maintain meaningful share ownership requirements for our CEO, executives and Board members to further align the interests of management with those of shareholders

Compensation Structure to Limit Inappropriate Risk Taking

•

Our Compensation Committee together with its independent compensation consultant and management monitors and reviews our executive compensation programs to identify potential sources of material risk within the programs' design and administration

•

The Compensation Committee's independent compensation consultant administers an annual comprehensive risk assessment

We regularly conduct reviews of both our governance and executive compensation practices to ensure that we maintain best practices and enhanced disclosure in our proxy statement and other SEC filings. We have also worked to expand and enhance our public disclosure around the topics of interest to our shareholders during these discussions.

In general, our outreach program has targeted shareholders representing almost 70% of our outstanding shares, with investor discussions occurring throughout the year on relevant topics and on the evolving governance and sustainability landscapes in the off-season and during the proxy season, as appropriate.

PROXY SUMMARY

The diagram below represents our ongoing shareholder outreach process.

Compensation Program that Aligns Pay and Performance

Our compensation programs are designed to drive achievement of our business strategies and to provide competitive opportunities. Accordingly, achievement of most of those opportunities depends on the attainment of certain performance goals tied to Company performance. Our compensation programs are designed to provide compensation that:

1.
Attracts, motivates and retains high-performing executives

2.
Provides performance-based incentives to reward achievement of short- and long-term business goals and strategic objectives, which align with our operating plan, while recognizing individual contributions

3.
Aligns the interests of our executives with those of our shareholders, including by placing more than 83% of our CEO's 2020 total compensation opportunity "at risk"

In making compensation decisions for 2020, the Compensation Committee considered our operating strategy and goals, as well as comments received through our shareholder outreach program. In response to shareholder feedback, we adopted some impactful changes, as described in this summary and the Compensation Discussion and Analysis.

PROXY SUMMARY

The Company's 2020 performance metrics that we believe are important to our shareholders are the same metrics that we used in our incentive plans in 2020:

Strong, Well-Balanced Corporate Governance Practices

Corporate Governance Highlights

We have an abiding commitment to good governance as illustrated by the following practices:

✓
Continued focus on Board refreshment, which has resulted in the addition of two new nominees for election to the Board at the Annual Meeting
✓
Retained an independent third-party search firm that conducted a Board composition study, devised a Board skills criteria matrix to help guide our Board recruitment process over the next several years, and helped recruit two highly-qualified Director nominees for election to the Board at the Annual Meeting
✓
Rotation of Board and Committee Chair positions and Committee composition
✓
Annual review of corporate governance instruments to ensure they reflect best practices
✓
Annually elected directors
✓
Highly qualified, diverse Board with deep industry and cybersecurity experience
✓
Majority voting for the election of directors with a resignation policy
✓
Lead Independent Director with clear, robust responsibilities
✓
100% independent Audit and Finance, Compensation and Nominating and Governance Committees
✓
Regular executive sessions of the independent Directors
✓
Active shareholder engagement program
✓
Overboarding policy in place for Directors regarding public company boards and committees
✓
Regular Director Skills Assessment and Board succession planning

PROXY SUMMARY
✓
Meaningful share ownership guidelines for Directors and Officers
✓
Proxy access available to three year, 3% shareholders for up to 20% of Board
✓
Clear and robust Corporate Governance Principles
✓
Annual "Say on Pay" vote
✓
Anti-hedging/anti-pledging policies for Directors, Officers and employees

Shareholders should note that while the Board does not follow formal age and tenure policies, it is the Board's current expectation that Chairs (Board and Committees) will generally serve from three to five years and that members of the Board will generally serve 10-to-12 years, but not more than 12-to-15 years. Both the Board and the Nominating and Governance Committee review Board and Committee composition, tenure, refreshment, and rotation matters on a regular basis.

Director Leadership Highlights

Board Retirements and New Board Slate.    We continue to make significant and meaningful progress to refresh the leadership and composition of our Board. As described in detail below, Mr. Flynn, our Chairman, will be retiring from the Board at the time of the Annual Meeting and is expected to be replaced in that role by Duncan J. McNabb, who is currently our Lead Independent Director. Jane H. Lute will also be retiring from the Board at such time. Beverly K. Goulet, who possesses extensive senior executive experience in the airline industry, and Carol J. Zierhoffer, who has extensive experience in the information technology and cybersecurity areas, are nominees for election to the Board, and are expected to replace Mr. Flynn and Ms. Lute as Directors. An independent third-party search firm assisted our Nominating and Governance Committee, a special Board search committee, and the full Board in assembling a diverse pool of well-qualified candidates to fill the open Board positions as of the time of the Annual Meeting. The search firm also conducted a board composition study and devised a board skills criteria matrix to help guide our Board recruitment process over the next several years. See below for additional information regarding our Board refreshment efforts.

Board Skills, Qualifications and Diversity.    The charts on diversity, tenure, skills and qualifications appearing below assume that all Director nominees are elected as Directors at the Annual Meeting.

x

PROXY SUMMARY

Board and Committee Oversight of Risk

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing AAWW's approach to risk management. The Board exercises these responsibilities regularly as part of its meetings and also through the Board's three Committees, each of which examines various components of enterprise risk as part of their responsibilities. AAWW's enterprise risk management framework and processes are reviewed regularly.

	Audit and Finance Committee		Compensation Committee		Nominating and Governance Committee

✓	Financial statement integrity and reporting	✓	Executive compensation policies and practices	✓	Governance structure and processes
✓	Legal, regulatory and compliance	✓	Succession planning	✓	Shareholder matters
✓	Internal controls	✓	Human capital management	✓	Board refreshment
✓	Financing and liquidity initiatives	✓	Pilot Profit Sharing	✓	Environmental and sustainability matters
✓	Capital structure

AAWW's management is responsible for assessing and managing AAWW's various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |

  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

GENERAL INFORMATION

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS

May 25, 2021

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of Atlas Air Worldwide Holdings, Inc., a Delaware corporation ("AAWW" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 25, 2021, at 10:00 a.m., Eastern Daylight Time, and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held online, accessed through the site www.meetingcenter.io/228190353. It is expected that this Proxy Statement and the accompanying proxy will first be mailed or delivered to shareholders beginning on or about April 22, 2021. Proxies may be solicited in person, by telephone or by mail, and the costs of such solicitation will be borne by AAWW.

THE COMPANY

AAWW is a leading global provider of outsourced aircraft and aviation operating services. We operate the world's largest fleet of 747 freighters and provide customers with a broad array of 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

AAWW is a holding company with two wholly owned airline operating subsidiaries, Atlas Air, Inc. ("Atlas") and Southern Air, Inc. ("Southern"). We also have a 51% economic interest and a 75% voting interest in Polar Air Cargo Worldwide, Inc. ("Polar"). In addition, we are the parent company of several wholly owned subsidiaries related to our dry leasing services (collectively referred to as "Titan"). Except as otherwise noted, AAWW, Atlas, Southern and Titan (along with all other entities included in AAWW's consolidated financial statements) are collectively referred to herein as the "Company," "AAWW," "we," "us," or "our."

Combined with Polar, AAWW provides ACMI, CMI, Charter and Dry Leasing services to DHL Express ("DHL") in support of DHL's transpacific express, North American, intra-Asian and global networks. Additionally, we fly between the Asia Pacific region, the Middle East and Europe on behalf of DHL and other customers. Atlas also provides incremental charter capacity to Polar and DHL from time to time.

Our primary service offerings include the following:

  •
  ACMI (Aircraft, Crew, Maintenance, and Insurance): We provide outsourced cargo and passenger aircraft operating solutions, including the provision of an aircraft, crew, maintenance, and insurance. Customers assume fuel, demand, and price risk and most other operational fees and costs.

  •
  CMI (Crew, Maintenance, and Insurance): Within ACMI, we also provide outsourced cargo and passenger aircraft operating solutions, generally including the provision of crew, line maintenance, and insurance, but not the aircraft. Customers assume fuel, demand and price risk, and are responsible for providing the aircraft (which they may lease from us), generally responsible for heavy and non-heavy maintenance, and most other operational fees and costs.

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   1

THE COMPANY
  •
  Charter:  We provide cargo and passenger aircraft charter services to customers including the U.S. military Air Mobility Command, brokers, freight forwarders, direct shippers, manufacturers, airlines, sports teams and fans, and private charter customers. The customer generally pays a fixed charter fee that includes fuel, insurance, landing fees, navigation fees, and most other operational fees and costs.

  •
  Dry Leasing:  We provide cargo and passenger aircraft and engine leasing solutions. The customer operates, and is responsible for insuring and maintaining, the flight equipment.

2  |  Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

At our Annual Meeting, the holders of shares of our Common Stock, par value $0.01 per share (the "Common Stock"), will act upon the matters outlined in the notice of meeting at the beginning of this Proxy Statement, in addition to transacting such other business, if any, as may properly come before the meeting or any adjournments or postponements thereof. The shares represented by your proxy will be voted as indicated on your proxy, if properly executed. If your proxy is properly signed and returned, but no directions are given on the proxy, the shares represented by your proxy will be voted:

  •
  FOR the election of the Director nominees named herein, to serve until the 2022 Annual Meeting or until their successors are elected and qualified (Proposal No. 1);

  •
  FOR ratifying the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2021 (Proposal No. 2); and

  •
  FOR the adoption of an advisory vote approving the compensation of our NEOs (the "Say-on-Pay" vote) (Proposal No. 3).

In addition, if any other matters are properly submitted to a vote of shareholders at the Annual Meeting, the accompanying form of proxy gives the proxy holders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by our Board of Directors, or if no recommendation is given, in the proxy holders' discretion.

For additional information regarding our Annual Meeting, see "Additional Information" at the end of this Proxy Statement.

Record Date and Voting Securities

All of our shareholders of record at the close of business on April 5, 2021 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 29,007,024 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. A description of certain restrictions on voting by shareholders who are not "U.S. citizens," as defined by applicable laws and regulations, can be found in "Additional Information — Limited Voting by Foreign Owners" at the end of this Proxy Statement.

Quorum, Vote Required

A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting to have the required quorum for the transaction of business. If the number of shares of Common Stock present in person and by proxy at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

  Proposal No. 1: Election of Directors. In an uncontested election, a Director is elected by a majority of the votes cast (the number of shares voted "For" a Director-Nominee must exceed the number of votes cast "Against" that Director-Nominee). Shares voting "Abstain" or broker non-votes will have no effect on the election of Directors. Brokers, banks, and other nominees have no discretionary voting power in respect of this item.

  Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021. The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy and entitled to vote on this proposal is required to ratify the selection of PricewaterhouseCoopers LLP. Shares voting "Abstain" will have

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   3

ABOUT THE ANNUAL MEETING

  the same effect as a vote "Against" this Proposal 2. Brokers, banks, and other nominees have discretionary voting power in respect of this item.

  Proposal No. 3: Advisory Vote to Approve the Compensation of the Company's NEOs. Because Proposal 3 is a nonbinding, advisory vote, there is no "required vote" that would constitute approval. We value highly the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Shares voting "Abstain" will have the same effect as a vote "Against" this Proposal 3. Broker non-votes will have no effect on this nonbinding advisory vote. Brokers, banks, and other nominees have no discretionary voting power in respect of this item.

Attending the Virtual Annual Meeting

General

We will host the Annual Meeting live solely via the Internet. We have designed the format of the virtual Annual Meeting to ensure that shareholders who attend will be afforded fully comparable rights and opportunities to participate as they would at an in-person meeting.

You may attend the Annual Meeting live online by visiting www.meetingcenter.io/228190353. The Meeting will start at 10:00 a.m. Eastern Daylight Time on Tuesday, May 25, 2021. All shareholders are entitled to attend the Annual Meeting; however, you are entitled to participate, meaning vote and submit questions, at the Annual Meeting only if you were a shareholder of record as of the close of business on the record date of April 5, 2021, or if you were a beneficial owner of AAWW shares as of the record date and you register in accordance with the instructions below.

The virtual Annual Meeting will begin promptly at 10:00 am, Eastern Daylight Time, on Tuesday, May 25, 2021. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. Shareholders are encouraged to access the Annual Meeting prior to the start time and allow ample time to log into the audio webcast and test their computer systems.

Shareholders of Record

If you are a shareholder of record, then you do not need to register to virtually attend and participate in the Annual Meeting. You may attend and participate by accessing www.meetingcenter.io/228190353 and selecting "I have a Control Number." Enter the control number shown on your proxy card and the password for the Meeting, which is AAWW2021. If you cannot locate your proxy card but would still like to attend the Annual Meeting, you can join as a guest by selecting "I am a guest." You should note that guest attendees will not be allowed to vote or submit questions at the Annual Meeting.

Beneficial Owners

If you hold your AAWW shares in "street name," meaning a bank, broker or other nominee is the shareholder of record of your shares, you must register in advance to attend and participate in the virtual Annual Meeting. To register online in advance, you must first obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from your bank, broker or other nominee, please email a scan or image of it to our transfer agent and registrar, Computershare Trust Company, N.A. ("Computershare") at legalproxy@computershare.com with "Legal Proxy" noted in the subject line. If you request a legal proxy from your bank, broker or other nominee, you should note that the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker or other nominee to vote on your behalf and, in that case, you would only be able to vote at the virtual Annual Meeting.

4  |  Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

ABOUT THE ANNUAL MEETING

Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 20, 2021. Upon receipt of your valid proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing www.meetingcenter.io/228190353 and selecting "I have a Control Number." Enter the control number provided by Computershare and the password, which is AAWW2021. If you do not have a legal proxy but would still like to attend the Annual Meeting, you can join as a guest by selecting "I am a guest." Please note that guest attendees will not be allowed to vote or to submit questions at the Annual Meeting.

Submitting a Question at the Virtual Annual Meeting

As part of the virtual Annual Meeting, we will hold a live Q&A session, at which time we intend to answer as many questions as time permits. You can submit questions pertinent to Meeting matters at the virtual Annual Meeting only if you were a shareholder of record of the Company at the close of business on the record date or if you were a beneficial owner as of the record date and you registered in advance in accordance with the instructions appearing above.

If you wish to submit a question, you may log into the virtual Annual Meeting website at www.meetingcenter.io/228190353 beginning 15 minutes before the start of the virtual Annual Meeting and submit your questions online. You will also be able to submit your questions during the Annual Meeting. To submit a question, you will need your control number and the meeting password, which is AAWW 2021. Once past the login screen, click on the "Messages" icon at the top of the screen and submit your question. In accordance with the rules of procedure, a copy of which will be available on the virtual Annual Meeting website, only questions pertinent to the Meeting or of concern to shareholders generally will be answered, subject to any time constraints that may be specified in the rules of procedure. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Any questions that cannot be answered due to time constraints can be submitted to InvestorRelations@atlasair.com.

Voting at the Virtual Annual Meeting

If you are a shareholder of record (i.e., you hold your shares registered in your name through Computershare), you can vote your shares in one of two ways: either by proxy or if you attend the Annual Meeting online, during the Annual Meeting.

If you choose to vote by proxy, you should complete, date and sign your proxy card and return it in the pre-paid envelope provided.

You may also vote your shares online while attending the virtual Annual Meeting by visiting www.meetingcenter.io/228190353. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online, your shares will be voted as directed by you.

If your AAWW common shares are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares via the internet or by phone if the bank, broker or other nominee offers these options to you or by completing, dating, signing and returning a voting instruction form. Your bank, broker or other nominee will send you instructions on how to submit your voting instructions for your shares of our Common Stock. Shareholders are encouraged to vote and submit proxies in advance of the meeting.

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   5

ABOUT THE ANNUAL MEETING

If you are the beneficial owner of AAWW common shares and you plan to attend and participate (i.e., vote and/or submit questions) in the Annual Meeting, please see "Attending the Annual Meeting" above for information on how to register in advance.

Technical Questions

If you encounter difficulties accessing the virtual Annual Meeting, click the "Additional Information" button on the Meeting Center login page for assistance. If you encounter difficulties after accessing the Meeting, click the "Help" button in the upper right-hand corner of the Meeting page for assistance.

Replay of the Virtual Annual Meeting

A replay of the virtual Annual Meeting will be made available publicly 24 hours after the virtual Annual Meeting at www.meetingcenter.io/228190353. If prompted for a password, please enter AAWW2021. The replay will be available for one year.

6  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board has nominated ten persons to stand for election at the 2021 Annual Meeting and to hold office until the next Annual Meeting. All nominees are currently Directors elected at the 2020 Annual Meeting, except for Ms. Goulet and Ms. Zierhoffer, who are new Director candidates.

The Nominating and Governance Committee has recommended the ten nominees for nomination by the Board after an evaluation of the size and composition of the Board and a review of each member's skills, characteristics, and independence. The Board believes that each of the nominees brings strong skills, background, experience, and industry expertise to the boardroom, giving the Board as a group the appropriate balance of skills needed to exercise its oversight responsibilities and composition that aligns with our long-term strategy. The Board further believes that diversity with respect to gender, race and ethnicity, background, professional experiences and perspectives are important elements in the Board selection process. To underscore its commitment to Board diversity, the Nominating and Governance Committee charter provides that such diversity (including gender, race, and ethnicity) should be a factor in assessing the Board's core competencies as a whole. Both the Nominating and Governance Committee and the full Board will therefore consider attributes such as race, ethnicity, gender, cultural background and professional experience when reviewing candidates for the Board and in assessing the Board's overall composition.

We have an effective process in place for seeking out, evaluating and recommending potential candidates for election to the Board. The Board recognizes the importance of evaluating Board refreshment on an annual basis within the context of our overall business strategy. The Nominating and Governance Committee regularly considers the size and composition of the Board by considering the diversity, background, experience, and tenure of our Board members. Discussions are held throughout the year covering Director tenure and the skill sets then-currently represented by the incumbent Directors. These discussions are supported by a formal annual evaluation process that identifies areas of opportunity, including the need to add new members with unique expertise and experiences that the Nominating and Governance Committee and the Board believe will benefit the Company and the Board as a whole.

Through this process, which is described in greater detail below, the Nominating and Governance Committee, with the assistance of an independent third-party search firm, has determined to recommend, and the Board to nominate, Beverly K. Goulet, who has significant senior executive experience in the aviation industry, and Carol J. Zierhoffer, who has extensive information technology and cybersecurity experience, for election as Directors of the Company at the Annual Meeting. These two nominees can be expected to bring a fresh perspective and added skills and experience to help the Board effectively oversee management and to implement the Company's long-term strategy.

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce the number of Directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, Directors are expected to be elected to hold office until the 2022 Annual Meeting or until their successors are elected and qualified, as provided in our By-Laws.

Because this election is not a contested election, each Director will be elected by the vote of the majority of the votes cast when a quorum is present. A "majority of the votes cast" means that the number of votes cast "for" a Director exceeds the number of votes cast "against" that Director. "Votes cast" excludes abstentions and any votes withheld by brokers in the absence of instructions from street name holders ("broker non-votes").

It is the policy of the Board that, as a condition of nomination, each incumbent Director nominated has submitted to the Secretary of the Company an irrevocable contingent resignation. This resignation will be effective only if (i) the nominee fails to receive a majority of the votes cast in an uncontested election and (ii) the Board accepts such resignation within 60 days following the certification of the election results.

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   7

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Retiring Directors

William J. Flynn and Jane H. Lute, Directors of the Company since 2006 and 2018, respectively, are retiring from the Board and will not stand for reelection at this year's Annual Meeting. The Board wishes to thank Mr. Flynn and Ms. Lute for their service, leadership and dedication to the Company and to recognize the numerous contributions they have made during their time on the Board. Their experience and knowledge of the Company have been highly valued.

Bill Flynn joined the Company and served as our President and Chief Executive Officer from June 2006 to December 2019. He has been a Director since April 2006 and Board Chairman from August 2019 to the present. During his tenure at AAWW, Bill led the Company's transformation by helping devise and execute a multiyear strategy that diversified our operations and that are committed to the express, e-commerce and other fast-growing markets. His legacy is one of extraordinary growth in terms of revenue and financial strength. His business acumen, extensive knowledge of, and experience in, supply chain management and freight transportation, strategic vision and leadership qualities were an asset to the Company. As further discussed below, Duncan J. McNabb, currently our Lead Independent Director, is expected to succeed Mr. Flynn as Chairman at the time of the Annual Meeting.

Jane Lute joined the Board in 2018. During her time on the Board, she has brought significant leadership experience and qualities to the Board, having managed large, complex organizations over the course of her lengthy and distinguished career. Both the Board and management have benefited greatly from her expertise in cybersecurity and public policy matters. Her judgement, counsel and unique blend of insights and capabilities were invaluable to our Board.

Director Core Competencies

Board Composition and Nomination Considerations

Our Board strives to maintain an appropriate balance of experience, tenure, diversity, leadership, skills and qualifications that are of importance to our Company and the execution of our strategy. Given the diversity of our business operations, it is important to bring together Directors with differing experiences, perspectives and backgrounds to ensure proper oversight of the interests of our Company and our shareholders.

The Nominating and Governance Committee works with the full Board to determine the qualifications, skills, and experiences it believes are most relevant and responsive to the needs of our business. The Nominating and Governance Committee and the Board was assisted in 2020 by an independent third-party consulting firm in making these determinations. In doing so, the Nominating and Governance Committee takes into account a number of factors, including:

  •
  Evolving strategic priorities;

  •
  Existing characteristics of our Board, including tenure and diversity;

  •
  Results of our annual Board and Committee self-evaluations; and

  •
  Shareholder feedback sought as part of a robust outreach program.

Board Refreshment, Evaluation and Recent Board Expansion

The Board of Directors and the Nominating and Governance Committee have a process in place for seeking out, evaluating and recommending potential candidates for election to the Board. Pursuant to that process, the full Board, under the guidance of the Nominating and Governance Committee, undertakes a thorough review of the skills, qualifications and tenure of our incumbent Directors, as well as the size of the Board, in the context of our long-range strategic plan, consistent with our governance principles, and taking into account feedback from shareholder outreach. The Board then reviews in detail the makeup, experience, skills, and qualifications of our then-incumbent Directors and identifies only new areas of subject-matter expertise that would enhance the overall strength of our

8  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

current Board and the ability of the Company to execute its long-term strategic plan. The results of these evaluations and the meaningful and tangible feedback generated are also considered by the Board and the Committee in searching for and evaluating nominees who could (1) add new and different areas of subject-matter expertise to the Board consistent with our growing Company and long-term strategy, and (2) strengthen the overall effectiveness of the Board. Board candidates are found internally or through our use of an independent third-party search firm. Through this process, the Nominating and Governance Committee, with the assistance of an independent third-party search firm, has determined to recommend, and the Board to nominate, Beverly K. Goulet, who has significant senior executive experience in the aviation industry, and Carol J. Zierhoffer, who has extensive information technology and cybersecurity experience, for the election as Directors of the Company.

We believe that we have established and maintained highly desirable processes to ensure that we provide for thoughtful and timely Board refreshment. These processes were employed to refresh the Board by adding two new nominees for election to the Board at the Annual Meeting.

Director Skills and Experience

Our Board selected Director nominees based on their diverse skills, qualifications, backgrounds and expertise, which the Board believes will collectively provide for the effective oversight of the Company. The chart below depicts the current skills, qualifications, and expertise represented on our Board.

We view each of the skillsets discussed in the above chart to be essential to the effective oversight of the Company, as discussed further below.

  •
  Capital Structure: Background and experience in capital structure and allocation to help the Board make informed decisions regarding the funding of our operations

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   9

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
  •
  Civil & Governmental Aviation: Background and experience in commercial aviation and the impact of governmental regulation on the industry to help the Board deepen its understanding of the markets in which we operate

  •
  Corporate Governance: Experience and knowledge of public-company governance issues and policies and governance best practices to support our goal to operate ethically, with accountability and transparency

  •
  Current/Previous Senior Executive Experience: Business and strategic management experience from service in a significant leadership position such as a CEO or CFO or other senior leadership role to help us drive business strategy, growth and performance

  •
  Cybersecurity & Information Technology: Experience in technology, innovation or cybersecurity, particularly as a senior executive, to assist us as we seek to identify and address the impact of technology on our business and our long-term success

  •
  Finance, Accounting & Risk Management: Background and experience in finance, accounting, financial reporting or risk management to support the Board in providing effective financial oversight over a growing and increasingly complex organization

  •
  Global Operations: Experience doing business internationally or focused on international issues and operations and exposure to markets, economies and cultures outside the U.S. that provides the Board with a diversity of perspectives in its decision-making

  •
  International Trade: Experience in the international exchange of goods and services whose economic, social and political importance are on the rise and that are taking on a larger role in the Board's practical understanding in Company decision-making and strategy

  •
  Legal, Regulatory & Governmental Affairs: Experience in legal, regulatory and governmental affairs, including as part of a business and/or through positions with governmental organizations, helps the Board understand legal risks and contributes to its understanding of the regulatory landscape and working with governmental agencies

  •
  Mergers & Acquisitions: Experience that provides the Board with insight into developing and implementing strategies for our growing business

  •
  Military Affairs: Experience in military matters to help the Board understand and oversee the development of our business and relationship with the Air Mobility Command, United States Transportation Command other government-related operations

  •
  Public-Company Board Experience: Experience acquired on other boards to help the Board oversee an ever-changing mix of strategic, operational and compliance-related matters

  •
  Sales & Marketing: Experience to help the Board oversee the identification and development of new markets for our services and related goods

  •
  Strategic Planning: Experience and background in strategic planning to help the Board define and prioritize our direction, communicate our message and ensure organizational alignment that reflects a shared vision of the Company's role, values and priorities

  •
  Supply Chain & Procurement: Experience in sourcing and managing the flow of goods and services to help us maximize customer value and to gain a competitive advantage in the marketplace

  •
  Transportation: Experience in our business and industry that contributes to the Board's understanding in defining and prioritizing our strategy and key issues most impactful to our business

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ON THE IMMEDIATELY FOLLOWING PAGES.

10  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Director

Duncan J. McNabb

Lead Independent Director
Age: 68
 Director since: 2012

Committees:
    Audit and Finance
    Nominating and Governance

Other Public Company Directorships:
    AAR Corp.

Previous Public Company Directorships (last 5 years):
    None

Other Activities:
    Chairman of the Airlift/Tanker
    Association
    Chairman of Government Security
    Committee of AT Kearney Public
    Sector & Defense Services
    Co-Founder and Managing
    Partner of Ares Mobility
    Solutions, Inc.
    Director of Elbit Systems of
    America
    Former director of AdvanTac
    Technologies

Background: General Duncan J. McNabb, U.S. Air Force (retired), served as Commander of the United States Air Mobility Command from 2005 to 2007 and Commander of the United States Transportation Command (USTRANSCOM) from 2008 until his retirement from the Air Force in December 2011. USTRANSCOM is the single manager for air, land, and sea transportation for the Department of Defense (DOD). He also served as DOD's Distribution Process Owner, overseeing DOD's end-to-end supply chain, transportation, and distribution to our armed forces worldwide. General McNabb commanded more than $56 billion in strategic transportation assets, over 150,000 service personnel and a worldwide command-and-control network. A graduate of the United States Air Force Academy and Air Force pilot, he flew more than 5,600 hours in transport and rotary aircraft. General McNabb has held command and staff positions at squadron, group, wing, major command, and DOD levels. During his over 37-year military career, General McNabb also served as the Air Force Deputy Chief of Staff for Plans and Programs with responsibility for all Air Force programs and over $500 billion in funding over the Air Force's Five-Year Defense Plan (FYDP). He later served as Director of Logistics on the Joint Staff and was responsible for operational logistics and strategic mobility support. Before his final command at USTRANSCOM, Mr. McNabb served as the 33rd Vice Chief of Staff of the Air Force. Following retirement, General McNabb has served on a number of public, private, and not-for-profit boards and has provided strategic consulting services.

Board Skills and Qualifications: Civil and Governmental Aviation; Corporate Governance; Cybersecurity and Information Technology; Global Operations; International Trade; Legal, Regulatory and Government Affairs; Military Affairs; Supply Chain and Procurement; Public-Company Board Experience; Strategic Planning; Transportation and Security

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   11

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Timothy J. Bernlohr

Independent Director
Age: 62
 Director since: 2006

Committees:
    Audit and Finance
    Compensation (Chair)

Other Public Company Directorships:
    WestRock Company
    International Seaways, Inc.
    Skyline Champion Corporation

Previous Directorships (last 5 years):
    Chemtura Corporation
    The Cash Store Financial
    Services, Inc.
    Overseas Shipholding Group, Inc.
    Rock-Tenn Company

Background: Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project-specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services (TJB Management Consulting is a privately held business). Mr. Bernlohr founded the consultancy in 2005. Mr. Bernlohr was President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture, and marketing of rubber and plastic materials to the automotive, construction, and industrial markets, until it was sold in 2005. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products divisions of Armstrong World Industries, where he served in a variety of management positions.

Board Skills and Qualifications: Capital Structure; Corporate Governance; Finance, Accounting and Risk Management; Legal, Regulatory and Government Affairs; Mergers and Acquisitions; Current/Previous Senior Executive Experience; Supply Chain and Procurement; Sales and Marketing; Strategic Planning; Transportation and Security

12  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Charles F. Bolden, Jr.

Independent Director
Age: 74
 Director since: 2017

Committees:
    Audit and Finance
    Compensation

Other Public Company Directorships:
    None

Previous Public Company Directorships (last 5 years):
    None

Other Activities:
    Director of Blue Cross/Blue
    Shield of South Carolina
    Member of the Advisory
    Committees of the UAE Space
    Agency and the Kingdom of
    Saudi Arabia Space Commission

Background: Major General Charles F. Bolden, Jr., Retired, U.S. Marine Corps, served as the 12th Administrator of the National Aeronautics and Space Administration (NASA) from July 2009 to January 2017. As Administrator, he led a nationwide NASA team to advance the missions and goals of the U.S. space program. General Bolden's 34-year career with the U.S. Marine Corps also included 14 years as a member of NASA's Astronaut Office. After joining the Office in 1980, General Bolden traveled to orbit four times aboard the space shuttle between 1986 and 1994, commanding two of the missions and piloting two others. His flights included deployment of the Hubble Space Telescope and the first joint U.S.-Russian shuttle mission, which featured a cosmonaut as a member of his crew. General Bolden left NASA in 1994 and returned to the operating forces of the Marine Corps. His final duty was as Commanding General of the 3rd Marine Aircraft Wing, Miramar, Calif.

Board Skills and Qualifications: Civil and Governmental Aviation; Corporate Governance; Cybersecurity and Information Technology; Global Operations; Military Affairs; Public-Company Board Experience; Strategic Planning; Transportation and Security

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   13

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

John W. Dietrich

President and CEO
Age: 56
 Director since: 2020

Other Public Company Directorships:
    None

Previous Public Company Directorships (last 5 years):
    None

Other Activities:
    Chairman of the National Defense
    Transportation Association
    Director of Airlines for America
    Director of the National Air Carrier
    Association

Background: Mr. Dietrich became our President and Chief Executive Officer in January 2020. He was also elected to our Board of Directors at such time. Prior to January 2020, he served as our President and Chief Operating Officer from July 2019 and our Executive Vice President and Chief Operating Officer from September 2006. During the period of March 2003 to September 2006, Mr. Dietrich held a number of senior executive positions in the Company, including Senior Vice President, General Counsel, Chief Human Resources Officer, Corporate Secretary, head of the Corporate Communications function, and President of Atlas Air, Inc. Mr. Dietrich joined Atlas in 1999 as Associate General Counsel. Prior to joining us, he was a litigation attorney at United Airlines from 1992 to 1999, where he focused on employment and commercial litigation issues. He also serves as Chairman of the National Defense Transportation Association, a director of Airlines for America, and a director of the National Air Carrier Association. Mr. Dietrich earned a Bachelor's of Science degree from Southern Illinois University and received his Juris Doctorate, cum laude, from the University of Illinois at Chicago John Marshall Law School. He is a member of the New York, Illinois and Colorado Bars.

Board Skills and Qualifications: Capital Structure; Civil and Governmental Aviation; Corporate Governance; Current/Previous Senior Executive Experience; Global Operations; International Trade; Legal Regulatory and Government Affairs; Mergers and Acquisitions; Military Affairs; Strategic Planning; Supply Chain and Procurement; Transportation and Security

14  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Beverly K. Goulet Independent Director Age: 66 New Director Nominee Other Public Company Directorships: Xenia Hotels & Resorts, Inc. Other Activities: Director, Rolls-Royce Holdings plc

Background: Ms. Goulet served as Senior Vice President and Chief Integration Officer of American Airlines Group Inc. ("American") from 2013 through November 2015 and Executive Vice President and Chief Integration Officer from December 2015 until her retirement from American in June 2017. Ms. Goulet was also the Chief Restructuring Officer of American from 2011 to 2013 and Vice President — Corporate Development and Treasurer from 2002 to 2013. Prior to joining American, Ms. Goulet practiced corporate and securities law for 13 years. She received a Bachelor's degree and a Juris Doctor from the University of Michigan.

Board Skills and Qualifications: Capital Structure; Civil and Governmental Aviation; Corporate Governance; Current/Previous Senior Executive Experience; Finance, Accounting and Risk Management; Global Operations; Legal, Regulatory and Government Affairs; Mergers and Acquisitions; Public Company Board Experience; Strategic Planning; Transportation and Security

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   15

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Bobby J. Griffin

Independent Director
Age: 72
Director since: 2016

Committees:
    Compensation
    Nominating and Governance
    (chair)

Other Public Company Directorships:
    Hanesbrands Inc.
    United Rentals, Inc.
    WESCO International, Inc.

Previous Public Company Directorships (last 5 years):
    None

Background: Mr. Griffin served as President — International Operations for Ryder System, Inc., a global provider of transportation, logistics and supply chain management solutions from 2005 to 2007. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder, including as Executive Vice President — International Operations from 2003 to 2005 and Executive Vice President — Global Supply Chain Operations from 2001 to 2003. Prior to Ryder, Mr. Griffin was an executive at ATE Management and Service Company, Inc., which was acquired by Ryder in 1986.

Board Skills and Qualifications: Corporate Governance; Current/Previous Senior Executive Experience; Global Operations; International Trade; Mergers and Acquisitions; Public-Company Board Experience; Supply Chain and Procurement; Strategic Planning; Transportation and Security

16  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Carol B. Hallett

Independent Director
Age: 83
 Director since: 2006

Committees:
    Compensation
    Nominating and Governance

Other Public Company Directorships:
    None

Previous Public Company Directorships (last 5 years):
    None

Other Activities:
    Of Counsel, U.S. Chamber of
    Commerce
    Current member of the Customs
    Oversight Advisory Committee
    Former director of GAS
    Government Solutions, Inc.
    Former director, Rolls-
    Royce North America

Background: Ms. Hallett has been of counsel at the U.S. Chamber of Commerce since 2003 and served as a member of the U.S. Chamber Foundation Board of Directors from 2003 to 2015. From 1995 to 2003, Ms. Hallett was President and Chief Executive Officer of the Air Transport Association of America (ATA), the nation's oldest and largest airline trade association, now known as the Airlines for America (A4A). Prior to joining the ATA, Ms. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from 1993 to 1995. From 2003 to 2004, she was chair of Homeland Security at Carmen Group, Inc., where she helped develop the homeland security practice for the firm. From 1986 through 1989, Ms. Hallett served as United States Ambassador to the Commonwealth of the Bahamas. From 1989 to 1993, she was Commissioner of the United States Customs Service.

Board Skills and Qualifications: Civil and Governmental Aviation; Global Operations; International Trade; Legal, Regulatory and Government Affairs; Military Affairs; Supply Chain and Procurement; Public-Company Board Experience; Strategic Planning; Transportation and Security

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   17

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Sheila A. Stamps

Independent Director
Age: 63
 Director since: 2018

Committees:
    Audit and Finance (Chair)

Other Public Company Directorships:
    CIT Group, Inc. and its wholly-
    owned subsidiary, CIT Bank N.A.
    Pitney Bowes Inc.
    Forest Road Acquisition Corp.

Previous Public Company Directorships (last 5 years):
    None

Other Activities:
    Director of IES Abroad
    Former Commissioner and Audit
    Committee Chair of the New York
    State Insurance Fund Board
    Advisory Services Faculty
    Member of the National Association
    of Corporate Directors (NACD)
    NACD Board Leadership Fellow

Background: Ms. Stamps has a diversity of strategic and financial experience, including governance oversight of aviation businesses. She previously served as Executive Vice President at DBI, LLC, a private mortgage investment company, from 2011 to 2012. She served from 2008 to 2011 as Director of Pension Investments and Cash Management at New York State Common Retirement Fund, and from 2004 to 2005 as a Fellow at the Weatherhead Center for International Affairs at Harvard University. Prior to this, Ms. Stamps served as a Managing Director and Head of Relationship Management, Financial Institutions at Bank of America. From 1982 to 2003, she held a number of executive positions both domestic and international with Bank One Corporation (now JPMorgan), including Managing Director and Head of European Asset-Backed Securitization and a member of the EMEA Strategic Operating Committee. Ms. Stamps holds an MBA from the University of Chicago and a CERT Certificate in Cybersecurity from Carnegie Mellon.

Board Skills and Qualifications: Capital Structure; Corporate Governance; Cybersecurity and Information Technology; Finance, Accounting and Risk Management; Mergers and Acquisitions; Regulatory and Government Affairs; Sales and Marketing; Strategic Planning; Current/Previous Senior Executive Experience; Public-Company Board Experience

18  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

John K. Wulff

Independent Director
Age: 72
 Director since: 2016

Committees:
    Audit and Finance
    Compensation

Other Public Company Directorships:
    Celanese Corporation
    Hexion Holdings Corporation

Previous Public Company Directorships (last 5 years):
    Chemtura Corporation
    Moody's Corporation

Other Activities:
    Former Financial Accounting
    Standards Board member

Background: Mr. Wulff is the former Chairman of the board of directors of Hercules Incorporated, a specialty chemicals company, a position he held from July 2003 until Ashland Inc.'s acquisition of Hercules in November 2008. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation, a chemical and polymers company, from 1996 to 2001. During his 14 years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG LLP and predecessor firms from 1977 to 1987.

Board Skills and Qualifications: Finance, Accounting and Risk Management; Current/Previous Senior Executive Experience; Governmental and Regulatory; Capital Structure; Corporate Governance; Global Operations; Mergers and Acquisitions; Public- Company Board Experience; Strategic Planning

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   19

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Carol J. Zierhoffer

Independent Director
Age: 60

New Director Nominee

Other Public Company Directorships:
    Allscripts Healthcare
    Solutions, Inc.

Previous Directorships (last 5 years):
    MedAssets, Inc.

Other Activities:
    Director, Vizient Inc.
    Executive Advisory Board
    Member,
    OpsCruise
    Founding Board Member,
    A Little Compassion

Background: Ms. Zierhoffer has over 30 years of experience in the information technology industry. Most recently and until her retirement in October 2019, Ms. Zierhoffer served as the Senior Vice President and Global Chief Information Officer at Bechtel Corporation ("Bechtel"), where she oversaw Bechtel's Global Information Systems & Technology organization with responsibility for Bechtel's business and technology solutions, cybersecurity, infrastructure and operations, big data and analytics, innovation, emerging technology and knowledge management for Bechtel's business lines and projects worldwide. Additionally, Ms. Zierhoffer served as Vice President and Global Chief Information Officer of Xerox Corporation from 2012 through 2013, Vice President and Global Chief Information Officer of ITT Corporation from 2008 through 2011 and Vice President and Chief Information Officer of three Northrop Grumman Corporation sectors — Electronics, Information Technology and Mission Systems — from 2002 through 2008.

Board Skills and Qualifications: Civil and Governmental Aviation; Corporate Governance; Current/Previous Senior Executive Experience; Cybersecurity and Information Technology; Finance, Accounting and Risk Management; Global Operations; International Trade; Mergers and Acquisitions; Public Company Board Experience; Strategic Planning; Supply Chain and Procurement

20  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Our Board held 16 meetings in 2020. Pursuant to Board policy, Directors are expected to attend all Board and Committee meetings, as well as our annual meeting of shareholders. Each Director attended more than 75% of the meetings of the Board and committees of the Board on which such Director serves. All of the current Directors attended the 2020 Annual Meeting.

Board Leadership Structure

We have maintained separate roles for the Chairman of the Board and the CEO for over 15 years. While we do not have a formal policy in place with respect to separating or combining the positions of Chairman and CEO or having an independent Chairman, the Board evaluates its leadership structure on a periodic basis to ensure it aligns with the evolving circumstances and needs of the Company. The Board believes that its current structure as described below is in the best interest of the Company and its shareholders at this time. Notwithstanding the foregoing, on an interim basis following the passing of our late Chairman, Robert F. Agnew, in August 2019, our then CEO, William J. Flynn, held the positions of Chairman of the Board and CEO until he retired from his role as CEO in December 2019. As previously noted, Mr. Flynn will be stepping down as Chairman and retiring from the Board at the time of the Annual Meeting. Duncan J. McNabb, currently our Lead Independent Director, is expected to be elected Chairman of the Board, effective as of the date of the Annual Meeting, and to succeed Mr. Flynn in that role. At such time, the position of Lead Independent Director is expected to become vacant.

The Board of Directors currently consists of ten Directors, eight of whom are considered independent under the existing rules of the NASDAQ and the SEC. The current Chairman of the Board, William J. Flynn, who is our former President and Chief Executive Officer, and John W. Dietrich, our current President and Chief Executive Officer, are not considered independent Directors. To ensure that the Board maintains strong and independent oversight of a focused and effective management team during times when the Board Chair is not independent, the Board created the position of Lead Independent Director. Duncan J. McNabb has filled that position since mid-2019. The Board believes that General McNabb is well qualified to serve as our Lead Independent Director based on his strong leadership qualities and his extensive experience in the areas of civil and governmental aviation, military affairs, operational logistics, and supply chain and procurement. When he retired from the U.S. Air Force in December 2011, General McNabb was Commander of the United States Transportation Command, the single manager for air, land and sea transportation for the U.S. Department of Defense. He commanded more than $56 billion in strategic assets, over 150,000 service personnel and a worldwide command-and-control network. The Board further believes that these same skills, qualities and attributes will enable General McNabb to serve effectively as Board Chairman.

Our Board is structured to promote independence whether or not the Chairman is a member of executive management. The entire Board, with the exception of Messrs. Flynn and Dietrich, are independent Directors, and the Audit and Finance, Compensation, and Nominating and Governance Committees are comprised entirely of independent Directors. The independent Directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Flynn, Mr. Dietrich or other members of management.

In addition, under our Corporate Governance Principles, the independent Directors serving on the Board annually designate a Lead Independent Director to provide leadership to the non-management members of the Board and to work with the Chairman and the President and the Chief Executive Officer to provide effective and independent oversight of our management and affairs.

The duties of the Chairman of the Board, the Chief Executive Officer and the Lead Independent Director are described below and are set forth in our By-Laws and Corporate Governance Principles.

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   21

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Chairman of the Board

✓
Presides over meetings of the Board
✓
Presides over meetings of shareholders
✓
Guides Board discussions and facilitates discussions between the Board and management
✓
Performs such other duties as may be assigned by the Board

Chief Executive Officer

✓
Responsible for the affairs of the Company, subject to the overall direction and supervision of the Board and its Committees
✓
Leads the development and implementation of the Company's short-and long-term strategy
✓
Oversees all elements of the Company's business in accordance with the direction established in the Company's strategic plan
✓
Builds and leads the Senior Management Team
✓
Creates, implements, and communicates the Company's vision, mission and overall direction
✓
Ensures that the Company maintains a high level of social responsibility wherever it does business
✓
Communicates, on behalf of the Company, with shareholders, customers and other stakeholders, governmental authorities, and the public
✓
Represents the Company in respect of civil and professional responsibilities and activities in the local community and at the state and national levels
✓
Participates in industry-related events and associations that will enhance the Company's reputation and potential for success

Lead Independent Director (when non-independent Chair)

✓
Chairs all meetings of the Board at which the independent Chairman of the Board is not present
✓
Chairs meetings of the independent Directors of the Board and independent Director executive sessions and briefs the Chairman of the Board and senior management (as appropriate) on issues arising from these meetings and executive sessions
✓
Helps to formulate meeting agendas, schedules, and materials provided to the Board
✓
Calls meetings of the independent Directors of the Board, as necessary or appropriate
✓
Works with the Chairman of the Nominating and Governance Committee to oversee the annual Board self-evaluation process
✓
In coordination with the Chairman of the Board and the Compensation and Nominating and Governance Committees, reviews succession plans for the CEO and other senior executives, as appropriate
✓
Communicates with major shareholders of the Company, as appropriate
✓
Helps to build consensus and encourages a culture of engagement, open dialogue and transparency
✓
Has such other responsibilities and authority as the Board may determine from time to time

22  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Board Effectiveness and Annual Assessment

The Board is focused on enhancing its performance through a rigorous assessment process of the effectiveness of the Board and its Committees with a view to increasing shareholder value. We have designed our Board evaluation process to solicit input and perspective from all our Directors on various matters, including, but not limited to:

•
Effectiveness of the Board and its operations

•
Board leadership structure

•
Board composition, including the Directors' capabilities, experiences and knowledge

•
Quality of Board interactions

•
Effectiveness of Board Committees

•
Efficiency of Board and Committee meetings

•
Effectiveness of the evaluation process itself

As set forth in its charter, the Nominating and Governance Committee oversees the Board and Committee evaluation process. The process includes written evaluation forms that assess the effectiveness of the Board and its standing Committees and that provide feedback on an unattributed basis. Candid, one-on-one discussions between the Chairman of the Nominating and Governance Committee and each of the other Board members are also conducted and provide additional individual feedback.

Periodically, we may employ the services of an independent third party to facilitate our annual evaluations of the Board and its three standing Committees (Audit and Finance, Compensation and Nominating and Governance). Regardless of whether an independent party is involved in the evaluation process, the results of the assessments are compiled without attribution into a single form and sent to the Directors for a full Board assessment and to each Committee member, for those Committees on which they serve, to identify areas for future improvement. The evaluation results and the feedback received are used to update policies and practices as appropriate. Several examples include the recent amendments to our Committee Charters and Corporate Governance Principles, the rotation of both our Committee Chairs and Committee memberships, a greater focus on diversity at all levels, improved time management at Board and Committee meetings, and a decision to hold executive sessions both at the beginning and end of Board meetings, among others.

The feedback from the assessment process is also considered by the Nominating and Governance Committee and the full Board when searching for and evaluating future Board nominees to help ensure we are adding the proper mix of subject-matter expertise and perspective consistent with the needs of our growing company and our long-term strategy. The 2020 Board assessment reflected the very positive views held by the Directors on the Board refreshment process currently in place at the Company. Results of the 2020 assessment also reflected the Board's belief that future Board candidates should possess airline industry experience, financial expertise (including M&A), chain management experience or international experience. There was also a call to consider using an independent search firm rather than relying solely on internal recommendations to identify and recruit new Directors. The Nominating and Governance Committee and the Board used this feedback in retaining an independent third-party search firm to perform a composition study of the Board, to develop a Board skills criteria matrix to help with future recruitment of Directors and to eventually assist it in helping to find candidates with senior executive experience in the airline industry and with information technology and cybersecurity experience to help fill the skills and experience gaps expected to be created by the departure of Mr. Flynn and Ms. Lute from the Board.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Board Refreshment, Evaluation and Recent Expansion

We recognize the importance of Board refreshment being evaluated on an ongoing basis within the context of our overall business strategy. The Nominating and Governance Committee regularly considers the size and composition, including consideration of diversity, background, experience, and tenure, of the Board and how its members change over time. Discussions are held throughout the year covering Director tenure and the skill sets then currently represented by the incumbent Directors. These discussions are supported by a formal evaluation process that identifies areas for improvement, including the need to add new members with unique expertise and experience which the Nominating and Governance Committee believes will benefit the Company and the Board as a whole.

Through this process, we added six new Directors over the last five years, including most recently Ms. Stamps, and our two Director nominees, Ms. Goulet and Ms. Zierhoffer. These new Directors bring a fresh perspective and added skills and experience to help the Board effectively oversee management and the implementation of the Company's long-term strategy.

The Board believes that, on balance, mandatory retirement and term limits would sacrifice the contributions of Directors who have been able to develop increasing insight into our strategy and operations over time, and thus has not established a mandatory retirement age or term limits. As noted above, the Nominating and Governance Committee evaluates the qualifications and performance of each incumbent Director before recommending his or her nomination for an additional term. Additionally, our Corporate Governance Principles provide that any Director who has a significant change in his or her job responsibilities must submit a letter of resignation from the Board, which allows the Board to review the continued appropriateness of the Director's membership on the Board in light of the changed circumstances.

24  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

In late 2020, the Board retained an independent third-party search firm (the "Search Firm") to conduct a composition study of the AAWW Board to provide a fresh, objective assessment of the Board's composition. The objective of the study was to ensure that the Board was well-positioned for the future and well-aligned with the Company's long-term business strategy and that the Board's succession plan was well informed by best practices. The Search Firm conducted a review of the Company's long-term strategy, as well as an investor governance priorities review and peer benchmarking, all of which were centered on governance and board composition. The Search Firm interviewed members of the Board and select members of senior management. Through these reviews and interviews, the Search Firm assessed the Board's overall strengths and potential future opportunities. The Search Firm was assisted in its efforts by a special committee of Directors consisting of Messrs. Flynn, Griffin, McNabb and Dietrich (the "Search Committee"). Based on the Search Firm's detailed work product and input from the Search Committee, the Search Firm developed a board skills criteria matrix to help guide Board recruitment over the next several years.

General/Functional Experience:	Industry Expertise:
✓ Recent/Current Public Company CEO	✓ Commercial Aviation Expertise
✓ Financial Expertise	✓ Cargo and Freight Operations
✓ Consumer Supply Chain Experience	✓ Digital Technology Expert
✓ Global Business Experience	✓ Other Transportation/Travel Logistics
✓ Transformation and Growth Leader

The Search Firm's initial focus was to locate potential candidates with aviation executive experience. The search was expanded shortly thereafter to include potential candidates with technology and cybersecurity experience. The Board was also solicited for potential candidate recommendations. Several Board members provided recommendations, which were forwarded to the Search Firm for its consideration. The Search Committee also had a regular cadence of discussions and update meetings with the Search Firm to review current candidates, to consider new candidates and to receive follow-up details from the Search Firm on their discussions with prospective Board members.

The Search Committee's work with the Search Firm ultimately resulted in a short list of highly qualified candidates with extensive experience as senior executives in either the aviation industry or in the IT/ cybersecurity fields. From these candidate pools and through this process, we are further refreshing and strengthening our Board by adding two new Director Nominees, Ms. Goulet, who is a seasoned former aviation industry executive, and Ms. Zierhoffer, who has extensive IT and cybersecurity experience.

The following graphic illustrates how our Board assessment and refreshment processes support our commitment to help ensure that our Board collectively has the right mix of skills and experience necessary to oversee management, implement our long-term strategy and meet our evolving business and strategic needs:

Board Oversight of Strategy

Oversight of the Company's business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties.

The Board is committed to oversight of the Company's business strategy and strategic planning, including at the Committee level, along with regular Board meetings and at least one meeting each year is primarily focused on strategy. Our strategic plan is reviewed and updated as necessary and appropriate as our business evolves to meet

Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement   |   25

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

growing and oftentimes changing needs and circumstances. Strategic discussions are led by John Dietrich, our CEO, and other members of senior management. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term, as well as the quality of our operations. In addition to financial and operational performance, non-financial measures, including those related to sustainability and governance, are discussed regularly by the Board and Board Committees.

While the Board and its Committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company's strategic goals, the Board receives frequent updates and actively engages in dialogue with the Company's Senior Management Team, which is comprised of Messrs. Dietrich, Forbes, Kokas, Schwartz and Steen and Ms. Patricia Goodwin-Peters, our Senior Vice President, Human Resources. These boardroom discussions are enhanced when circumstances permit with "hands on" experiences, such as visits to operating facilities and with key customers, providing the Directors with an opportunity to see strategy execution firsthand.

The Board's oversight and management's execution of business strategy are viewed with a long-term mindset and focus on assessing both opportunities for and potential risks to the Company, along with the goal of sustaining meaningful shareholder returns.

Board Oversight of Risk-Mitigation Process

The Board of Directors is responsible for oversight of the Company's risk-assessment and management process. It exercises its risk-oversight function both as a whole and through delegation to its three standing Committees, each of which meets regularly and reports back to the Board.

26  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Board/Committee Areas of Risk Oversight

Risk	Board	Audit and Finance	Compensation	Nominating and Governance
Business resiliency / disaster recovery / insurance	✗

Capital availability/balance sheet	✗	✗

Compensation & benefits risk			✗

Competition	✗

Corporate governance	✗			✗

Credit, including liquidity and cash management	✗	✗

Crisis management	✗

Cybersecurity	✗

Environmental and social responsibility	✗			✗

Establishing / cultivating / maintaining customer relationships and profitability and customer concentration	✗

Financial reporting and tax matters		✗

Financial policies, investment strategies and capital structure		✗

Fleet planning / management	✗

Human capital / talent management / diversity, equity and inclusion	✗		✗

Internal controls		✗

Investor / shareholder relations	✗

Labor relations	✗

Legal / compliance and related matters		✗

Long-term shareholder value creation	✗

Macroeconomic / Geo-Socio political risk	✗

Operations / performance / service reliability / continuous improvement	✗

Oversight of internal and external auditors		✗

Publicity / reputational / brand management	✗

Regulatory matters	✗	✗

Safety and security	✗

Shareholder activism	✗			✗

Strategic planning / business model	✗

Succession planning	✗		✗	✗

Vendor and supply chain management, including procurement	✗

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

The Company's internal control environment facilitates the identification and management of risks and regular communications with the Audit and Finance Committee. Our Internal Audit Department conducts an annual companywide risk assessment that includes interviews with, and surveys completed by, more than 100 employees across the globe to identify and assess our highest impact areas and to devise and implement steps to monitor and mitigate risk exposures on an ongoing basis. The Legal Department also conducts anti-bribery risk assessments on a periodic basis with the assistance of outside counsel.

The Nominating and Governance, Audit and Finance, and Compensation Committees report to the Board, as appropriate, when a matter rises to the level of a material, enterprise-level risk. In addition to the reports from the Nominating and Governance, Audit and Finance and Compensation Committees, the Board regularly receives briefings from management on certain operational, safety and commercial risks, financial and liquidity risks, information technology and cybersecurity risks and human resources and human capital matters. The Board also periodically discusses risk oversight as part of its annual detailed corporate strategy review.

The Company's management is responsible for day-to-day risk management. Our Internal Audit, Safety, Security, Corporate Controller, Information Technology, Human Resources, Legal, Business Resiliency, and Treasury Departments serve as the primary monitoring and testing functions for companywide policies and procedures, and manage the day-to-day oversight of the risk-management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, technological, compliance, and reporting levels. In addition, the Legal Department manages an online training program that provides training on key compliance matters such as anti-bribery and ethics, with course topics rotating on a periodic basis. The General Counsel reports on the results of this training quarterly to the Audit and Finance Committee.

We believe that the division of risk management responsibilities as described above is an effective approach for addressing risks facing the Company.

Director Independence

The Nominating and Governance Committee has determined that all Directors, including our new nominees, but excluding Mr. Flynn and Mr. Dietrich, are independent under Company standards and SEC and NASDAQ rules. The Nominating and Governance Committee classifies the following Directors nominated for election at the Annual Meeting as independent: Ms. Hallett and Ms. Stamps and Messrs. Bernlohr, Bolden, Griffin, McNabb and Wulff. Ms. Goulet and Ms. Zierhoffer, nominees for election as Directors at the Annual Meeting, have also been classified as independent.

Our Nominating and Governance Committee Charter includes categorical standards to assist the Nominating and Governance Committee in making its determination of Director independence within the meaning of the rules of the SEC and the Marketplace Rules of NASDAQ. The Nominating and Governance Committee will not consider a Director to be independent if, among other things, he or she:

•
Was employed by us at any time in the last three years;

•
Has an immediate family member who is, or in the past three years was, employed by us as an executive officer;

•
Has accepted or has an immediate family member who has accepted any compensation from us in excess of $120,000 during a period of 12 consecutive months within the three years preceding the determination of independence (other than compensation for Board service, compensation to a family member who is a nonexecutive employee, or benefits under a tax-qualified retirement plan or nondiscretionary compensation);

•
Is, was or has a family member who is or was a partner, controlling shareholder, or executive officer of any organization to which we made or from which we received payments for property or services in the current year

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  or any of the past three fiscal years in an amount that exceeds the greater of $200,000 or 5% of the recipient's consolidated gross revenues for the year;

•
Is or has a family member who is employed as an executive officer of another entity where at any time during the last three years any of the Company's executive officers serve or served on the entity's compensation committee; or

•
Is or has a family member who is a current partner of the Company's independent registered public accounting firm or was or has a family member who was a partner or employee of the Company's independent registered public accounting firm who worked on the Company's audit at any time during the last three years.

Pursuant to the Nominating and Governance Committee Charter and as further required by NASDAQ rules, the Nominating and Governance Committee made a subjective determination as to each nonemployee Director that no relationship exists which, in the opinion of the Board, would interfere with such individual's exercise of independent judgment in carrying out his or her responsibilities as a Director. As part of such determination, the Nominating and Governance Committee examined, among other things, whether there were any transactions or relationships between AAWW and an organization of which a nonemployee Director or Director Nominee has been a partner, shareholder, or officer within the last fiscal year. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a Director is independent.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Active and Engaged Board

As part of the Board's ongoing review of the Company's practices and in consideration of specific shareholder feedback, our Board has implemented many compensation, Board and governance enhancements during recent years. The below table provides a summary of these changes.

2020

Board and Governance

✓	Conducted a thoughtful and successful search that led to the appointment of a new CEO and COO

✓	Nominating and Governance Committee Charter amended to add sustainability oversight duties to the list of Committee responsibilities

✓	Published the Company's first ESG Report – Caring for the World We Carry, which is posted on the Company's website

✓	Audit and Finance Committee Charter amended to add specific financial duties to the list of Committee responsibilities

✓	Amended the Corporate Governance Principles to provide that AAWW Directors may now serve on no more than three public company audit committees (including the Company's Audit and Finance Committee)

✓	Committee rotation for all three standing Committees of the Board

✓	Chair rotation for all three standing Committees

✓	Amended the Nominating and Governance Committee Charter to add technological competence to the list of core competencies to be possessed by the Board as a whole

✓	Oversaw the successful CEO and COO transitions

✓	Oversaw the strong Company response to the COVID-19 pandemic through 16 Board meetings held throughout the year and frequent communications with employees in the form of Town Hall Meetings

✓	Enhanced the Board leadership structure by creating the Lead Independent Director role, naming a new Board Chairman and a new Chairman of the Nominating and Governance Committee, Compensation Committee, and Audit and Finance Committee

Compensation

✓	Set Compensation Structure appropriate for our new CEO and COO

✓	Revisions to peer group to reflect appropriate comparators for our growing and evolving global business

✓	Compensation Committee member participation in shareholder outreach

✓	Added Liquidity metric to our 2020 Annual Incentive Plan

✓	Enhanced the Annual Incentive Plan by adding an individual diversity and inclusion objective for all Named Executive Officers

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Other Recent Changes

Board and Governance

✓	Elected three new directors to the Board, with a focus on cybersecurity and banking/finance skills, and each have diverse backgrounds

✓	Made significant changes to Board leadership, including new Chairman of the Board in May 2017 and ongoing refreshment of Committee Chairs

✓	Recurring Board briefings on cybersecurity matters by the Senior Vice President of Information Technology

✓	Amended Nominating and Governance Committee charter to provide that diversity (including gender, race and ethnicity) should be a factor in assessing the Board's core competencies as a whole

✓	Moved to proactively prevent potential over-boarding issues by amending Corporate Governance Principles to limit directors to serving on a maximum of four public-company boards (including the Company's board)

✓	Amended and enhanced the Corporate Governance Principles to provide for a Lead Independent Director position

Compensation

✓	Transitioned to strict double-trigger standard for all awards, requiring actual separation from service for second trigger

✓	Added relative TSR performance measure to LTI awards to further strengthen pay-for-performance alignment with no upward modification in the event the absolute TSR is negative (even if the Comparative TSR performance achieved would have provided for an upward adjustment)

✓	Enhanced disclosure around LTI performance target setting and payouts

✓	Increased CEO stock ownership guidelines to 6x base salary to further align CEO incentives with shareholders

Executive Sessions

The outside members of the Board, as well as our Board Committees, meet in executive session (with no management Directors or management present) on a regular basis, as well as upon the request of one or more outside Directors. The sessions have been generally scheduled and led by the Lead Independent Director, and executive sessions of our committees are chaired by the respective committee chair. The executive sessions include topics the outside Directors or Committee members deem appropriate.

Communications with the Board

The Board of Directors welcomes input and suggestions. Shareholders and other interested parties who wish to communicate with the Board may do so by mail to the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577, or e-mail to corporate.secretary@atlasair.com. All communications received by Directors from third parties that relate to matters within the scope of the Board's responsibilities will be forwarded to the Chairman of the Board. All communications received by Directors from third parties that relate to matters within the responsibility of one of the Board committees will be forwarded to the Chairman of the Board and the Chairman of the appropriate committee. All communications received by Directors from third parties that relate to ordinary business matters that are not within the scope of the Board's responsibilities are forwarded to AAWW's General Counsel.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Environmental, Social and Governance

Our environmental, social and governance (ESG) journey, which began with the Company's founding, is rooted in our core values, including our unyielding commitments to safety, security, compliance and working as a team to deliver superior results to customers worldwide. We believe long-term growth and success are achieved by sustaining and protecting our natural resources, empowering our employees and business partners, and demonstrating transparency and accountability through responsible corporate governance.

We have formalized our current ESG strategy and policy by establishing an internal ESG Steering Council that is comprised of cross-functional business leaders, including leaders from Safety and Compliance, Sustainability, Procurement, Legal, Communications, Human Resources, Investor Relations, and Regulatory Affairs, who work with an third-party consultant and our senior executive team to develop our ESG vision: to be an aviation industry leader that partners with our stakeholders to foster economic and social progress while safeguarding the environment.

Our full Board of Directors has accountability and broad oversight of our ESG initiatives and performance, and receives periodic updates from members of our senior executive team. Our Nominating and Governance Committee also works closely with senior management and our ESG Steering Council to oversee and monitor certain key ESG initiatives. ESG performance is important to our customers, employees and other stakeholders and is playing an increasingly prominent role in our long-term sustainable growth plan. Accordingly, active shareholder engagement and dialogue is an integral part of our sustainability commitment.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

The table below highlights some of our environmental and social programs and policies. To learn more about our ESG initiatives, please visit our website to read our 2019 ESG report, "Caring for the World We Carry," which was published in late 2019. Our ESG Report may be viewed on our corporate website under "About Us-ESG Report" at https://www.atlasairworldwide.com/esg-pages/esg-report/.

	Priorities	Practices & Policies
Environmental	Reducing Aircraft Emissions Reducing Aircraft Noise Reducing Resource Consumption

•

Participating in CORSIA, the United Nations program to reduce CO2 from airlines emissions by 50% by 2050

•

Current & future fleet purchases are superior in terms of fuel efficiency, range, noise, capacity and loading capabilities

•

747-8F and 777 aircraft are approximately 15% more fuel-efficient than our 747-400s and produce approx. 15% lower carbon dioxide emissions and are 30% less noisy

•

Conserve fuel wherever possible through our FuelWise fuel-management information system, which has been producing results since 2006. FuelWise enables tracking of fuel-burn rates to identify additional opportunities to conserve fuel

•

Work closely with customers to plan routes that are more fuel-efficient

•

Quality & Safety protocols have produced a strong record of no significant spills of fuel, de-icing fluids or other liquids

Social	Safety & Security Employee Experience Community Impact & Philanthropy Enhancing Global Prosperity Labor Relations

•

Health and safety of our employees, particularly our crewmembers, is of paramount importance. Our Safety Management System encompasses our Safety Policy; Risk Management; Safety Assurance; and Safety Promotion

•

We are driving improvement in DEI through a number of initiatives, including the establishment of Employee and Executive DEI Councils that represent a broad demographic and geographic population of employees

•

We have affirmative action plans in place to ensure that qualified applicants and employees are receiving an equal opportunity for recruitment, selection, advancement and every other term and privilege associated with employment at AAWW

•

We provide cost-free charter flights for disaster relief and respond to critical needs that develop in the communities where we have a significant business presence

Governance	Corporate Governance Ethics & Integrity Compliance Data Privacy & Cybersecurity Public Policy Advocacy

•

Nominating & Governance Committee revised its charter to assume specific oversight responsibility for sustainability matters

•

Participate in industry and governmental initiatives to optimize air traffic management systems to promote reductions in fuel use and emissions and fewer interruptions at airports

•

Our Code of Conduct sets forth business policies and practices that guide our company culture and apply to all employees of any AAWW subsidiary in accordance with laws and best practices

•

Our Audit and Finance Committee monitors our Code of Ethics for members of the senior management team and the Board; it is reviewed on an annual basis

•

We have a "zero tolerance" policy for harassment, discrimination or retaliation of any kind in the workplace

•

Our data protection and cybersecurity practices are rigorous and assured by third-party specialists

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Code of Ethics and Employee Handbook

Our Audit and Finance Committee monitors our Code of Ethics applicable to the CEO, Senior Financial Officers and Members of the Board of Directors. The Code includes certain provisions regarding disclosure of violations and waivers of, and amendments to, the Code of Ethics by covered parties. The Code of Ethics is reviewed on an annual basis by our Audit and Finance Committee. Any person who wishes to obtain a copy of our Code of Ethics may do so by writing to the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577. A copy of the Code of Ethics is available in the "About Us – Structure and Governance" section of our website at www.atlasairworldwide.com.

We regularly conduct a comprehensive global review of our Employee Handbook and Code of Conduct to ensure it is compliant with applicable laws and consistent with best practices. The Employee Handbook addresses such topics as compliance with applicable federal, state and local laws; expectations regarding employee conduct; equal employment opportunity; promoting a workplace free from harassment and discrimination; paid time off and work place leaves; protection of intellectual property and proprietary information; and numerous other personnel policies and procedures. The Employee Handbook and Code of Conduct was recently updated and is made available to all new and current employees.

Anti-Hedging, Anti-Pledging Policies

In addition to prohibiting Directors, Officers and employees from trading in AAWW stock while in possession of material non-public information, our Insider Trading Policy also prohibits certain transactions in AAWW stock that may create the potential for the interests of a Director, Officer or employee to diverge from the interests of AAWW and its shareholders. In particular, our policy prohibits Directors, officers and employees from:

  ✓
  Engaging in hedging or other monetization transactions involving AAWW's securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, among others
  ✓
  Engaging in transactions involving AAWW's securities and put options, call options or other derivative securities, on an exchange or in any other organized market
  ✓
  Holding Company securities in a margin account or pledging AAWW securities as collateral for a loan
  ✓
  Short-selling our securities

Compensation of Nonemployee Directors

The compensation of our nonemployee Directors is reviewed by the Compensation Committee on a periodic basis. In 2020, the Compensation Committee reviewed the compensation amounts for nonemployee directors in tandem with Pay Governance, the Compensation Committee's independent consultant. Based on such review, the Committee determined that the compensatory arrangements currently in place for the nonemployee Directors are reasonably aligned with Company size and that no changes to such arrangements would be made.

Compensation for our nonemployee Directors consists of the following:

Cash Retainer

  •
  Each of our nonemployee Directors receives a $95,000 annual cash retainer, payable quarterly in advance.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Equity Compensation – Restricted Stock Units

  •
  On the date of our annual meeting of shareholders, each of our nonemployee Directors receives a grant of restricted stock units for a number of shares having a value of $110,000 (calculated based on the closing price of our Common Stock on the date of grant).

  •
  The RSUs generally vest and are automatically converted into common shares on the one-year anniversary of the date of grant.

  •
  Nonemployee directors have the option to defer the receipt of common shares resulting from the vesting of their restricted stock units.

Chairman / Lead Independent Director Positions

  •
  The Chairman of the Board receives $150,000 annually;

  •
  The Chairs of the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee receive $20,000, $15,000 and $15,000, respectively, per year; and

  •
  The Lead Independent Director receives $50,000 annually.

Meeting Fees

  •
  Directors do not receive regular meeting fees. However, if more than six meetings of the Board or any Committee occur (determined independently) in any given year, meeting fees are paid at the rate of $1,500 per meeting (with the Chairman of the Board or the Committee Chair being paid at the rate of $3,000 for any such meeting).

Medical, Dental and Vision Care Insurance (frozen and only available to those who became a Director in or prior to 2011)

  •
  Optional medical, dental and vision care coverage for certain nonemployee Directors and their eligible dependents on terms and at a premium cost similar to that charged to employees. (Currently one participant.)

  •
  Participation in the Company's medical plans (at full premium cost to the Director) following retirement from the Board until becoming Medicare eligible, provided that the Nonemployee Director retired after attaining age 60 and had at least 10 years of Board service. (Currently no participants.)

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

2020 Total Compensation of Nonemployee Directors

The following table shows (i) the cash amount paid to each nonemployee Director for his or her service as a nonemployee Director in 2020, and (ii) the grant date fair value of restricted stock units awarded to each nonemployee Director in 2020, calculated in accordance with the accounting guidance on share-based payments. Mr. Dietrich did not receive any additional compensation for his service as a Director in 2020.

Name (a)	Fees Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Total ($) (h)

Timothy J. Bernlohr	129,000	110,009	239,009

Charles F. Bolden, Jr.	108,500	110,009	218,509

William J. Flynn	263,000	110,009	373,009

Bobby Griffin	122,000	110,009	232,009

Carol B. Hallett	116,000	110,009	226,009

Jane H. Lute	107,000	110,009	217,009

Duncan McNabb	158,500	110,009	268,509

Sheila A. Stamps	118,500	110,009	228,509

John K. Wulff	110,000	110,009	220,009

(1)
These units vest on the one-year anniversary of the grant date. The grant date fair value was $41.31 per share.

Nonemployee Directors' Outstanding Equity Awards at Fiscal Year-End 2020

The table below shows outstanding equity awards for our nonemployee Directors as of December 31, 2020.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Timothy J. Bernlohr	6/9/2020	2,663	145,240

Charles F. Bolden, Jr.	6/9/2020	2,663	145,240

William J. Flynn	6/9/2020	2,663	145,240

Bobby Griffin	6/9/2020	2,663	145,240

Carol B. Hallett	6/9/2020	2,663	145,240

Jane H. Lute	6/9/2020	2,663	145,240

Duncan McNabb	6/9/2020	2,663	145,240

Sheila A. Stamps	6/9/2020	2,663	145,240

John K. Wulff	6/9/2020	2,663	145,240

(1)
The grant date fair value of units granted on June 9, 2020 was $41.31 per share.

(2)
The market values reflect the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2020, which was $54.54 per share.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Board and Committee Information

Our Board maintains three standing committees, an Audit and Finance Committee, Compensation Committee, and Nominating and Governance Committee, each of which has a charter that details the committee's responsibilities. The charters for all the standing committees of the Board of Directors are available on our website located at www.atlasairworldwide.com under the "About Us – Structure and Governance" section. The charters are also available in print and free of charge to any shareholder who sends a written request to the Secretary at Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Mr. Griffin (Chairman), Mr. McNabb, Ms. Hallett, and Ms. Lute, each of whom is an independent Director within the meaning of the applicable NASDAQ rules. The principal functions of the Nominating and Governance Committee are to:

  •
  Identify and approve individuals qualified to serve as members of our Board, including the current focus on Board refreshment;

  •
  Select Director Nominees for the next annual meeting of shareholders;

  •
  Review at least annually the independence of our Directors;

  •
  Oversee our Corporate Governance Principles;

  •
  Perform or oversee an annual review of the CEO, the Board and its committees; and

  •
  Oversee key ESG and sustainability initiatives.

In addition, the Nominating and Governance Committee received regular updates on corporate governance developments as a matter of best practice. The Nominating and Governance Committee held six meetings in 2020.

Evaluation of Director Nominees

Our Nominating and Governance Committee is responsible for reviewing and developing the Board's criteria for evaluating and selecting new Directors. It is extensively involved in the Board refreshment processes presently in place at the Company. The Nominating and Governance Committee's charter sets forth the criteria for skills and characteristics for Directors (see "Election of Directors" for the qualifications and experience of current Directors). The Nominating and Governance Committee identifies new candidates from a variety of sources, including recommendations submitted by shareholders.

The Nominating and Governance Committee strives to maintain an independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. New and incumbent Directors are individually evaluated from a skills and characteristics perspective on a number of different factors, including the following traits: high personal standards; the ability to make informed business judgments; literacy in financial and business matters; the ability to be an effective team member; a commitment to active involvement and an ability to give priority to the Company; no affiliations with competitors; achievement of high levels of accountability and success in his or her given fields; experience in the Company's business or in professional fields or other industries or as a manager of international business so as to have the ability to bring new insight, experience or contacts and resources to the Company; no direct affiliations with major suppliers, customers or contractors; and preferably previous public-company board experience with good references.

The Nominating and Governance Committee will also consider whether potential Nominees are independent, as defined in applicable rules and regulations of the SEC and NASDAQ. The Board will nominate new Directors only from candidates identified, screened, and approved by the Nominating and Governance Committee. The Nominating and Governance Committee uses the criteria specified above when considering candidates for a Board seat and then

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

searches for candidates that best meet those criteria without limitations imposed on the basis of race, ethnicity, gender, or national origin. The Board will also take into account the nature of and time involved in a Director's service on other boards in evaluating the suitability of individual Directors and making its recommendation to AAWW's shareholders. Service on boards of other organizations must be consistent with our conflict of interest policies applicable to Directors and other legal requirements.

While we do not maintain a formal diversity policy, the Board nevertheless believes that diversity with respect to gender, race, ethnicity, background, professional experiences and perspectives is an important element in the Board selection process. The Nominating and Governance Committee charter provides that diversity (including age, gender, race and ethnicity) should be a factor in assessing the Board's core competencies as a whole. Both the Nominating and Governance Committee and the full Board will consider such attributes, in addition to diversity of cultural background and professional experience, when reviewing candidates for the Board and in assessing the Board's overall composition. The goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

Our Nominating and Governance Committee will consider shareholder recommendations for candidates to serve on the Board, provided that such recommendations are made in accordance with the Nominating and Governance Committee's policy on security-holder recommendations of Director Nominees (the "Shareholder Nominating Policy"), which is subject to a periodic review by the Nominating and Governance Committee. Among other things, the Shareholder Nominating Policy provides that a shareholder-recommendation notice must include the shareholder's name, address, and the number of shares beneficially owned, as well as the period of time such shares have been held, and should be submitted to the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577. A copy of our current Policy on Security Holder Recommendation of Director Nominees is available in the "About Us – Structure and Governance" section of our website at www.atlasairworldwide.com. In evaluating shareholder Nominees, the Board and the Nominating and Governance Committee seek to achieve a balance of knowledge, experience, and capability. As a result, the Nominating and Governance Committee evaluates shareholder Nominees using the same membership criteria set forth above.

Corporate Governance Principles

We annually review our Corporate Governance Principles, believing that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. The business and affairs of AAWW are managed under the direction of our Board, which has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management. An informed, independent, and involved Board is essential for ensuring our integrity, transparency, and long-term strength, and maximizing shareholder value. The Corporate Governance Principles address such topics as codes of conduct; Director nominations and qualifications; Board committees; Director compensation; conflicts and waivers of compliance; powers and responsibilities of the Board; Board independence; meetings; Director access to officers and other employees; shareholder communications with the Board; annual Board evaluations; financial statements and disclosure matters; delegation of power; and oversight and independent advisors. Recent revisions to our Corporate Governance Principles include the creation of a Lead Independent Director role, limiting Directors from serving on no more than four public company boards (including the Company's Board), and further limiting Directors from serving on no more than three public company audit committees (including the Company's Audit and Finance Committee). A copy of our Corporate Governance Principles is available in the "About Us – Structure and Governance" section of our website at www.atlasairworldwide.com.

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Audit and Finance Committee

The Audit and Finance Committee of the Board of Directors currently consists of five outside Directors: Ms. Stamps (Chair) and Messrs. Bernlohr, Bolden, McNabb and Wulff, each of whom is an independent Director within the meaning of the applicable rules and regulations of the SEC and NASDAQ (see also "Director Independence" above). The Board has determined that Ms. Stamps and Messrs. Bernlohr and Wulff are "audit committee financial experts" as defined under applicable SEC rules.

The Audit and Finance Committee's primary function, as set forth in its written charter (available on our website at www.atlasairworldwide.com in the "About Us – Structure and Governance" section) is to assist the Board in overseeing the:

  •
  Quality and integrity of the financial statements of the Company;

  •
  Qualifications and independence of our independent registered public accounting firm;

  •
  Performance of the Company's internal audit function and independent registered public accounting firm;

  •
  Compliance with legal and regulatory requirements by the Company;

  •
  Effectiveness of the Company's financial reporting process, disclosure practices and systems of internal controls; and

  •
  Company's financial policies, investment strategies and capital structure.

The Audit and Finance Committee is also responsible for overseeing the Company's Code of Ethics (see also "Code of Ethics and Employee Handbook" above) and related party transactions. The Audit and Finance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends proposed changes to the Board of Directors for approval. The Audit and Finance Committee held eight meetings in 2020.

Evaluation of Independent Registered Public Accounting Firm

At least annually, the Audit and Finance Committee evaluates the independent registered public accounting firm's qualifications, independence and performance. The Audit and Finance Committee is also responsible for appointing the independent registered public accounting firm and approving, in advance, audit and permitted nonaudit services in accordance with the Committee's preapproval policy (see also "Proposal No. 2" below).

The Audit and Finance Committee received from AAWW's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit and Finance Committee concerning independence and satisfied itself as to the independence of PwC.

In addition to PwC's independence, the Audit and Finance Committee considered several other factors in deciding whether to reappoint PwC, including the quality of PwC's staff and work; PwC's procedures related to quality control; the quality and candor of communication and interaction with our PwC team; PwC's capability and expertise to perform an audit of a company having the complexity of AAWW's business; the length of time PwC has served as the Company's independent registered public accounting firm; the appropriateness of PwC's fees; and the potential impact of changing our independent registered public accounting firm. As a result, the Audit and Finance Committee has selected PwC as the Company's independent registered public accounting firm for the year ending December 31, 2021. See Proposal 2 herein for additional information concerning the reappointment of PwC as the Company's independent registered public accounting firm.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Audit and Finance Committee Report

AAWW management has responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal control over financial reporting. PwC is responsible for auditing AAWW's financial statements and internal control over financial reporting. In this context, the Audit and Finance Committee has reviewed and discussed AAWW's audited consolidated financial statements as of and for the fiscal year ended December 31, 2020, including the effectiveness of the Company's internal control over financial reporting, with management and with PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed by Auditing Standard No. 1301 – Communications with Audit Committees, including critical audit matters related to the 2020 audit.

Based upon its reviews and discussions, including the matters related to PwC's independence, as described above, the Audit and Finance Committee recommended, and the Board of Directors approved, that AAWW's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

THE AUDIT AND FINANCE COMMITTEE
Sheila A. Stamps, Chair Timothy J. Bernlohr Charles F. Bolden, Jr. Duncan J. McNabb John K. Wulff

Compensation Committee

Duties and Responsibilities

The Board's Compensation Committee assists the Board in discharging and performing its duties regarding the compensation of our executives, including our NEOs, executive succession planning, and other matters. The Compensation Committee is also the administrator of our long-term incentive award and annual bonus plans.

The Compensation Committee is also responsible for:

  •
  Reviewing, evaluating and establishing compensation plans, programs and policies for, and reviewing and approving the total compensation of, our senior executives at the level of executive vice president and above, including our CEO;

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  Monitoring the search for, and approving the proposed compensation for, all senior executives at the level of executive vice president and above and periodically reviewing and making recommendations to the full Board regarding the compensation of Directors; and

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  Retaining and overseeing the independent compensation consultant that provides advice regarding executive and Director compensation matters.

Processes and Procedures

Following approval of the annual budget, either before or during the first quarter of each year, the Committee establishes the minimum financial performance objective required before any short term incentive award payment may be made, as well as the related objectives for financial, on-time customer service reliability and individual performance goals and objectives for senior executives. All are taken into account in setting the performance range for each such executive and ultimately in determining the amount of each such executive's short-term award payment, if any. The Compensation Committee establishes these criteria, with the advice of the independent compensation consultant and outside counsel, as appropriate, after reviewing information submitted to the Compensation Committee by the CEO and General Counsel (at the request of the Compensation Committee). Our

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CEO also provides information to the Committee regarding annual and long-term incentive plans that the Compensation Committee considers, with the advice of the independent compensation consultant, our General Counsel, and outside counsel, in its determination of awards under those plans.

The Compensation Committee is required by its charter to meet at least four times annually. During 2020, the Compensation Committee held seven meetings and acted once by written consent. In 2020, the Compensation Committee consisted of five outside Directors, Mr. Bernlohr (Chair), Mr. Bolden, Mr. Griffin, Ms. Hallett, and Mr. Wulff, each of whom is an independent Director within the meaning of applicable SEC and NASDAQ rules.

Compensation Determination Process

The Compensation Committee has primary responsibility for determining and approving, on an annual basis, the compensation of our CEO and other named executive officers. The Compensation Committee receives information and advice from its independent compensation consultant, independent legal counsel, as well as from our human resources, finance and legal departments and management to assist in compensation determinations.

  •
  Role of Independent Compensation Consultant

    •
    The Compensation Committee has engaged the services of Pay Governance LLC, which reported directly to the Compensation Committee and provided no other services to the Company or any of its affiliates. For 2020, the Compensation Committee assessed the independence of Pay Governance pursuant to the SEC and Nasdaq rules and concluded that no conflict of interest existed that would prevent Pay Governance from independently representing the Compensation Committee.

    •
    Pay Governance LLC provides advice and analysis to the Compensation Committee on the design, structure and level of executive and director compensation, and, when requested by the Compensation Committee, attends meetings of the Compensation Committee and participates in executive sessions without members of management present. The independent compensation consultant reports directly to the Compensation Committee, and the Compensation Committee reviews, on an annual basis, the independent compensation consultant's performance and provides the independent compensation consultant with direct feedback on its performance.

  •
  Role of Our Senior Executives

    •
    While the Compensation Committee has the responsibility to approve and monitor compensation for our executive officers, management plays an important role in determining executive compensation. Management, at the request of the Compensation Committee, recommends financial goals that drive the business and works with Pay Governance LLC to analyze competitive market data and to recommend compensation levels for our executive officers. Our CEO and General Counsel likewise assist the Compensation Committee by providing their evaluation of the performance of our other executive officers and recommending compensation for NEOs other than themselves, based on individual performance. Any individual whose performance or compensation is to be discussed at a Compensation Committee meeting does not attend such meeting (or the applicable portion of such meeting) unless specifically invited by the Compensation Committee, and the CEO is not present during voting or deliberations regarding his compensation.

The Committee's Risk Assessment of Our Compensation Policies

The Compensation Committee is aware of the need to routinely assess the Company's compensation policies and practices as they relate to the Company's risk management and whether the structure and administration of the Company's compensation and incentive programs could promote imprudent and excessive risk-taking. With the support of Pay Governance, the Compensation Committee considered the structure and administration of our

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

compensation program and determined that our program is appropriately balanced and does not promote imprudent or excessive risk-taking. Significant factors contributing to their conclusion included:

  •
  Extent of oversight.  The Compensation Committee, with support supplied from members of management, regularly reviews the performance of our compensation plans.

  •
  Governance.  Oversight roles are clearly defined throughout the Company to ensure that pay plans are aligned with business goals and risk tolerances, stress tested under realistic assumptions, and balanced between corporate standards and business-unit autonomy.

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  Risk profile and balance within the incentive structure.  Our plans are designed by the Compensation Committee to appropriately balance fixed and variable pay, cash and equity, short- and long-term incentives, and corporate, business-unit and individual performance goals.

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  Plan design.  Our plans are designed to avoid such features as overly steep incentive slopes, unreasonable goals or thresholds that may incentivize unnecessary risk-taking, uncapped payouts, rigidly formulaic awards, undue focus on any one element of compensation, and misaligned timing of payouts and we maintain risk mitigating features including the Compensation Committee's retained discretion with respect to assessing awards, clawbacks, and shareholding requirements.

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  Performance metrics.  Performance metrics reflect risk and use of capital, quality and sustainability of results and do not provide an incentive to management to seek short-term results that encourage high-risk strategies designed to exact short-term results at the expense of long-term performance and value. Starting with long-term incentive awards issued in 2018, such awards contain a direct shareholder-return metric, as described in more detail in the Compensation Discussion and Analysis section. In addition, to further align our interests with those of our shareholders, we added a Liquidity performance metric to our Annual Incentive Plan (based on cash, cash equivalents, restricted cash, and unused availability under our revolving credit agreement) to ensure that the Company maintains an adequate and appropriate level of liquidity.

  •
  Individual performance.  Annual incentive awards are determined, in part, based on the Compensation Committee's evaluation of individual performance and contributions. Further, the Compensation Committee may exercise a certain amount of discretion in approving final award payouts, which mitigates the potential for inappropriate risk-taking that can result from a strict application of formulaic compensation arrangements.

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  Clawback policy.  The Compensation Committee has adopted a clawback policy, pursuant to which, the Company may seek to recoup certain incentive-based compensation in the event the Company is required to restate its publicly reported financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2020 (Mr. Bernlohr, Mr. Bolden, Mr. Griffin, Ms. Hallet, and Mr. Wulff) has ever been an officer or employee of the Company or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or the compensation committee of any entity that had one or more of its executive officers serving as a member of the Board or Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (CD&A) describes Atlas Air's executive compensation program, including total 2020 compensation, for our named executive officers ("NEOs") listed below:

John W. Dietrich	President and Chief Executive Officer
James Forbes	Executive Vice President and Chief Operating Officer
Adam R. Kokas	Executive Vice President, General Counsel and Secretary
Spencer Schwartz	Executive Vice President and Chief Financial Officer
Michael T. Steen	Executive Vice President and Chief Commercial Officer

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

2020 Business Performance

Over the years, Atlas Air Worldwide's performance has shown that our resilient business model allows us to endure challenging market conditions as well as to capitalize on attractive opportunities in more favorable environments. Amid ever-changing regulatory and operational hurdles driven by the COVID-19 pandemic, we added widebody capacity and increased aircraft utilization to fly record block hours.

Key Results for 2020

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Surpassed $3 billion in revenue for the first time in our company's history
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Volumes in 2020 rose to a record 344,821 block hours, with revenue growing to a record $3.21 billion and total direct contribution by our business segments increasing to $780.7 million
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Reported net income totaled $360.3 million, or $13.50 per diluted share, which included an unrealized loss on financial instruments of $71.1 million related to outstanding warrants
•
On an adjusted basis, EBITDA* grew to $844.2 million, with adjusted net income* increasing to $379.0 million, or $13.67 per diluted share*

*
Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. A reconciliation to the most directly comparable GAAP measures may be found on Page 43 and Page 44 of our 2020 Annual Report on Form 10-K, included with our Annual Report to Shareholders.

In 2020, we continued to execute on strategic initiatives to diversify our business mix, expand our customer base, grow our long-term charter business, generate cost savings through operating efficiencies and other continuous improvement initiatives, and enhance our portfolio of assets and services. Our results reflected the leadership of our ACMI and Charter businesses, the annuity-like contribution of our Dry Leasing business, progress in our efficiency and productivity initiatives, and the addition of eight aircraft to our operating fleet during the year in response to customer demand for our services.

Positioned for the Future

We are excited about the future for Atlas Air Worldwide and for airfreight.

We have driven substantial growth in our business over the past several years, establishing a solid platform from which to capitalize on our achievements and our future opportunities.

Our strategic focus remains on express, e-commerce and the fastest-growing global markets. Our modern and diversified portfolio of assets, value-adding services, and global operating capabilities are unrivaled in our industry.

We operate the world's largest fleet of 747 freighters, along with large fleets of 777s, 767s and 737s that play a key role in our customers' operating networks and in the world's supply chain, particularly during important times of need such as 2020.

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Airfreight is also a vital element in a modern, global economy, fostering international trade, providing efficient access to markets, and contributing to global economic development.

With that as our foundation, and through the dedication of our world-class employee group, we will continue to serve the strong demand for airfreight, while fulfilling our mission to be our customers' first choice and most trusted partner.

In turbulent times like these, it is the unmatched dedication and expertise of our team, and the guidance of our Board of Directors that enables us to execute our strategic plans and keep Atlas Air Worldwide on a successful trajectory.

Direct Link between Compensation and Business Strategy

Our compensation programs are designed to drive achievement of our short- and long-term business strategies and provide competitive opportunities, principally dependent on the successful achievement of performance goals closely tied to Company performance, as exemplified by the features set forth below.

Annual Incentives
Company Performance Metric		NEO Performance Metric
Company Financial Performance – Adjusted Net Income* Liquidity	➨	Adjusted Net Income Liquidity

Customer On-Time Performance – Stringent on-time standards specified under customer contracts	➨	Customer On-Time Performance

Company Business Plan and Strategic Initiatives	➨	Individual Performance Objectives (based heavily on the Company's Business Plan and Corporate Strategic Initiatives)

Long-Term Incentives – PSUs and Performance Cash

EBITDA Growth	➨	EBITDA Growth

Return on Invested Capital	➨	Return on Invested Capital

Total Shareholder Return ("TSR")	➨	Comparative TSR

*
Given certain business complexities, including outstanding warrants, we use Adjusted Net Income ("ANI") to measure our financial results. ANI excludes certain noncash income and expenses and items impacting year-over-year comparisons of our results, providing useful information in evaluating our annual financial results. In addition, as a result of warrant accounting, our diluted shares outstanding fluctuate as a function of our share price throughout the year, making an absolute metric such as ANI more useful for our investors and analysts than a per-share metric.

Our compensation program continues to evolve as we focus on ensuring that executive pay is well aligned with Company performance. In order to further coordinate our compensation program with Company and shareholder interests, and to take into consideration the potential impact that tariffs, trade tensions, geopolitical unrest, labor-related service disruptions, and related costs may continue to have on Company performance, in early 2020, prior to the outset of the pandemic, the Compensation Committee, with advice from its independent compensation consultant, approved the addition of Liquidity as an additional Company financial performance metric under our Annual Incentive Plan for the 2020 program year. As we continue to enhance and refine our compensation programs, we, together with members of our Compensation Committee, look forward to continuing our open dialogue with our shareholders during our shareholder engagement process on these and other matters.

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COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Most Recent Say on Pay Vote & Shareholder Engagement

Our Compensation Committee seeks to align the Company's executive compensation program with the interests of the Company's shareholders. On an annual basis, the compensation of our NEOs, as disclosed in our annual proxy statement, is submitted to our shareholders for a non-binding advisory vote ("Say on Pay"). At our 2020 annual meeting, less than a majority of the votes cast were in favor of the Say on Pay vote. This represented a meaningful decline from the 2019 and 2018 Say-on-Pay votes, when 92.1% and 94.3%, respectively, of the votes cast were in favor of the Say on Pay proposal each year. Given this result, we undertook significant shareholder outreach campaigning, as further discussed below.

2020 Pay and Performance.    Compensation of our newly appointed CEO was well aligned with Company performance in fiscal 2020. As previously noted, Mr. Dietrich, our President and Chief Operating Officer with a tenure with the Company of over 20 years, became our President and Chief Executive Officer effective January 1, 2020. As a first-time CEO, his 2020 total compensation package was structured to be in line with that of a new CEO, such that it was approximately 75% of our prior CEO's compensation. Significantly, the Company's share price increased over 100% in 2020 as compared to 2019, reflecting the Company's strong financial performance despite the near constant challenges caused by the COVID-19 pandemic.

Active Shareholder Engagement.    Routine and consistent investor outreach is fundamental to our commitment to engagement, communication, and transparency with our shareholders. Throughout the year, we proactively maintain relationships with our largest institutional shareholders, and make efforts to be in contact with as many shareholders as possible, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our shareholders so that we can better understand our shareholders' perspectives. We also met with certain of the proxy advisory firms that are followed by some of our large shareholders.

Much of the feedback that we received from our shareholders was positive, with many expressing appreciation for the increased transparency in our disclosures on corporate governance, executive compensation and sustainability matters. In addition, while shareholders acknowledged that the retirement payments made to our former CEO in connection with the 2019 leadership transition and the financial performance challenges we experienced in the latter half of 2019 adversely affected their 2019 pay-for-performance analysis and related say-on-pay vote on 2019 NEO compensation, they also recognized that the Company and the Compensation Committee had already taken meaningful steps in 2020 to address their concerns regarding CEO compensation levels by lowering our CEO's compensation by 25% so that it is in line with that of a newly promoted CEO. In addition, during our outreach discussions we confirmed that we do not intend to grant one-time awards to our NEOs. Our shareholders further indicated during our outreach discussions that the steps we proactively took prior to the 2020 say-on-pay vote addressed and allayed concerns that our shareholders may have raised with respect to our 2019 pay-for-performance alignment. Though the Company's strong 2020 pay-for-performance alignment would be considered by our shareholders when analyzing 2020 compensation, it most likely did not favorably impact their 2019 analysis and vote.

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COMPENSATION DISCUSSION AND ANALYSIS

Topics covered during outreach discussions with investors included:

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Our response to the COVID-19 pandemic;

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Board and Committee composition and refreshment;

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Our 2020 say on pay results;

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Anticipated positive impact on Pay-for-Performance resulting from a significantly reduced CEO pay package and strong AAWW share price performance; and

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The impact of our 2020 leadership transition and related succession planning.

Shareholder feedback that we received during our engagement meetings was discussed by our Compensation Committee and considered as we implemented and administered our 2020 compensation program and governance practices, and developed our 2021 compensation and incentive programs.

What We Heard	How We Addressed

Questions regarding level of 2019 compensation opportunity as compared to Company performance	We explained that our 2020 CEO pay was structured to be in line with that of a newly elected CEO, which was approximately 75% of the compensation received by predecessor CEO. In addition, we discussed the challenges in 2019 and the impact on the Company's financial results as well as the Company's strong performance in 2020. Shareholders indicated that the lower CEO compensation package should mitigate concerns regarding whether our CEO compensation and Company performance are reasonably aligned

Discussed use and effectiveness of 2019 retention awards to retain senior management in connection with the 2019 leadership transition	The senior management team was critical to the Company's success in 2020, which is evident by a record-breaking year as the Company surpassed $3 billion in revenue for the first time and had record earnings. The 2019 retention awards will be earned in full in 2021, and the Company does not have plans to implement future one-time awards to NEOs. Our shareholders understood the reasoning behind our need for granting the retention awards in connection with the leadership transition and were very pleased with the Board' succession planning process

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COMPENSATION DISCUSSION AND ANALYSIS

Questions regarding the challenges related to pay relative to performance in 2019	We discussed the numerous challenges faced by our Company and the overall air freight market in 2019, particularly in the latter half of the year, when our financial results were adversely impacted by the global airfreight environment and macroeconomic conditions, which reflected the effects of tariffs, global trade tensions and geopolitical unrest in certain countries in South America, and certain labor-related service disruptions. We also discussed the Company's and overall market's improved performance in 2020, which shareholders acknowledged would favorably impact our pay-for-performance alignment

Questions regarding changes to our compensation program due to the impact of COVID-19 and the importance of adequately disclosing any such changes	We confirmed that we did not make any adjustments to the financial targets or metrics under our Annual Incentive Plan or long-term performance-based incentives. In addition, we provided information regarding company-wide bonuses paid to all employees who are not otherwise bonus eligible as well as our enhanced financial wellness program available to all employees

Questions regarding our peer group	Our Compensation Committee worked with its independent compensation consultant and management to revise and revamp our peer group so that it more closely reflects the Company's significant growth and the global nature and structure of our business and operations

Discussed the importance of diversity, equity and inclusion	We confirmed that a diversity, equity and inclusion objective was included as an individual objective for each of our NEOs

Discussed environmental and sustainability matters and Board oversight / involvement in such matters	We provided detail regarding our Nominating and Governance Committee's specific mandate to assume oversight responsibility for our environmental and sustainability practices. In addition, we discussed our new Corporate Social Responsibility professional who will spearhead our corporate social responsibility and sustainability efforts together with our internal ESG Steering Council

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Enhancements in Response to Shareholder Feedback. In recent years, and in addition to what is noted above, we have received many supportive and positive comments on the Company's direction (both from a business growth and governance perspective), the meaningful pay program changes that have been implemented, and our Board and committee rotation/refreshment and outlook. Below are some of the other executive compensation changes that were made in response to specific shareholder feedback as part of our Compensation Committee's continued efforts to remain responsive to matters that are important to our shareholders and the Company.

How We Incorporate Pay-for-Performance into Our Compensation Programs

Our Compensation Committee believes that our compensation practices have played a key role in our steady operating and financial results during transformative growth periods, as well as some of the more challenging times experienced generally in the global freight industry. Our compensation programs are designed to drive achievement of our business strategies and provide competitive opportunities, principally dependent on the successful attainment of goals closely tied to Company performance. The performance metrics within the executive compensation program are designed to drive the achievement of key business, financial, on-time customer, and operational annual and long-term results, in addition to individual contributions.

The Compensation Committee achieves its pay-for-performance goals by:

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Aligning annual incentives with key annual financial, on-time customer reliability, and operating objectives that directly tie to the Company's strategy and holistic approach to achieving success. In 2020, we added a Liquidity metric to our Annual Incentive Plan (based on cash, cash equivalents, restricted cash, and unused availability under our revolving credit agreement) to further align elements of our compensation program with Company and shareholder interests of maintaining an adequate and appropriate level of liquidity. The addition of the Liquidity metric was also part of our efforts to increase focus on strengthening our balance sheet in support of future investment and growth.

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COMPENSATION DISCUSSION AND ANALYSIS
•
Aligning long-term incentive awards with executive retention and our shareholders' interests by basing awards on key Company financial metrics and long-term operating performance.

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Balancing pay mix appropriately between fixed and variable pay, short- and long-term pay and performance metrics that are tied to business strategy that aligns with shareholder interests and long-term value creation, including the incorporation of a relative total shareholder return modifier into long-term incentive awards.

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CEO Transition and Resetting Pay Package. In connection with the 2020 leadership transition we reset our CEO's total compensation package so that it is in line with that of a new CEO, which is approximately 75% of the compensation of our prior CEO.

Primary Components of NEO Compensation

The below table summarizes the three primary components of our NEOs' compensation:

Elements of Pay	Form	Links to Performance	Purposes
Base Salary	Cash	Fixed annual compensation	▪ Reviewed at least annually to consider changes in responsibility, experience, market competitiveness, and contributions to Company success

Short-Term Incentives	Cash	Adjusted Net Income Liquidity On-time customer reliability metrics Individual performance objectives

▪

Derived from our annual operating plan (Adjusted Net Income)

▪

Close alignment with shareholder interests

▪

Strictly performance-based against measureable metrics

▪

No payout if performance is below threshold

Long-Term Incentives	Performance Share Units (PSUs) and Performance Cash Awards	Growth in Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA growth") Return on Invested Capital ("ROIC") Relative TSR

▪

Links NEO and long-term shareholder interests

▪

Serves as a key retention tool and a strong long-term performance driver

▪

Performance-based against measureable metrics; no payout guaranteed (all metrics)

▪

Close alignment to shareholder returns via a relative metric (TSR)

▪

Specifically responsive to shareholder feedback

	Restricted Stock Units ("RSUs")	Alignment with shareholder returns	▪ Multiyear long-term retention ▪ Value tied to share price

Significant Portion of CEO Compensation Opportunity Performance-Based and/or At-Risk

As noted above, our former CEO, Bill Flynn, retired in 2019, and John Dietrich, our President and Chief Operating Officer with more than 20 years of experience with the Company, assumed the role as our current CEO in 2020. In developing the compensation package of our new CEO, Mr. Dietrich, which became effective as of January 1, 2020, we set the total value of his compensation at a level that is approximately 75% of the compensation our predecessor CEO was eligible to receive prior to his retirement.

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COMPENSATION DISCUSSION AND ANALYSIS

We continue to design our CEO's compensation opportunity to be largely performance-based and at-risk. For 2020, 89% of our CEO's maximum total direct compensation opportunity (base salary and maximum payout opportunity of annual and long-term incentive awards granted in 2020) was performance-based and at-risk. As noted in the chart below, approximately 48% of our CEO's maximum total direct compensation opportunity was granted in the form of long-term multiyear opportunities and 21% in annual incentive opportunity. An additional 20% of compensation opportunity was granted in the form of RSUs with three-year vesting, resulting in 89% (at maximum levels) of CEO compensation opportunity being at-risk. In addition, our comparative TSR modifier and other attributes of our performance-based long-term incentive awards result in significant compensation opportunity structured to be performance-based.

For more information on the structure of the overall long-term incentive opportunity for our other NEOs, please see pages 59-63.

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COMPENSATION DISCUSSION AND ANALYSIS

Leading Practices and Risk Mitigation

The Compensation Committee is required by its charter to meet at least four times annually. During 2020, the Compensation Committee held seven meetings and acted once by written consent. In 2020, the Compensation Committee consisted of five outside Directors, Mr. Bernlohr (Chair), Mr. Bolden, Mr. Griffin, Ms. Hallett, and Mr. Wulff, each of whom is an independent Director within the meaning of applicable SEC and NASDAQ rules.

Through our compensation program design and related policies, we pursue the alignment of interests of our executives with those of our shareholders over a multiyear long-term basis and encourage thoughtful and appropriate business risk-taking.

The following table sets forth a number of our compensation and corporate governance practices, which were primarily enacted in response to shareholder feedback and which reflect market best practices.

What We Do ✓	✓	Seek input from shareholders on our executive compensation program at least twice a year

	✓	Adopted new reduced compensation package for new CEO

	✓	Include a comparative total shareholder return modifier to performance LTI Awards to further align payout with our stock price performance

	✓	Maintain robust stock ownership guidelines applicable to our executive officers and outside directors

	✓	Conduct annual "say-on-pay" votes

	✓	"Clawback" of annual incentive compensation to discourage imprudent risk-taking

	✓	Strict "Double Trigger" equity vesting for all NEO LTI Awards

	✓	A significant portion of NEO compensation is variable and tied to our financial performance, the performance of our stock price, or both

	✓	Annually review our compensation programs to avoid encouraging excessively risky behavior

	✓	Management and the Compensation Committee regularly evaluate share utilization levels by reviewing the cost and dilutive impact of equity compensation

What We Don't Do ✗	✗	No excise tax gross-ups for change in control payments

	✗	No significant perquisites. We do not provide for items such as personal use of airplanes, Company-provided autos and/or auto allowances, or club dues

	✗	No hedging or pledging shares. Strict prohibition on hedging and monetizing transactions involving Company securities and from engaging in certain speculative transactions in respect of Company securities. No waivers, preclearance or exceptions permitted

	✗	No adjustments for shareholder buybacks

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CARES Act Compensation Matters and Impact on NEO Compensation

As previously disclosed, in May 2020, the Company entered into a Payroll Support Agreement ("PSP Agreement") with the United States Department of Treasury in connection with the funding made available to cargo air carriers under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). In connection with the PSP Agreement and the CARES Act, the Company is subject to restrictions on the amount of total compensation that may be provided to certain employees, including each of the Company's named executive officers, through March 24, 2022.

In general, the CARES Act restrictions provide that a covered employee may not receive, in any 12 consecutive month period from March 24, 2020 to March 24, 2022, compensation that exceeds the amount such employee received in calendar year 2019, in each case as calculated under applicable guidance. In the case of employees who received more than $3 million in total compensation in 2019, the employees may not receive, in any 12 consecutive month period from March 24, 2020 to March 24, 2022, compensation that exceeds $3 million plus 50 percent of the excess over the $3 million of the total compensation received by such employee in calendar year 2019, in each case as calculated under applicable guidance. The CARES Act and PSP Agreement also contains restrictions on severance and similar payments.

Because the compensation measurement period of the SEC compensation disclosure rules differs from those under the CARES Act, some of the compensation actions for our NEOs described in this Proxy Statement occurred prior to the applicability of the restrictions above (such as the LTI Awards in early 2020) and were not impacted by these restrictions. However, other elements of 2020 compensation were impacted by the CARES Act limitations, even though certain of these payments were to be paid pursuant to contractual arrangements in place prior to the CARES Act and to be earned based on pre-established goals dependent on Company performance.

For example, as described below, the Annual Incentive Plan payment for each of our NEOs was reduced in 2020 and payment of our Chief Operating Officer's performance cash award relating to the 2018-2020 performance period was also reduced, in each case to maintain compliance with the CARES Act. The amounts shown in the Summary Compensation Table for 2020 below are shown after taking into account reductions in compensation required by the CARES Act.

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COMPENSATION DISCUSSION AND ANALYSIS

Discussion of Our Compensation Program

The philosophy of our Compensation Committee is to have most of our NEOs' compensation to be performance based and at-risk.

Performance-Based Compensation: Annual and Long-Term Incentive Compensation

The Compensation Committee takes a holistic approach to incentive compensation, using a combination of related short- and long-term performance-based incentives to encourage achievement of the Company's annual, as well as longer-term, strategic goals. This approach has evolved as we consider and take into account the feedback we receive during our extensive shareholder engagement process.

At-Risk Philosophy:

The Compensation Committee believes that a significant portion of a senior executive's compensation should be "at-risk," based upon the Company's financial and operating performance. Performance-based compensation aligns senior executive compensation with our goals for corporate financial and operating performance and encourages a high level of individual performance.

Specific Components of Compensation

Three primary components for our NEOs' compensation include (1) Base Salary, (2) Annual Incentives and (3) Long-Term Incentives. See "Primary Components of NEO Composition" on page 50 as well as below for additional details on our compensation components.

1. Base Salary

2020 Highlights

✓    Approved base salary adjustments for new CEO and COO in connection with their 2020 promotions

✓    No other NEOs received an increase in their respective base salaries in 2020

Purpose:    Compensate executives for their leadership, management responsibility, experience, sustained high level of performance, and contribution to our success.

Process for setting base salary:    The amount of any senior executive salary increase is determined by the Compensation Committee in consideration of a number of factors including, but not limited to, the nature and responsibilities of the position; level of performance of the individual; expertise of the individual; advice of the Compensation Committee's independent compensation consultant, including survey data; and recommendations of the CEO (except regarding his own salary) and the General Counsel (except regarding his own salary).

Salary levels for NEOs are generally reviewed annually by the CEO and the Compensation Committee as part of the performance review process. In connection with the 2020 leadership transition, the Compensation Committee worked with its independent compensation consultant to determine the appropriate base salary for Mr. Dietrich, using survey data and considering Mr. Dietrich's meaningful long-term experience, expertise and tenure with the Company as well as competitive market practices. Mr. Dietrich's annual base salary increased from $775,000 to $850,000 as of

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January 1, 2020 to account for his increased roles and responsibilities upon becoming the Company's President and Chief Executive Officer, which, as noted herein, was approximately 75% of that received by our former CEO. In addition, Mr. Forbes' annual base salary was increased to $450,000 as of January 1, 2020 in connection with his promotion from Senior Vice President and Chief Operating Officer of our subsidiary airline Southern Air to Executive Vice President and Chief Operating Officer of the parent company, with such salary being set at a rate that was approximately 60% of the base salary received by our prior COO. The base salary of all other NEOs was not increased in 2020.

2. Annual Incentive Program

2020 Highlights

✓    Exceptional financial and operational performance resulted in near-maximum awards

✓    No adjustments were made to the financial targets or metrics under our AIP due to the impact of the COVID-19 pandemic

✓    Added liquidity metric for 2020 program year

✓    Diversity, equity and inclusion objective was included as an individual objectives for each NEO

Annual cash incentive compensation awards to our executives are made under our AIP. The AIP is a sub-plan and part of the Company's 2018 Incentive Plan, as may be amended from time to time (the "Incentive Plan"), which has been approved by our shareholders. Bonuses are payable based on the achievement of the ANI, liquidity, on-time customer reliability, and individual business objectives, as further described below. As a preliminary matter, the Company must generate a threshold level of ANI for any award to become payable under the AIP. We believe that having an annual "at risk" compensation element gives all employees, including our NEOs, a financial stake in the achievement of our business objectives and motivates them to use their best efforts to ensure that we achieve those objectives.

Each of our executives is assigned a minimum threshold, target bonus opportunity and a maximum bonus opportunity. The 2020 bonus opportunity range for each executive is set forth in the table below:

Executive	Range of Bonus Opportunity as % of Base Salary (Threshold – Target – Maximum)
Mr. Dietrich (new CEO)	75 – 100 – 200%

Mr. Steen	67.5 – 90 – 180%

Mr. Kokas	63.75 – 85 – 170%

Mr. Schwartz	63.75 – 85 – 170%

Mr. Forbes (new COO)	62.5 – 70 – 140%

How We Set Our AIP Incentive Metrics:

We base a significant portion of our executives' compensation on the Company's financial and operating performance to align senior executive compensation with our goals for corporate financial as well as operating performance and to encourage a high level of individual performance. The annual metrics upon which our incentive plans are structured are designed to drive, on an integrated basis, the achievement of key business, financial, on-time customer reliability, and operational annual results, as well as to recognize the individual contributions of our

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COMPENSATION DISCUSSION AND ANALYSIS

executives towards these goals. For 2020, in addition to the metrics described below, we added a liquidity performance metric (based on cash, cash equivalents, restricted cash, and unused availability under our revolving credit agreement) to further align our compensation program with our shareholders' interests of maintaining an adequate and appropriate level of liquidity.

In designing the annual incentive awards for our executives, the Compensation Committee considers the Board-approved annual budget, as well as the Company's short- and long-term strategic goals, and then designs the annual targets, including adjusted net income and liquidity, around the Board-approved budget and strategic plan, which is consistent with the earnings framework that we provide publicly in our related earnings release. As described below, each of our AIP metrics is set at a challenging, rigorous level, which results in payouts only for strong performance.

Alignment between Our Performance, Our Strategy and Our AIP Incentive Metrics:

Set forth below are the metrics used under our AIP performance incentive plans in 2020 to provide appropriate rewards for prudent risk-taking, key financial performance and objective results in support of our business strategy. In addition, we believe that our performance metrics align and underscore the link between incentive compensation and the successful execution of our business strategy, and reflect our ongoing commitment to a pay-for-performance compensation philosophy.

2020 Annual Incentives
Company Financial Performance Metrics	Weighting	Link to Company
Adjusted Net Income	50%	• Aligned with the creation of shareholder value and the achievement of objective relevant financial performance targets

Liquidity	10%	• Aligns the Company's and our shareholders' interests of maintaining an adequate and appropriate level of liquidity during the challenges of 2020

On-time customer reliability	20%

•

Objective, measurable goals that provide an incentive to management to meet or exceed challenging standards set by our customers in the applicable service agreements (maintaining superior on-time customer reliability is essential to differentiating AAWW from its competitors and strengthening long-term customer relationships)

Individual Performance Metrics
Individual performance objectives	20%

•

Tied directly to the annual and long-term goals set in our board-approved annual operating budget and long-term strategic plan, including continuous improvement and cost savings, diversifying our business, human capital management, and enhancing our financial results

Note: Detailed quantitative Company financial performance goals for our incentive compensation plans are disclosed for the completed 2020 fiscal year. Due to the potential for competitive harm, goals for incomplete performance periods will be disclosed in next year's Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 AIP Payout; CARES Act Related Reduction of Payouts

2020 resulted in the best results in the Company's history. In 2020 we continued to leverage our core competencies and market leadership amid ever-changing regulatory and operational challenges driven by the COVID-19 pandemic. In addition, we added widebody capacity and increased aircraft utilization to fly record block hours. As a result, we delivered record revenues and earnings. We also paid down a significant amount of debt and substantially strengthened our balance sheet. The formulaic result of our ANI, liquidity, customer reliability, and achievement of individual performance objectives resulted in an AIP payout opportunity of 1.998x of target to our NEOs and other bonus eligible employees. The Company's performance with respect to the financial metrics (ANI and liquidity) under the AIP was not favorably impacted by the monies received pursuant to the CARES Act and PSP Agreement.

As discussed above, the Company reduced each of our named executive officers' payouts under the 2020 AIP as a result of the restrictions of the CARES Act and PSP Agreement. The actual bonus amounts paid to Messrs. Dietrich, Forbes, Kokas, Schwartz, and Steen under the 2020 AIP are included in the Summary Compensation Table for Fiscal 2020 under the "Non-Equity Incentive Plan Compensation" column and reflect the reduced amounts paid to each NEO. Below are further details on each element of the AIP.

Adjusted Net Income* – Objective Metric. The most heavily weighted performance factor in the 2020 AIP is ANI. For purposes of the AIP, the ANI performance range was (1) a threshold amount of $155.3 million, (2) $207.0 million for the target amount, and (3) $227.7 million representing maximum achievement. Our ANI achievement was a Company record of $379.0 million and resulted in achievement at the maximum performance level.

*
ANI is a non-GAAP measure. A reconciliation to the most directly comparable GAAP measure may be found on page 43 of our 2020 Annual Report on Form 10-K, included with our Annual Report to Shareholders.

Liquidity – Objective Metric. For 2020, our Compensation Committee, in consultation with its independent compensation consultant, approved the inclusion of a new liquidity metric that was based on the sum of the balances of Cash and Cash Equivalents, Short-term Investments, Restricted Cash, and unused availability under the Company's revolving credit facility, in each case as of December 31, 2020 (as reflected in the Company's fiscal 2020 Annual Report on Form 10-K). The liquidity metric aligns elements of our compensation program with Company and shareholder interests of maintaining an appropriate level of liquidity. For purposes of the AIP, the liquidity performance range was (1) a threshold amount of $214.9 million, (2) $286.5 million for the target amount, and (3) $315.2 million representing maximum achievement. Our final liquidity measure was a Company record of $1,056.3 million and resulted in achievement at the maximum performance level.

On-Time Customer Reliability – Objective Metric. An additional objective performance metric that was used to determine 2020 AIP payments was our on-time customer reliability. Our 2020 on-time customer reliability goals are objective, measurable goals that are set to meet or exceed challenging standards set forth in our ACMI, CMI and AMC/Military customer contracts. In 2020, our weighted overall on-time performance was achieved at 1.989x of target despite the regulatory challengers and general business disruptions caused by the COVID-19 pandemic. While such goals are customer-specific and proprietary, they are all very aggressive and denote a high level of on-time performance. On-time performance is a key element to our Company's success and our NEOs each have a role in ensuring that such performance metrics are met.

2020 Individual Performance Objectives. Individual annual performance objectives for our NEOs are reviewed with and approved by the Compensation Committee typically as part of the process when the Company's operating plan is being reviewed and approved by the Board of Directors. These individual performance objectives are based in large part on our annual business plan and our long-term strategic plan, including enhancing our financial results, continuous improvement and cost savings, and diversifying our business, among others. Additionally, each NEO's 2020 performance objectives included an element related to diversity, equity and inclusion programs and initiatives undertaken by the NEOs.

Our Compensation Committee reviewed each NEO's 2020 accomplishments in detail and certified that each of our NEOs achieved their individual performance objectives at the maximum level.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 individual performance objectives for our NEOs included the following, among others:

Executive / Company Objectives	Select 2020 Accomplishments
Mr. Dietrich Execute Strategic Plan; Human Capital Management; Drive Improved Service Quality

✓

Record volume, revenue and earnings performance

✓

Capitalized on strong market conditions to optimize yields across all businesses, which drove record levels of block hours and profitability

✓

Significantly improved liquidity, while reducing net leverage

✓

Enhanced dialogue and transparency with crewmembers and ground staff by implementing CEO-led Town Halls, and other communication forums, on a much more frequent basis

Mr. Forbes Execute Strategic Plan; Deliver Improved Service Quality & Customer Service; Human Capital Management; Implement Labor Strategy

✓

Record volume, revenue and earnings performance

✓

Established a Coronavirus Task Force to ensure the safety of our employees and assets worldwide and to establish standards to deliver sustained operations throughout the pandemic

✓

Maintained service levels and achieved record block hours despite dramatic shifts in network due to COVID-19 related restrictions

✓

Further diversified workforce, including via new hires and promotions to key leadership positions within the Operations organization

Mr. Kokas Execute Strategic Plan; Enhance Stakeholder Value; Human Capital Management

✓

Record volume, revenue and earnings performance

✓

Provided extensive support to sales and marketing team contracting long-term charter programs on favorable terms with new customers

✓

Supported Corporate Social Responsibility position, hiring and ongoing work in environmental, sustainability and other ESG matters of focus for the Company

✓

Supported numerous financings at attractive rates and terms

✓

Supported analysis of overall fleet growth and analysis of Atlas lease agreements in relation to operation and return

Mr. Schwartz Enhance Stakeholder Value; Execute Strategic Plan; Human Capital Management

✓

Record volume, revenue and earnings performance

✓

Significantly improved liquidity and lowered net leverage

✓

Supported customer expansion/renewal analyses and negotiations, including expansion of long-term charter programs

✓

Supported numerous fleet planning initiatives, including reactivation of four parked B747-400BCFs and operationalizing one B777

✓

Implemented numerous financings at attractive rates and terms

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COMPENSATION DISCUSSION AND ANALYSIS

Executive / Company Objectives	Select 2020 Accomplishments
Mr. Steen Execute Strategic Plan; Human Capital Management; Expand Global e-Commerce Footprint; Work to Recover Increased Crew Costs

✓

Record volume, revenue and earnings performance

✓

Added 18 new long-term charter programs with strategic customers such as HP Inc., DHL Global Forwarding and Flexport

✓

Continued expanding the Company's position in global e-Commerce and successfully negotiated a long-term charter program agreement for three aircraft with Cainiao/Alibaba

✓

Successfully negotiated 10-year dry-lease extensions for 777-200Fs with DHL Express

✓

Successfully implemented a joint venture between Titan and Bain Capital Credit, and acquired the first aircraft for the portfolio

3. Long-Term Incentive Compensation

During 2020, the Compensation Committee made long-term incentive grants to our NEOs in the form of performance share units, performance-based cash awards, and time-based restricted stock units.

2020 Highlights

✓    Exceptional financial and operational performance resulted in near-maximum awards

✓    No adjustments were made to the financial targets or metrics under our AIP due to the impact of the COVID-19 pandemic

Long-Term Incentive Awards

The total long-term incentive grant in a given year is based on a multiple calculated as a percentage of base salary. The multiple is converted into an aggregate LTI plan award opportunity value, and for 2020 awards, which, consistent with prior years, is then converted into a target number of RSUs, PSUs and performance cash awards using the average closing price of the Company's Common Stock for the 20 trading days ending on February 25, 2020, trailing the grant date.

Long-term performance incentives are directly linked to the Company's long-term strategic initiatives that are intended to enhance shareholder long-term interests and are consistent with the key long-term metrics favored by a majority of our shareholders — currently, EBITDA growth, Average ROIC and a Comparative TSR metric.

For 2020, the LTI award consisted of performance share units and performance cash awards, both of which are subject to a three-year performance period, and restricted stock units that vest ratably over a three-year period, all as more fully described below. The weighting mix of the LTI components were as follows:

Award mix at time of grant: (1) Performance Stock Units 25% (target level), (2) Performance Cash 25% (target level), and (3) Time-vesting Restricted Stock Units 50%.

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COMPENSATION DISCUSSION AND ANALYSIS

At a possible future maximum payout of our performance-based LTI: (1) Performance Stock Units 35%, (2) Performance Cash 35%, and (3) Time-vesting Restricted Stock Units 30%. Assuming achievement at maximum performance opportunity, including maximum achievement of the comparative TSR metric, the performance share units and performance cash units together would pay at approximately 70% of the value of the overall award grant.

Performance-Based Share Units, or PSUs, and Performance-Based Cash Awards are paid in shares of Common Stock upon vesting. Key characteristics of the PSUs and performance-based cash awards granted in 2020 are as follows:

•
Pays only if the Company achieves, over a three-year period, rigorous preset objective financial targets measured as compared to comparative financial targets for a peer group.

•
Subject to the following financial metrics: EBITDA growth, Average ROIC and Comparative TSR.

•
The grant date value of the PSUs is reported in the current Summary Compensation Table, but actual value (if any) will not be realized by the NEOs until the three-year period ends and then only if the awards meet applicable performance criteria. Performance-based cash awards are reported in the Summary Compensation Table at the time of payout.

Restricted Stock Units, or RSUs, are paid in shares of Common Stock, vest annually on the anniversary of grant date over a three-year period, and align the economic interests of management with those of our long-term shareholders. RSUs are designed to attract and retain executives by providing them with (1) stock ownership during the applicable vesting period, and (2) a strong incentive to remain with the Company until at least the applicable vesting period ends. In addition, our stock ownership guidelines, as described below, encourage continued alignment between NEOs and other executives and our shareholders.

Goal Setting — How We Set Our LTI Incentive Metrics:

In designing the long-term incentive awards for our executives, the Compensation Committee considers the Board-approved business plan, as well as long-term strategic goals, and designs the long-term incentive targets, including Average ROIC and EBITDA growth. We believe that most of our executives' total compensation should be at-risk and that a significant portion of their total compensation should be equity-based, which provides a strong alignment between the senior executives' compensation and our shareholders' interests.

Our long-term business strategy contemplates initiatives that enhance our organizational and operating capabilities, generate additional operating efficiencies, broaden our portfolio of assets and services, and diversify our business mix.

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COMPENSATION DISCUSSION AND ANALYSIS

Link between Our Performance, Our Strategy and Our LTI Incentive Metrics:

Set forth below are the metrics used under our long-term performance incentives in 2020 to provide appropriate rewards for prudent risk-taking, key financial performance and objective results in support of our business strategy. In addition, we believe that our performance metrics align and underscore the link between incentive compensation and the successful execution of our business strategy, and reflect our ongoing commitment to a pay-for-performance compensation philosophy.

Long-Term Incentives
Performance Metrics	Weighting	Rationale
EBITDA growth	50%

•

Encourages management to pursue long-term profit potential and cash flow opportunities and is consistent with achievement of the Company's long-term strategic goals

•

Used for companies in industries like ours that require significant upfront financial investments. EBITDA growth is an appropriate measure of underlying profit potential and an indicator of operating cash flow

Average ROIC	50%

•

Drives growth and profitability through the efficient use of our capital and encourages prudent risk-taking

•

Used because the Company's strategic plan involves a significant investment program in its aircraft fleet, and the ability of the Company to manage its balance sheet to generate returns is an important measure to investors

Relative TSR modifier	+/– 20% adjustment based on relative performance against comparator group

•

Implemented as a direct result of shareholder feedback

•

Adds relative metric to our LTI (Company three-year share performance compared to S&P SmallCap 600 Index companies)

•

Further aligns compensation with shareholder returns and value

•

No upward modification in the event the absolute total shareholder return is negative, even if the Comparative TSR performance achieved would have provided for an upward adjustment

We have not disclosed the 2020 specific EBITDA growth and Average ROIC targets for the three-year performance period because they represent confidential, commercially sensitive information that we do not disclose to the public and that could cause competitive harm if known in the marketplace.

Both EBITDA growth and Average ROIC targets, as well as the factors that influence these measures, such as revenue and efforts to control costs, are inherently competitive and, if disclosed, would provide valuable insight into areas of focus for the Company. The Compensation Committee sets the EBITDA growth and Average ROIC goals at a level that it believes would be challenging but possible for the Company to achieve. In the interest of providing as much disclosure as appropriate to aid shareholders in assessing the rigor of our LTI metrics, below is a detailed description of our LTI goal-setting process. In addition, we have included, and will continue to include, the threshold, target, and maximum levels as well as the actual performance level of each LTI metric for completed performance periods.

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COMPENSATION DISCUSSION AND ANALYSIS

Our long-term incentive performance metrics relate to key Company long-term strategies and provide substantial payouts only upon achievement of exceptional performance.

At the end of the three-year period, the awards vest based on a performance matrix ranging from no vesting if the Company's performance is in the bottom quintile of both EBITDA Growth and Average ROIC metrics to 2x target vesting if performance on both metrics is in the top quintile. Target vesting (100% of the award) is achieved if the Company's performance is at the target level. Performance LTI awards are further subject to a comparative total shareholder return ("Comparative TSR") modifier, based on AAWW share price performance during the three-year performance period relative to the component companies of the S&P 600 SmallCap Index. The Comparative TSR modifier will be applied to the vesting percentage determined based on the achievement of the EBITDA Growth and Average ROIC metrics and could increase or decrease that vesting percentage by up to 20%. However, no upward modification will be made in the event the absolute total shareholder return is negative, even if the Comparative TSR performance achieved would have provided for an upward adjustment.

2020 Payout of Performance LTI Awards (2018 - 2020 Performance Period); CARES Act Related Reduction of COO Payout.    In the first quarter of 2021, the Compensation Committee reviewed AAWW's performance over the three-year performance period ended December 31, 2020 for grants made in 2018. The performance metrics for these awards were EBITDA Growth, which is based on a three-year average, and three-year Average ROIC applied on an absolute basis.

For the 2018-2020 performance period, our actual EBITDA Growth was a Company record of 29.1% and our Average ROIC was 9.5%, which in each case reflects the maximum performance. Such performance was not favorably impacted by the monies received pursuant to the CARES Act and PSP Agreement. The Company's TSR was –4.8% for the 2018-2020 performance period, which translated into a final TSR modifier of 94.4%. By applying the TSR modifier, the final payout of the 2018-2020 performance LTI awards was 188.8% despite the Company achieving maximum performance under the EBITDA Growth and Average ROIC metrics. Payouts with respect to the performance awards for the 2018-2020 performance period were made in early 2021 for our NEOs.

As discussed above, the entire amount earned and otherwise payable to Mr. Forbes in connection with his 2018-2020 performance cash award was not paid as a result of the restrictions of the CARES Act and PSP Agreement, as detailed on page 53 of this Proxy Statement.

The table set forth below shows the threshold, target, max as well as actual performance levels of each performance metric.

	Threshold	Target	Max	Actual

EBITDA Growth	> 3.5%	> 4.5%	> 8%	29.1%

Average ROIC	> 6%	> 7%	> 9%	9.5%

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Information on Long-term Incentive Goal Setting:

The performance LTI grant has three separate goals for both the EBITDA Growth and Average ROIC metrics – Threshold, Target, and Maximum. The Threshold values are set at levels the Compensation Committee believes are reasonably achievable, to motivate and support retention objectives. The Target values are set at levels that are expected to be difficult, but attainable. The Maximum levels require outstanding performance resulting from stronger than forecasted market growth and stretch by management to capitalize on that growth. Threshold levels for both the EBITDA Growth and Average ROIC metric of the 2020 grant were set at the Threshold levels of the 2019 grant; and, the target level for the EBITDA Growth metric was slightly higher than the 2019 target level.

The performance goals for the 2020 - 2022 performance period were established during the first quarter of 2020. When establishing the performance goals for the 2020 grant, the Compensation Committee took into account the Federal Reserve's real GDP growth outlook, commentary and forecasts from the Organization for Economic Cooperation and Development (OECD), and freight-tonne kilometer (FTK) forecasts from the International Air Transport Association (IATA). The Compensation Committee used those inputs as a primary set of guidelines when establishing the goals, which are further described below. OECD is an intergovernmental economic organization with 37 member countries that was founded to stimulate world trade and economic progress, and IATA is a global organization of airlines. Since we are an airline with global reach, these entities' forecasts provide a reasonable and balanced prediction of macroeconomic trends against which to measure our performance and these forecasts are considered by AAWW (and often shareholders) when considering potential long term performance.

EBITDA Growth:

  •
  Threshold – Set at a level consistent with the OECD outlook and in excess of the Federal Reserve outlook

  •
  Target – Set in excess of the IATA FTK, Federal Reserve, and OECD outlooks

  •
  Maximum – Growth well beyond industry and economist projections

Average ROIC:

  •
  Threshold – Slightly above Atlas' weighted average cost of capital

  •
  Target – Meaningfully above Atlas' weighted average cost of capital

  •
  Maximum – Significantly above Atlas' weighted average cost of capital

TSR Modifier:

  •
  We adopted the S&P Small Cap index as our TSR modifier comparator group, which is comprised of 600 companies with market caps between approximately $146 million and $6.3 billion, reflecting their distinctive risk and return characteristics

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

Carefully Analyzed and Revised Peer Group to Aid Our Compensation Decisions

Our Compensation Committee, together with its independent compensation consultant, periodically reviews relevant competitive market pay data for executives in our industry and similar industries. The Compensation Committee identifies a core group of companies, used to periodically assess the Company's compensation levels and practices, as one factor in the compensation-setting process. Our Compensation Committee has worked closely with its independent compensation consultant over the years to hone our peer group.

In 2020, as part of the slate of proactive, shareholder-favored executive compensation program changes, our Compensation Committee worked with its independent compensation consultant over the course of many months to further refine our peer group.

The Compensation Committee believes that identification of peers using a broad industry sector code is inadequate and does not establish similarity of operations and business models, nor does it adequately represent past, current and future competitors for managerial talent, factors the Compensation Committee considers in the selection of companies for these purposes.

Given the global nature and structure of our business, we believe it is critical to recruit and retain executives with a breadth of experience in global markets. A significant portion of our revenue is derived from companies and business activity based outside of the United States, including those of our unconsolidated subsidiary, Polar, which is operated by our leadership team. In 2020, we operated over 68,000 flights, serving more than 300 destinations in over 70 countries.

AAWW's 2020 revenue was approximately $3.2 billion. For 2020, our peer group includes companies that are, in comparison to AAWW:

•
Comparably sized as measured by revenue, with median revenue peer group in 2020 of approximately $2.5 billion.

•
Operate and compete for business and talent in similar industries, including transportation, logistics and aerospace services industries.

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COMPENSATION DISCUSSION AND ANALYSIS

Our peer group is comprised of the following companies:

Company	Description	Revenue for FY2020 ($ in millions)
AAR Corp.	Provider of aviation services to the worldwide commercial aerospace and government/defense industries	$2,072

Aerojet Rocketdyne Holdings, Inc.	Aerospace and defense manufacturer	$2,073

Air Lease Corporation	Trading Companies and Distributors	$2,015

Air Transport Services Group, Inc.	Provider of air cargo transportation and related services	$1,571

Alaska Air Group, Inc.	Airlines	$3,566

BWX Technologies, Inc.	Supplier of nuclear components and products	$2,124

Crane Co.	Industrial Machinery	$2,937

Cubic Corporation	Provider of diversified systems and services to the transportation and defense markets	$1,476

Curtiss-Wright Corporation	Engineered, technologically advanced products and services	$2,391

Echo Global Logistics, Inc.	Air Freight and Logistics	$2,512

Expeditors International of Washington, Inc.	Air Freight and Logistics	$10,117

Hexcel Corporation	Manufacturer of advanced composite materials	$1,502

Hub Group, Inc.	Air Freight and Logistics	$3,496

ITT Inc.	Industrial Machinery	$2,478

Spirit AeroSystems Holdings, Inc.	Aerospace and Defense	$3,405

The Brink's Company	Security and Alarm Service	$3,691

Triumph Group Inc.	Manufacturer of aerospace structures, systems and components	$2,900

Woodward, Inc.	Industrial Machinery	$2,496

Median Revenue of Peers*		$2,487

Atlas Air Worldwide Holdings, Inc.		$3,211

During 2020, the Compensation Committee worked with Pay Governance LLC and management to review the current peer group to ensure the group aligned with our current business model, included companies with which AAWW competes for executive talent, business and capital, and appropriately accounted for the Company's continued revenue growth and increased market capitalization. To be included in the peer group, the following screening criteria were used:

•
Russell 3000 companies, current peer group, and proxy advisory firm peers

•
Industry comparability, prioritizing those in the Air Freight & Logistics, Airlines, Trucking, Aerospace & Defense, Industrial Machinery, and Trading Companies & Distributors industries

•
Companies identified as potential business and/or talent competitors

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COMPENSATION DISCUSSION AND ANALYSIS
•
Revenues between approximately 0.5x to 3.0x

•
Market Capitalization between 0.25x to 5.0x

As a secondary source and broader group, the Compensation Committee may also refer to the S&P SmallCap 600 or S&P Composite 1500 Indices as additional reference points.

Other Elements of Compensation

Limited Other Benefits and Limited Perquisites

We provide our executives with common benefits, which include health insurance (including certain limited retiree health benefits), severance benefits commensurate with position, 401(k) plan participation, and a retirement restoration program. The Compensation Committee believes that perquisites should be limited. Such perquisites are limited principally to financial counseling, including limited tax reimbursement payments related thereto. Details concerning these perquisites can be found in the footnotes to the "2020 Summary Compensation Table" below.

Retirement Plans

In addition to the Company's 401(k) plan, the Company maintains the 401(k) Restoration and Voluntary Deferral Plan (the "Retirement Restoration Plan") for employees holding the title of Executive Vice President or higher. This plan is a nonqualified deferred compensation plan intended to make eligible employees whole for compensation limits imposed under our 401(k) plan. Under the retirement restoration plan, a participant is eligible to make elective deferrals and to receive employer credits equal to 5% of eligible compensation in excess of the limits described in Sections 401(a) (17) and 402(g) of the Code. Initial employer credits vest upon the third anniversary of the executive's initial eligibility for the plan, and all employer credits after such anniversary are fully vested. Deferrals and employer credits are credited with notional earnings equal to the prime interest rate until distributed on the earliest of (i) the participant becoming disabled, (ii) the participant's separation from service (including retirement and death), or (iii) a change in control of the Company.

Under our Benefits Program for Senior Executives, employees holding the rank of Executive Vice President or above would become retirement-eligible on or after (i) attaining age 55 and completing 10 years of service and (ii) giving no less than three months' advance written notice of such proposed retirement to the then-current CEO, or in the event of the CEO's retirement such notice must be given to the Chairman of the Board of Directors. Of our NEOs, Mr. Dietrich is the only one who was retirement-eligible in 2020 under the terms of the Benefits Program.

Additional Compensation Policies

Executive Stock Ownership

In support of the Board philosophy that performance and equity incentives provide the best incentives for our NEOs and other members of management and promote increases in shareholder value, the Board monitors compliance with Stock Ownership Guidelines (the "Guidelines") covering all Directors, NEOs, and certain other executives. Such guidelines include both stock ownership and recommended stock holding periods as described below. The Guidelines require executives to achieve certain levels of share ownership over a five-year period based on the lesser of a percentage of annual base salary or a fixed number of shares.

Current target share ownership levels for the Directors and the NEOs under the Guidelines are generally based on the lesser of: (i) 4x annual base cash retainer, or 7,500 shares, for independent Directors, (ii) 6x base salary, or 120,000 shares, for the CEO, (iii) 3.5x base salary, or 40,000 shares, for the Chief Executive Officer of Titan (currently, Mr. Steen), and (iv) 3x base salary, or 30,000 shares, for other Executive Vice Presidents.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2020, all of our Directors and NEOs were in full compliance with the requisite Common Stock ownership levels set forth in the Guidelines.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Until the Tax Cut and Jobs Act was enacted on December 22, 2017, subject to certain requirements, performance-based compensation was deductible even if it caused the covered employee to receive compensation in excess of $1 million. However, the Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, subject to limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that was not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Effective for 2017 and thereafter, a covered employee under Section 162(m) is the CEO, the CFO (who previously was not included), and each of the other three highest-paid executive officers.

Although this tax deduction for performance-based compensation has been eliminated for awards granted after November 2, 2017, we continue to believe that a strong link between pay and performance is critical to align executive and stockholder interests. The Compensation Committee will continue to ensure that a meaningful portion of pay for NEOs is at-risk and subject to the attainment of performance goals. The Compensation Committee reserves the right to provide compensation to our executives that is not deductible, including but not limited to when necessary to comply with contractual commitments, or to maintain the flexibility needed to attract talent, promote retention, or recognize and reward desired performance.

Equity Grant Practices

The Compensation Committee generally grants equity awards to NEOs in the first quarter of each year. The Compensation Committee does not have any programs, plans or practices of timing these awards in coordination with the release of material nonpublic information. In fact, such awards are granted a week or more following the filing of the Company's 10-K and the related issuance of its earnings release.

Anti-Hedging Policy

Under our insider trading policy, our NEOs are prohibited from engaging in hedging or other monetization transactions involving our securities, including through the use of financial instruments. In addition, our NEOs may not act on investment decisions with respect to Company securities, except during applicable trading window periods. To our knowledge, all of our senior officers, including our NEOs, are currently in compliance with our anti-hedging policy.

Clawback Policy

We have maintained our compensation clawback policy to enhance the alignment of our compensation program features with best practices and consistent with feedback received from our shareholders. Our clawback policy permits us to seek to recover certain amounts of annual cash incentive compensation awarded to any executive officers if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a substantial restatement of our financial statements due to material noncompliance and the executive officer's intentional misconduct that contributed to a higher amount of cash incentive compensation received.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

Letter to the Shareholders from the Board of Directors

In managing the Company, our entire Board of Directors seeks to achieve long-term, sustainable performance and to create value through a well-reasoned, long-term strategic plan; prudent risk management; effective corporate governance practices and executive compensation programs; and well-functioning talent and succession planning. Please see "Letter to our Shareholders from the Board of Directors" appearing at the beginning of this Proxy Statement.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with senior management. Based on this review, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

THE COMPENSATION COMMITTEE
Timothy J. Bernlohr, Chair Charles F. Bolden, Jr. Bobby J. Griffin Carol B. Hallett John K. Wulff

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Tables and Explanatory Notes

2020 Summary Compensation Table

As described in the Compensation Discussion and Analysis "Overview" section of this Proxy Statement, based on our extensive shareholder outreach over the last several years, we have made numerous changes to our compensation programs, while maintaining and enhancing our pay-for-performance philosophy and ensuring that these programs do not promote excessive risk-taking. Please read the Compensation Discussion and Analysis "Overview" appearing on pages 44-53 of this Proxy Statement, along with the remainder of the Compensation Discussion and Analysis section and the material presented below.

The following table provides information concerning compensation for our NEOs during fiscal year 2020:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (i)	Total ($) (j)
John W. Dietrich	2020	850,032	—	2,414,528	—	2,636,820	198,171	6,099,551

Chief Executive Officer	2019	745,029	—	1,818,582	—	1,727,588	237,305	4,528,504

	2018	708,777	—	1,912,169	—	2,358,609	214,530	5,194,085

Michael T. Steen	2020	675,026	500,000	1,789,566	—	2,230,670	192,823	5,388,085

Chief Commercial Officer	2019	675,026	—	1,818,582	—	1,605,488	214,093	4,313,189

	2018	665,651	—	1,912,169	—	2,288,337	189,456	5,055,613

Adam R. Kokas	2020	625,024	500,000	1,633,346	—	2,042,160	181,511	4,982,041

General Counsel	2019	625,024	—	1,609,475	—	1,358,009	183,364	3,775,872

	2018	614,024	—	1,692,251	—	2,037,347	171,375	4,514,997

Spencer Schwartz	2020	625,024	500,000	1,633,346	—	2,047,785	185,203	4,991,358

Chief Financial Officer	2019	625,024	—	1,609,475	—	1,358,009	212,708	3,805,216

	2018	612,524	—	1,692,251	—	2,037,347	180,584	4,522,706

James Forbes	2020	450,018	—	681,710	—	259,250	106,804	1,497,782

Chief Operating Officer	2019	—	—	—	—	—	—	—

	2018	—	—	—	—	—	—	—

2020 Summary Compensation Table Notes

Column (d) – Bonus

The amounts reflect the CEO Transition Retention Opportunity paid to each of Messrs. Kokas, Schwartz and Steen as of December 31, 2020, which relate to the Company's transition of CEOs after almost 15 years, as described below under the section entitled "Employment Agreements – Executive CEO Transition 2019 Retention Agreements."

Column (e) – Stock Awards

The amounts included reflect the grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and with performance awards valued based on the probable outcome of performance conditions. For more information about the assumptions used in valuing these awards, see Note 15 in our Annual Report on Form 10-K and footnote (5) to the Grants of Plan-Based Awards table below. Stock awards for 2020 reflect the aggregate grant date fair value of (i) time-based restricted stock units that vest ratably over three years and (ii) performance share units for the three-year performance period ending December 31, 2022

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COMPENSATION DISCUSSION AND ANALYSIS

(see pages 40-42 for a discussion of the methodology followed by the Compensation Committee to determine the number of performance share units awarded) assuming target level performance. Performance share units are settled in shares of Common Stock at 0% to 240% of target based upon AAWW's EBITDA growth and Average ROIC performance relative to internal targets and Comparative TSR over the three-year performance period. Assuming that the performance share units are paid at the maximum level, including the maximum impact of the TSR modifier, the aggregate dollar values of restricted stock unit and performance share unit awards for 2020 (based on the closing price of our Common Stock on the date of grant) would be $3,541,308 for Mr. Dietrich; $2,624,698 for Mr. Steen; $2,395,574 for Messrs. Kokas and Schwartz; and $999,828 for Mr. Forbes.

Column (g) – Non-Equity Incentive Plan Compensation

Reflects cash payments made under the AIP Program (as reduced as required by the CARES Act and PSP Agreement), a sub-plan of our 2018 Incentive Plan, as well as the value of the NEOs' performance-based long-term incentive cash awards for the 2018-2020 performance period. The performance goals for the cash-based long-term incentive awards granted in 2018 for the 2018-2020 performance period, were paid at 188.8% of target, as described on page 63; and, the annual bonuses paid under the 2020 AIP were paid at 199.8% of target. Notwithstanding the foregoing, the full amount of the 2018-2020 performance cash award that was payable to Mr. Forbes was reduced due to the executive compensation limitations imposed by the CARES Act and PSP Agreement. In addition, due to the executive compensation limitations imposed by the CARES Act and PSP Agreement, the Company could not provide our named executive officers with the full value of their respective payout under the 2020 AIP; accordingly, Mr. Dietrich received $1,487,500; Mr. Steen received $1,081,350; Mr. Kokas received $1,025,000; Mr. Schwartz received $1,030,625; and, Mr. Forbes received $173,250.

Column (i) – All Other Compensation

"All Other Compensation" includes Company matching contributions under our 401(k) plan, financial counseling services, and de minimis travel related expenses. For 2020, the 401(k) match totaled $13,000 for Messrs. Dietrich, Schwartz and Forbes and $9,750 for Messrs. Kokas and Steen.

We provide a limited number of perquisites to our senior executives, primarily financial counseling. We believe this benefit is reasonable, competitive and consistent with our overall executive compensation program and philosophy and with comparable programs maintained by the companies with which we compete for executive talent. The costs of these benefits constitute only a small percentage of each NEO's total compensation. For 2020, these personal benefits included financial counseling and tax-preparation fees ($22,805 for Messrs. Dietrich, Kokas, Schwartz and Steen) and limited travel-related expenses ($4,534 for Mr. Dietrich, $789 for Mr. Steen, and $1,460 for Mr. Forbes). In addition, Mr. Forbes had $50,466 in relocation expenses in connection with his promotion to Chief Operating Officer and his related temporary relocation from our offices in Kentucky to Miami, FL in order to provide executive oversight at Atlas' Pilot Training Center given 2020 operational and regulatory challenges due to COVID-19. Reimbursement of taxes due for all such benefits for 2020 totaled $23,378 for Mr. Dietrich, $21,195 for Mr. Kokas, $21,195 for Mr. Schwartz, $15,107 for Mr. Steen; and $12,863 for Mr. Forbes. These amounts are included in the "All Other Compensation" column.

As described above in the section entitled "Other Elements of Compensation — Retirement Plans," our NEOs are entitled to receive employer credit under the Retirement Restoration Plan. The portion of account balances attributable to such employer credit made under the Retirement Restoration Plan to each of our NEOs during 2020 totaled $133,058 for Mr. Dietrich; $126,029 for Mr. Kokas; $125,943 for Mr. Schwartz; $142,423 for Mr. Steen; and, $39,275 for Mr. Forbes. These amounts are included in the "All Other Compensation" column. See "Nonqualified Deferred Compensation" below for additional information about the Retirement Restoration Plan.

The "All Other Compensation" column also includes de minimis amounts for group term life insurance and long-term disability insurance.

70  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 Grants of Plan-Based Awards

The grants set forth in the following table were made pursuant to (i) our 2018 Incentive Plan, as amended and restated, and related award agreements and (ii) our AIP, each of which is described in more detail in the section entitled "Compensation Discussion and Analysis" above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Stock or Units (#) (i)	Underlying Options (#) (j)	Option Awards ($) (k)	Option Awards(5) ($) (l)
John W. Dietrich
AIP(1)		637,500	850,000	1,700,000	—	—	—	—	—	—	—

LTIP–LTC(2)	2/25/20	—	796,875	1,912,500	—	—	—	—	—	—	—

LTIP–PSUs(3)	2/25/20	—	—	—	—	30,649	73,558	—	—	—	804,843

LTIP–RSUs(4)	2/25/20	—	—	—	—	—	—	61,298	—	—	1,609,685

Michael T. Steen
AIP(1)		455,625	607,500	1,215,000	—	—	—	—	—	—	—

LTIP–LTC(2)	2/25/20	—	590,625	1,417,500	—	—	—	—	—	—	—

LTIP–PSUs(3)	2/25/20	—	—	—	—	22,716	54,518	—	—	—	596,522

LTIP–RSUs(4)	2/25/20	—	—	—	—	—	—	61,298	—	—	1,193,044

Adam R. Kokas
AIP(1)		398,438	531,250	1,062,500	—	—	—	—	—	—	—

LTIP–LTC(2)	2/25/20	—	539,062	1,293,749	—	—	—	—	—	—	—

LTIP–PSUs(3)	2/25/20	—	—	—	—	20,733	49,759	—	—	—	544,449

LTIP–RSUs(4)	2/25/20	—	—	—	—	—	—	41,466	—	—	1,088,897

Spencer Schwartz
AIP(1)		398,438	531,250	1,062,500	—	—	—	—	—	—	—

LTIP–LTC(2)	2/25/20	—	539,062	1,293,749	—	—	—	—	—	—	—

LTIP–PSUs(3)	2/25/20	—	—	—	—	20,733	49,759	—	—	—	544,449

LTIP–RSUs(4)	2/25/20	—	—	—	—	—	—	41,466	—	—	1,088,897

James Forbes
AIP(1)		236,250	315,000	630,000	—	—	—	—	—	—	—

LTIP–LTC(2)	2/25/20	—	225,000	540,000	—	—	—	—	—	—	—

LTIP–PSUs(3)	2/25/20	—	—	—	—	8,653	20,767	—	—	—	227,228

LTIP–RSUs(4)	2/25/20	—	—	—	—	—	—	17,307	—	—	454,482

(1)
Represents the range of potential cash payouts under the AIP for 2020. The actual AIP payouts for 2020 are included in the Summary Compensation Table above.

(2)
Represents the grant (under the Incentive Plan) of performance cash awards that vest and are payable only if certain pre-established performance criteria for the period beginning on January 1, 2020 and ending December 31, 2022 are achieved.

(3)
Represents the grant (under the Incentive Plan) of performance-based long-term stock awards that vest and are payable only if certain pre-established performance criteria for the period beginning on January 1, 2020 and ending December 31, 2022 are achieved.

(4)
Represents award of time-based restricted stock units that vest ratably over a three-year period.

(5)
The fair value of the restricted stock units and performance share units shown in the table is based on the closing market price of our Common Stock as of the date of the particular award, computed in accordance with GAAP, excluding the effect of estimated forfeitures and with performance awards valued based on the probable outcome of performance conditions. See footnote (e) to the Summary Compensation table for the assumptions used in valuing these awards and for the grant date fair value of awards if maximum levels of performance were achieved.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Outstanding Equity Awards

The table below shows outstanding equity awards for our NEOs as of December 31, 2020. Market values reflect the closing price of our common stock on the NASDAQ Global Market on December 31, 2020, which was $54.54 per share.

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
	—	—	—	—	—	5,196	(1)	283,390	—		—

John W.	—	—	—	—	—	7,018	(3)	382,762	10,527	(2)	574,143

Dietrich	—	—	—	—	—	14,820	(5)	808,283	11,115	(4)	606,212

	—	—	—	—	—	61,298	(7)	3,343,193	30,649	(6)	1,671,596

	—	—	—	—	—	5,196	(1)	283,390	—		—

Michael T.	—	—	—	—	—	7,018	(3)	382,762	10,527	(2)	574,143

Steen	—	—	—	—	—	14,820	(5)	808,283	11,115	(4)	606,212

	—	—	—	—	—	45,432	(7)	2,477,861	22,716	(6)	1,238,931

	—	—	—	—	—	4,271	(1)	232,940	—		—

Adam R.	—	—	—	—	—	6,211	(3)	338,748	9,316	(2)	508,095

Kokas	—	—	—	—	—	13,116	(5)	715,347	9,837	(4)	536,510

	—	—	—	—	—	41,466	(7)	2,261,556	20,733	(6)	1,130,778

	—	—	—	—	—	4,271	(1)	232,940	—		—

Spencer	—	—	—	—	—	6,211	(3)	338,748	9,316	(2)	508,095

Schwartz	—	—	—	—	—	13,116	(5)	715,347	9,837	(4)	536,510

	—	—	—	—	—	41,466	(7)	2,261,556	20,733	(6)	1,130,778

	—	—	—	—	—	1,018	(1)	55,522	—		—

James	—	—	—	—	—	496	(3)	27,052	1,487	(2)	81,101

Forbes	—	—	—	—	—	1,047	(5)	57,103	1,570	(4)	85,628

	—	—	—	—	—	8,653	(7)	471,935	17,307	(6)	943,924

(1)
Restricted stock units awarded on March 9, 2017 vest ratably on each anniversary date of grant, and the remaining tranche vested on March 9, 2021.

(2)
Performance share units awarded on March 8, 2018 vest and are payable on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2020. The amounts reflect target level performance.

(3)
Restricted stock units awarded on March 8, 2018 vest ratably on each anniversary date of grant, and the remaining tranche vested on March 8, 2021.

(4)
Performance share units awarded on February 27, 2019 vest and are payable on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2021. The amounts reflect target level performance.

(5)
Restricted stock units awarded on February 27, 2019 vest 33.3% ratably on each anniversary date of grant, with remaining outstanding vesting dates of February 27, 2021, and 2022.

(6)
Performance share units awarded on February 25, 2020 vest and are payable on attainment of certain pre-established performance criteria during the three-year performance period ended December 31, 2022. The amounts reflect target level performance.

(7)
Restricted stock units awarded on February 25, 2020 vest 33.3% ratably on each anniversary date of grant, with remaining outstanding vesting dates of February 27, 2021, 2022, and 2023.

72  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 Stock Vestings

The following table sets forth information relating to stock vesting during fiscal 2020 for each of our NEOs:

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (d)(#)	Value Realized on Vesting (e)($)(1)
John W. Dietrich	43,396	910,792

Michael Steen	43,396	910,792

Adam R. Kokas	36,582	769,806

Spencer Schwartz	36,582	769,806

James Forbes	6,040	118,741

(1)
The value is calculated based on the closing market price of our Common Stock as of the vesting date of the applicable award.

Nonqualified Deferred Compensation

As described above in the section entitled "Other Elements of Compensation – Retirement Plans," our NEOs are entitled to receive an annual employer contribution under the Retirement Restoration Plan.

The table below sets forth the amount of employer contributions made under the Retirement Restoration Plan to each of our NEOs during 2020. Each Executive Officer is 100% vested in his aggregate account balance.

Name (a)	Executive Contributions in Last Fiscal Year (b)($)	Registrant Contributions in Last Fiscal Year (c)($)(1)	Aggregate Earnings in Last Fiscal Year (d)($)	Aggregate Withdrawals/ Distributions (e)($)	Aggregate Balance at Last Fiscal Year End (f)($)
John W. Dietrich	—	119,131	13,927	—	561,590

Michael Steen	—	129,275	13,148	—	546,985

Adam R. Kokas	—	114,402	11,627	—	483,779

Spencer Schwartz	—	114,402	11,541	—	481,056

James Forbes	—	39,275	—	—	39,275

(1)
The amounts reported in this column for each NEO are reflected in the "All Other Compensation" column of the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

John W. Dietrich.    In connection with his promotion to President and Chief Executive Officer, Mr. Dietrich entered into a new employment agreement with Atlas Air (the "Dietrich Agreement"), effective as of July 1, 2019. Pursuant to the Dietrich Agreement, Mr. Dietrich received an annual base salary of $775,000 through the end of 2019 and, effective as of his promotion date of January 1, 2020, an annual base salary of $850,000. In addition, as of July 1, 2019, Mr. Dietrich's target bonus opportunity increased to 100% of his annual base salary. Beginning in 2020, he became eligible for a long-term incentive award with a target value of 375% of his then-current base salary.

Pursuant to the Dietrich Agreement, Mr. Dietrich is entitled to severance benefits in connection with certain terminations of employment that are generally consistent with the entitlements under his prior employment agreement. In the event Mr. Dietrich's employment is terminated by the Company without "cause," by Mr. Dietrich for "good reason," or due to death or "disability" (each as defined in the Dietrich Agreement), subject to him executing a general release of claims, Mr. Dietrich will be entitled to a lump sum payment equal to twenty-four months of his then current base salary. Due to his tenure with the Company, Mr. Dietrich will also be eligible to participate in the Company's health plans until he becomes eligible for Medicare or is eligible to be covered by the health plan of a subsequent employer. In the event Mr. Dietrich's employment is terminated by the Company without "cause" or by Mr. Dietrich for "good reason" within 12 months following a "change in control" of the Company (as defined in the Dietrich Agreement), Mr. Dietrich will be entitled to receive a lump sum payment equal to thirty-six months of his then current base salary. If, within the six-month period immediately following a termination by the Company without "cause" or by Mr. Dietrich for "good reason," a "change in control" of the Company occurs, then, in addition to the severance equal to twenty-four months of base salary described above, Mr. Dietrich will receive an additional lump sum payment equal to twelve months of his then-current base salary.

The Dietrich Agreement additionally provides that Mr. Dietrich will be subject to perpetual confidentiality provisions, as well as two-year post-termination non-solicitation and one-year post-termination non-competition provisions. The Dietrich Agreement superseded the prior employment agreement by and between Mr. Dietrich and Atlas Air that was amended and restated effective September 15, 2006 and was further amended at year-end 2008 and in 2011.

None of our other NEOs are party to an employment agreement.

Executive CEO Transition 2019 Retention Agreements

In mid-2019, each of Adam Kokas, Spencer Schwartz, and Michael Steen was considered by the Board as a candidate to succeed Mr. Flynn as CEO of the Company, given their respective skills and experience, their sustained high performance and long tenure at the Company, as well as the multiple roles each holds with the Company and certain of its subsidiaries and/or affiliate entities. For example, Mr. Kokas also serves as Executive Vice President, General Counsel and Assistant Secretary of Polar, of which AAWW is a majority owner; Mr. Schwartz is a director of Polar; and Mr. Steen also holds the position of Chief Executive Officer of our dry leasing company, Titan. Each such NEO has been a long-standing senior executive of AAWW and due to their extensive knowledge of the Company and the business, Messrs. Kokas, Schwartz and Steen each were granted a retention bonus opportunity (each, a "Retention Opportunity") to help promote business continuity and to ensure that each remained focused on and committed to the successful implementation of the Company's long-term business strategy. All three NEOs have remained with the Company through the CEO transition. The Board believed that there was a compelling need to ensure that the members of the senior leadership team, each of whom has in-depth knowledge of the Company, remained intact to continue to work with Mr. Dietrich in his role as CEO in executing our business plan and refreshed long-term strategy during an especially challenging time. The Company's record performance in 2020 in the midst of a global pandemic underscores the value of keeping our senior management team intact following the 2019 leadership transition. The Retention Opportunity is subject to the continued employment of each of Messrs. Kokas, Schwartz and Steen and provided each with a payment in the amount of $500,000 as of December 31, 2020; and, each will be entitled to receive $1,000,000 as of December 31, 2021 (30 months following the announcement of the CEO transition). Each would also be eligible to receive any unpaid portion of the retention bonus upon a termination by the Company without "cause," by the executive for "good reason," or upon the executive's death or "disability" (in each case as such term is defined in the applicable award agreement).

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COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon Termination or Change in Control

Our AIP for Senior Executives, long-term incentive plans and related award agreements, the Dietrich Agreement, and the Benefits Program for Senior Executives (the "Benefits Program") provide for payments and benefits to our executive officers upon certain terminations of employment, including retirement, and upon a change of control of the Company.

For purposes of these plans and arrangements, a "change in control" of the Company generally includes (i) the acquisition by any person or group of more than 50% of the total fair market value or total voting power of the Common Stock, (ii) the acquisition by any person or group, during any twelve-month period of ownership, of stock possessing 30% or more of the total voting power of the Company, (iii) the replacement of a majority of the membership of the Company's Board of Directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Company's then Board of Directors, (iv) the acquisition by a person or group during any twelve-month period of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company, or (v) the consummation of a complete liquidation or dissolution of the Company.

Based on our extensive shareholder outreach and related feedback, equity and other long-term incentive award agreements under our long-term incentive plan are subject to "double-trigger" provisions that require a change in control to be accompanied by a qualifying termination of employment in order for any such award to vest on an accelerated basis.

Payments upon Termination of Employment or Retirement (Without a Change in Control)

Severance Entitlements

Mr. Forbes, Mr. Kokas, Mr. Schwartz, and Mr. Steen participate in the Benefits Program for Senior Executives (the "Benefits Program") as does Mr. Dietrich to the extent severance benefits and related matters are not specifically covered in his employment agreement. The Benefits Program provides for the following severance payments and benefits in the event the executive is terminated by the Company without "cause" (as defined below), due to disability, or the executive resigns for "good reason" (as defined below), in the absence of a change in control of the Company: (i) 24 months' continued base salary; (ii) provided that COBRA continuation coverage is timely elected, twelve months of reimbursement of the portion of COBRA premiums attributable to employer cost-share on an after-tax basis, provided that any such reimbursement will cease if the executive obtains comparable coverage in connection with subsequent employment or becomes eligible for Medicare coverage; and (iii) an annual bonus payment under the AIP for the year of termination, as described below. If an executive dies while receiving severance payments, his or her personal representative will be entitled to receive such unpaid severance payments. All severance payments are subject to the executive executing and not revoking a timely release of claims.

If an executive has attained age fifty-five and completed ten years of service with the Company or a related employer and such executive's employment is terminated (i) without cause, (ii) due to executive's permanent disability, (iii) by the executive for good reason, or (iv) due to executive's "retirement" (as defined below), the executive and his or her eligible dependents, if any, will continue to be eligible to participate in the Company's health insurance plans until such executive is Medicare eligible.

With respect to the Benefits Program and the AIP, "retirement" means a termination of an executive's employment by the executive on or after such executive (i) attains age fifty-five and has completed ten years of service with the Company or a related employer, and (ii) has given not less than three months' advanced written notice of such proposed retirement to the then current Chief Executive Officer of the Company or, in the event of a proposed retirement of the then current Chief Executive Officer such notice must be given to the Chairman of our Board of Directors; provided, however, that if such executive is terminated for cause after providing such advanced written notice, such termination will not be considered a retirement. Notwithstanding the foregoing, for purposes of the AIP,

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COMPENSATION DISCUSSION AND ANALYSIS

the Dietrich Agreement requires that Mr. Dietrich (i) attain age sixty and complete ten years of service and (ii) give not less than six months' advance written notice to the Chairman of the Board of Directors.

With respect to our employment, incentive and benefits plans and agreements (other than the Dietrich Agreement), "good reason" generally means (i) a material reduction in the executive's annual base salary, percentage target bonus opportunity under the AIP, or target long-term incentive award opportunity (or, for purposes of certain such plans and arrangements, following a change in control, a reduction of such compensation in the aggregate), in each case as then in effect, or other material benefits provided to officers of the Company, except where such reduction is part of a general reduction in salary or benefits by the Company, (ii) a material reduction in the executive's title or job responsibilities, or (iii) following a change in control of the Company, an attempted relocation of the executive to a position that is located greater than forty miles from the location of such executive's most recent principal location of employment with the Company; provided, however, that the executive will be treated as having resigned due to good reason only if he or she provides the Company with a notice of termination within ninety days of the initial existence of one of the conditions described above, following which the Company shall have thirty days from the receipt of the notice of termination to cure the event specified in the notice of termination and, if the Company fails to so cure the event, the Executive must terminate his or her employment not later than thirty days following the end of such cure period.

In addition, "cause" means (i) an executive's refusal or failure (other than during periods of illness or disability) to perform his material duties and responsibilities, (ii) the executive's conviction or plea of guilty or nolo contendere in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or any of its subsidiaries including, without limitation, any breach of written policies of the Company with respect to trading in securities, (iv) any other act of fraud, including, without limitation, misappropriation, theft or embezzlement, or (v) a violation of any applicable material policy of the Company or any of its subsidiaries, including, without limitation, a violation of the laws against workplace discrimination.

Mr. Dietrich's severance benefits under his individual employment agreement in the event of certain terminations in the absence of a change in control of the Company are described above under the section entitled "Employment Agreements."

Annual Incentive Program for Senior Executives

In the event a participant's employment is terminated during a program year by the Company without cause, due to death, disability, retirement, or the participant resigns for good reason, he or she shall be entitled to receive a bonus under the AIP in an amount equal to, (A) in the event such termination occurs after June 30 of the applicable program year, the lesser of (1) the amount he or she would have received if he or she were employed on the last day of such program year based upon actual company performance measured pursuant to the Plan (and assuming for such purpose that his or her individual business objectives have been achieved at target), or (2) his or her target bonus (such lesser amount, the "Full Termination Bonus Amount") or (B) in the event the termination occurs prior to July 1 of the applicable program year, the Full Termination Bonus Amount multiplied by a fraction, the numerator of which is the number of days from the commencement of the program year until such termination and the denominator of which is 365.

Long-Term Incentive Awards

In the event an executive's employment is terminated by the Company without cause, due to death or disability, or due to the executive's resignation for good reason, in each case in the absence of a change in control of the Company, a pro-rata portion of our executive' outstanding PSUs and performance-based long-term incentive cash awards would vest, based on the portion of the performance period elapsed prior to such termination, with all applicable performance goals determined at the end of the performance period based on actual Company performance. Our executive's outstanding RSUs would immediately vest upon such executive's termination by the Company without cause, due to death or disability, or due to the executive's resignation for good reason.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, upon Mr. Dietrich's retirement his outstanding performance cash awards will vest based on actual Company performance and be paid in the normal course at the end of the applicable performance period. The long-term performance-based cash program requires that Mr. Dietrich (i) attain age sixty and complete ten years of service, (ii) give not less than six months' advance written notice to the Chairman of the Board of Directors, and (iii) a majority of the members of the Board (disregarding Mr. Dietrich's Board membership for these purposes) approve such retirement in order for a termination to be deemed a "retirement" under program.

Nonqualified Deferred Compensation

As described above in the section entitled "Other Elements of Compensation — Retirement Plans," our NEOs are entitled to receive an annual employer credit under our Retirement Restoration Plan. Each of our executive officers is fully vested in his account balance under the Retirement Restoration Plan. All account balances under the plan would become immediately payable upon an executive's separation from service (within the meaning of Section 409A of the Internal Revenue Code), death, or disability (as defined in the Retirement Restoration Plan).

Executive Retention Agreements

As described above in the section entitled "Employment Agreements – Executive Retention Agreements," each of Messrs. Kokas, Schwartz, and Steen were granted a Retention Opportunity, any unpaid portion of which would be payable upon a termination by the Company without cause, by the executive for good reason, or upon the executive's death or disability.

Payments upon a Change in Control (Without Termination of Employment)

Annual Incentive Program for Senior Executives

In the event of a change in control of the Company, a participant would remain eligible to receive a bonus under our AIP following the completion of the program year in which the change in control occurs, based on the greater of target level performance and actual performance determined at the end of the performance period.

Long-Term Incentive Awards

In the event of a change in control of the Company, immediately following such change in control, unless the award is assumed or substituted, all outstanding PSUs and performance-based long-term incentive cash awards would become payable and deemed satisfied based on achievement at the maximum performance levels, other than any applicable Comparative TSR modifier, which would be deemed satisfied based upon actual performance as of the date of the change in control. If, however, a performance-based award is assumed or substituted by the acquirer in a transaction, then such award would become payable at the levels described above subject to the participant's continued employment through the applicable performance period or in the event of certain terminations of employment prior to the end of the applicable performance period pursuant to the terms set forth in the applicable award agreement, as described in the section entitled "Payments Upon Termination of Employment (With a Change in Control) – Long-Term Incentive Awards" below.

All outstanding RSUs would immediately vest in connection with the change in control if the awards are not assumed or substituted by the acquiror in the transaction. If, however, the awards are assumed or substituted by the acquiror in the transaction, then the awards would remain outstanding subject to the executive officer's continued employment, and would immediately vest in the event of certain terminations of employment following the change in control, as described in the section entitled "Payments Upon Termination of Employment (With a Change in Control) – Long-Term Incentive Awards" below.

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COMPENSATION DISCUSSION AND ANALYSIS

Nonqualified Deferred Compensation

As noted above, each executive's vested account balance under the Retirement Restoration Plan would become immediately payable in the event of a change in control.

Payments upon Termination of Employment (With a Change in Control)

Severance Entitlements

As noted above, each of Messrs. Kokas, Schwartz and Steen participate in the Benefits Program, which provides for the severance payments and benefits described in the section entitled "Payments upon Termination of Employment or Retirement (Without a Change in Control)" above. If, within the twelve-month period immediately following a change in control of the Company, an executive's employment is terminated for reasons other than cause or if he resigns for good reason, and subject to his timely execution of a general release of claims, then such executive will be entitled to the severance benefits described above, except that such severance payments will be in the form of a single lump-sum payment in an amount equal to thirty-six months of the executive's then-current annual base salary.

If, within the six-month period immediately following an executive's termination of employment by the Company without cause or by the executive for good reason, a change in control of the company occurs, then, in addition to the severance payments described in the section entitled "Payments Upon Termination of Employment or Retirement (Without a Change in Control) – Severance Entitlements" above, and subject to the executive satisfying the aforementioned release requirements, the Executive will be entitled to receive a lump-sum payment equal to twelve months of his then-current base salary.

None of our NEOs are entitled to any tax gross-up payments in the event the executive is subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code. Receipt of the separation payments and benefits described above is conditioned upon the applicable executive complying with the terms and conditions of a restrictive covenant agreement.

Mr. Dietrich's severance benefits under his individual employment agreement in the event of certain terminations following a change in control are described under the section entitled "Employment Agreements" above.

Annual Incentive Plan for Senior Executives

In the event that a participant's employment is terminated during a program year in which a change in control occurs (i) following such change in control by reason of (A) an involuntary termination by the Company without cause, (B) the participant's resignation for good reason, (C) retirement, (D) death or disability; or, (ii) within six months prior to such change in control, by the Company without cause or by the participant for change in control good reason, such participant is entitled to receive a non-prorated AIP bonus payment calculated based on the greater of (A) target level performance and (B) the Company's actual performance determined at the end of the performance period pursuant to the terms of the plan.

Long-Term Incentive Awards

In the event of an executive's termination by the Company without cause, due to death or disability, or the executive's resignation for good reason, in each case following a change in control of the Company, all outstanding performance-based long-term incentive awards that were not substituted or assumed by the acquiror in connection with the transaction would immediately vest, with any applicable performance goals deemed satisfied at maximum performance levels, other than any applicable Comparative TSR modifier, which would be deemed satisfied based upon actual performance as of the date of the change in control.

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POST-TERMINATION AND CHANGE IN CONTROL TABLE

POST-TERMINATION AND CHANGE IN CONTROL TABLE

The table below sets forth the estimated dollar value of the payments and other benefits our NEOs would receive in the event of his termination of employment or a change in control that are in addition to amounts previously earned and accrued by the executive, in each case assuming that such termination is without cause and such termination or change in control occurred on December 31, 2020.

These estimates were valued based on the closing price of our Common Stock as quoted on the NASDAQ Global Market on December 31, 2020, which was $54.54 per share. The actual amounts to be paid can only be determined at the time of such events.

These estimates assume that the NEO (a) executes a release of claims, (b) does not violate the executive's noncompetition or nonsolicitation agreements or any other restrictive covenants with us following termination, (c) does not receive medical and life insurance coverage from another employer within twelve months of the termination of his employment, (d) does not have any unused vacation time, and (e) does not incur legal fees requiring reimbursement from us. These estimates exclude payments under our AIP for Senior Executives that each NEO became entitled to as of December 31, 2020.

In addition, the estimates are based on each NEO's compensation as of December 31, 2020 as well as the terms and conditions of the underlying Company Plans and programs; however, such estimates do not account for the compensation and severance limitations imposed on the Company and its executives by the CARES Act and PSP Agreement. If any of our NEOs had termination of employment under the scenarios described in the table on December 31, 2020, any severance pay, including the value of any benefits received in connection with such termination, could not exceed twice the total compensation received by such NEO in the 2019 fiscal year as per the CARES Act and PSP Agreement, as set forth in the Summary Compensation Table in the Company's 2020 Proxy Statement.

Name	Payments on Termination of Employment Without Cause, for Good Reason, or Due to Disability(1)	Payments on Termination of Employment Due to Death(2)	Payments on Termination of Employment Due to Retirement(3)	Payments in Connection with a Change of Control Without Qualifying Termination of Employment(4)	Payments in Connection with a Change of Control With a Qualifying Termination of Employment(5)
John W. Dietrich	$9,086,912	$9,086,912	$1,767,987	$—	$17,667,047

Michael Steen	8,330,672	6,980,672	—	—	15,456,613

Adam R. Kokas	7,620,401	6,370,401	—	—	14,055,957

Spencer Schwartz	7,620,401	6,370,401	—	—	14,055,957

James Forbes	2,159,810	1,259,810	—	—	5,440,385

(1)
Represents (a) salary continuation for twenty-four months at the NEO's then- current base salary, (b) in the case of Mr. Dietrich, the estimated cost of reimbursement of the portion of COBRA health and welfare continuation coverage premiums attributable to employer cost-share on an after-tax basis, until he would become Medicare eligible or, in the case of the other NEOs, for 12 months, (c) prorated vesting of outstanding PSUs and performance-based long-term incentive cash awards calculated based on the portion of the performance period elapsed prior to December 31, 2020 and assuming target level performance, (d) full vesting of all outstanding RSUs, and (e) payment of full amount of the Retention Bonus.

(2)
Represents (a) two times Mr. Dietrich's annual base salary, (b) in the case of Mr. Dietrich, the estimated cost of reimbursement of the portion of COBRA health and welfare continuation coverage premiums attributable to employer cost-share on an after-tax basis until he would become Medicare eligible or, in the case of the other NEOs, for 12 months, (c) prorated vesting of outstanding PSUs and performance-based long-term incentive cash awards calculated based on the portion of the performance period elapsed prior to December 31, 2020 and assuming target level performance, (d) full vesting of all outstanding RSUs, and (e) payment of the full amount of the Retention Bonus.

(3)
Mr. Dietrich is entitled to receive (i) reimbursement of the portion of his COBRA health and welfare continuation coverage premiums attributable to employer cost-share on an after-tax basis until he becomes Medicare eligible and (ii) full vesting of his

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POST-TERMINATION AND CHANGE IN CONTROL TABLE

  performance-based long-term incentive cash awards based on actual performance, which will be paid in the normal course following the end of the applicable performance period. Of our NEOs, only Mr. Dietrich is retirement eligible.

(4)
Because our equity awards have a "double-trigger" vesting requirements, full vesting would only occur upon certain terminations of the NEO's employment subsequent to the change in control or such awards are not assumed or substituted for equity of a comparable value in connection with such change in control.

(5)
Represents (a) thirty-six months of the NEO's annual base salary payable in a lump sum, (b) the estimated cost of 12 months of reimbursement of the portion of COBRA health and welfare continuation coverage premiums attributable to employer cost-share on an after-tax basis, (c) full vesting of all outstanding performance-based long-term incentive awards with any applicable performance goals (including any applicable Comparative TSR modifier) deemed satisfied at maximum performance levels, (d) full vesting of all outstanding RSUs, and (e) payment of the full amount of the Retention Bonus. The amounts in this column do not reflect any reductions for federal excise tax levied on certain excess termination payments under Section 4999 of the Code.

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PAY RATIO

PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act (together with any SEC guidance issued thereunder, the "pay ratio rules"), presented below is the ratio of annual total compensation of our CEO to the annual total compensation to our median employee (excluding our CEO).

Median Employee

Our median employee is a First Officer pilot flying one of our Boeing 777 freighter aircraft. Company crew member (pilot) salaries are determined under a collective bargaining agreement. Seniority, performance, job skills and rank are some of the factors that go into determining crew member compensation.

Pay Ratio

The 2020 annual total compensation as determined in accordance with the applicable pay ratio rules for our CEO was $6,099,551. The 2020 annual total compensation as determined under the pay ratio rules for our median employee was $113,374. The ratio of our CEO's annual total compensation to our median employee's total compensation ("CEO Pay Ratio") for fiscal year 2020 is 54 to 1.

For comparison purposes, 2019 annual total compensation for our CEO was higher than the total annual compensation for our new CEO in 2020, and the median employee compensation was $6,611 less in 2019 than in 2020. As a result the 2019 CEO Pay Ratio was 72 to 1, as compared to 54 to 1 in 2020.

Measurement Process

The ratio is calculated in a manner consistent with the pay ratio rules. In identifying our median employee, we calculated the annual total compensation of each of our employees and our consolidated subsidiaries for the 12-month period that ended on December 31, 2020. Total compensation for these purposes included base wages or salary, any applicable bonuses or profit sharing plan payouts and any other taxable elements of compensation and was calculated using IRS Form W-2 data supplemented with internal payroll and HR records. We did not apply any cost-of-living adjustments as part of the calculation.

We selected the median employee based on approximately 4,021 full-time, part-time and temporary workers who were employed as of December 31, 2020, which number excludes all employees located outside of the United States (162 individuals; 42 in Hong Kong, 8 in the United Kingdom, 10 in the United Arab Emirates, 22 in Germany, 18 in South Korea, 1 in Luxembourg, 21 in Japan, 5 in Australia, 5 in the Netherlands, 5 in Chile, 5 in Brazil, 1 in Belgium, 1 in Peru, 10 in People's Republic of China, 1 in Taiwan, 1 in Canada, 1 in Ireland, and 5 in Singapore). These persons were excluded pursuant to the de minimis exemption provided under the pay ratio rules. For full-time and part-time employees who were hired in 2020, but did not work the full year, we annualized their compensation but did not make any full-time equivalent adjustments. With respect to temporary employees, we used their actual wages earned. We did not include independent contractors in our determination.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies – including companies in our peer group – may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes.

Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions. The detailed process through which our Compensation Committee determines our executive compensation, including our CEO's compensation, is detailed in pages 40-42 and our Compensation and Discussion and Analysis section.

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PROPOSAL NO. 2

PROPOSAL NO. 2 – RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The Audit and Finance Committee has selected PwC as the Company's independent registered public accounting firm for the year ending December 31, 2021 and has requested that the Board of Directors submit the selection of that firm to the shareholders for ratification at the Annual Meeting. PwC has served as the Company's independent registered public accounting firm since 2007. In accordance with SEC rules and PwC policies, the firm's lead engagement partner rotates every five years. The Audit and Finance Committee and its Chair are directly involved in the selection of the new partner when there is a rotation. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. For additional information concerning the various factors considered by the Audit and Finance Committee in reappointing PwC as the Company's independent registered public accounting firm for 2021, see "Audit and Finance Committee — Evaluation of Independent Registered Public Accounting Firm" above.

Shareholder ratification of the selection of PwC as the Company's independent registered public accounting firm is not required by the Company's By-Laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Services provided to us by PwC for each of the last two fiscal years are described below (dollars in thousands):

	2020	2019
Audit Fees	$2,496	$2,909

Audit-Related Fees	7	63

Tax Fees	1,243	2,088

Total	$3,746	$5,060

  •
  Audit Fees represent professional services, including out-of-pocket expenses, rendered for the integrated audit of our consolidated financial statements, for reviews of our financial statements included in our Quarterly Reports on Form 10-Q, for services provided in connection with statutory and regulatory filings and for consents in connection with registration statements.

  •
  Audit-Related Fees consist of services in 2019 related to the impact of adopting amended accounting guidance and a subscription for accounting research software in 2020 and 2019.

  •
  Tax Fees consist of tax services, including tax compliance, tax advice, and tax planning.

82  |   Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 2

The Audit and Finance Committee preapproves audit and permissible nonaudit services provided by the independent registered public accounting firm in accordance with the Committee's preapproval policy. These services may include audit services, audit-related services, tax services, and other services. Necessary approvals required between Audit and Finance Committee meetings must be preapproved by the Audit and Finance Committee Chair, or such other Audit and Finance Committee member who has been delegated this authority by the Audit and Finance Committee Chair. For any such approvals between meetings, a description is provided to the Audit and Finance Committee for discussion at its next regularly scheduled meeting. The Audit and Finance Committee has concluded that the provision of the nonaudit services described above are compatible with maintaining the independence of PwC. The Audit and Finance Committee has met with management and PwC to review and approve the overall plan and scope of the audit for the current year.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"  THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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PROPOSAL NO. 3

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking shareholder input on our NEO compensation as disclosed in this Proxy Statement, and particularly in the Compensation Discussion and Analysis. The Board and the Compensation Committee assess and structure our executive compensation practices to align with our pay-for-performance philosophy and with a focus on industries where we operate and the marketplace where we compete for executive talent. We seek to compensate each NEO consistently with the principle of pay-for-performance while providing an overall compensation structure that serves to attract and retain the best talent and without encouraging excessive risk-taking.

As described in our Letter to the Shareholders, Proxy Summary and Compensation Discussion and Analysis, our 2020 executive compensation program features various shareholder-favored aspects obtained during especially robust outreach cycles, including:

  •
  Long-term incentive maximum opportunity consisting of 2/3 performance-based components

  •
  A comparative total shareholder return (TSR) element utilized in our performance-based long-term incentive awards (including no upward modification in the event the absolute total shareholder return is negative)

  •
  Strict "double-trigger" requirements for vesting and payout of long-term incentives for all NEOs

  •
  CEO stock ownership guidelines at a stringent 6x base salary requirement

  •
  Affirmation of no employee hedging or pledging of shares

Our principal compensation policies, which enable us and are designed to attract and retain strong and experienced senior executives and drive long-term company performance, include:

  •
  Establishing meaningful objective performance metrics under our AIP each year at challenging levels;

  •
  Granting performance-based, long-term equity and cash awards that will be earned only upon the achievement of key long-term strategic goals;

  •
  Setting compensation and incentive levels that reflect competitive market practices, reflect the global nature of our business and reward senior executives for significant achievements;

  •
  Requiring material stock holdings to align the interests of senior executives with those of our shareholders and prohibiting these persons from hedging, maintaining margin accounts and otherwise engaging in speculative trading activities;

  •
  Prohibiting tax gross-ups for any change in control payments; and

•
Prohibiting the grant of excessive perquisites, such as the personal use of airplanes, Company-provided auto, auto allowances, and/or club dues.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2022 annual meeting.

84  |  Atlas Air Worldwide Holdings, Inc.    2021 Notice & Proxy Statement

PROPOSAL NO. 3

We are asking our shareholders to support our NEO compensation program as described in this Proxy Statement. This is an advisory vote and is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices described in this Proxy Statement. However, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

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STOCK OWNERSHIP

STOCK OWNERSHIP

The following table sets forth, as of April 5, 2021, information regarding beneficial ownership of our Common Stock by:

•
Each shareholder who is known to us to be the beneficial owner of 5% or greater of our Common Stock, based on currently available Schedules 13G and 13D filed with the SEC, as may be updated by a Statement of Change of Beneficial Ownership of Securities on Form 4 subsequently filed with the SEC;

•
Each Director;

•
Each of our NEOs; and

•
All of our Executive Officers and members of our Board as a group.

Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by that shareholder. The number of shares of Common Stock beneficially owned is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 5, 2021, through the exercise of any stock option or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. The number of shares of our Common Stock issued and outstanding as of April 5, 2021 was 29,007,024. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned

5% Shareholders:
BlackRock, Inc.(a) 55 East 52nd Street New York, NY 10055	3,910,892	13.5%

The Vanguard Group(b) 100 Vanguard Boulevard Malvern, PA 19355	2,899,140	10.0%

Dimensional Fund Advisors LP)(c) Building One 6300 Bee Cave Road Austin, TX 78746	2,090,919	7.2%

Greenlight Capital, Inc.(d) 140 East 45th Street, 24th Floor New York, NY 10017	1,728,102	6.0%

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STOCK OWNERSHIP

Name of Beneficial Owner	Number of shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned

Directors:
Timothy J. Bernlohr(e)	17,852	*

Charles F. Bolden, Jr.(e)	12,541	*

Bobby J. Griffin(e)	11,850	*

William J. Flynn(f)	59,642	*

Carol B. Hallett(f)	40,753	*

Jane H. Lute(f)	7,110	*

Duncan J. McNabb(e)	20,390	*

Sheila A. Stamps(e)(f)	7,110	*

John K. Wulff(e)(f)	18,350	*

Nominees:
Beverly K. Goulet	—	*

Carol J. Zierhoffer	—	*

Director and NEO:
John W. Dietrich	96,563	*

Other NEO:
James A. Forbes	8,223	*

Michael T. Steen	113,451	*

Adam R. Kokas	42,027	*

Spencer Schwartz	15,719	*

All Directors and executive officers as a group (17 persons, including the persons listed above)	479,655	1.7%

*
Represents less than 1% of the outstanding shares of Common Stock.

(a)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2021. As set forth in this filing, BlackRock, Inc. has sole voting power over 3,882,036 shares and sole dispositive power with regard to 3,910,892 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(b)
This information is based on Schedule 13G/A filed with the SEC on February 10, 2021. As set forth in this filing, The Vanguard Group has sole dispositive power with regard to 2,861,994 shares, shared voting power over 37,146 shares and shared dispositive power over 23,738 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(c)
This information is based on Schedule 13G/A filed with the SEC on February 12, 2021. As set forth in this filing, Dimensional Fund Advisors LP has sole voting power over 2,018,840 shares and sole dispositive power with regard to 2,090,919 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we make by reason of inclusion of such shareholder or their shares in this table.

(d)
This information is based on Schedule 13G filed with the SEC on February 16, 2021 by Greenlight Capital, Inc., a Delaware Corporation ("Greenlight Inc."), DME Capital Management LP, a Delaware limited partnership ("DME CM"), DME Advisors, LP, a Delaware limited partnership ("DME LP"), DME Advisors GP, LLC, a Delaware limited liability company ("DME GP" and together with Greenlight Inc., DME CM, DME LP, "Greenlight") and Mr. David Einhorn, principal of Greenlight (collectively with Greenlight, the "Greenlight Reporting Persons"). Pursuant to Rule 13d-4, each of the Reporting Persons disclaims all such beneficial ownership except to the extent of its pecuniary interest in any such shares of Common Stock, if

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STOCK OWNERSHIP

  applicable. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(e)
Includes shares credited under the Company's Non-Employee Director Restricted Stock Unit Deferral Program and that are payable on termination of Board service or on the occurrence of certain other specified events: 7,110 for Mr. Bernlohr; 9,371 for Mr. Bolden; 9,371 for Mr. Griffin; 9,371 for Mr. McNabb; 1,620 for Ms. Stamps; and 4,447 for Mr. Wulff.

(f)
Includes shares issuable on vesting of restricted stock units in June 2021: 2,663 for Mr. Flynn; 2,663 for Ms. Hallett; 4,887 for Ms. Lute; 2,663 for Ms. Stamps; and 2,663 for Mr. Wulff.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires certain of our executive officers, as well as our Directors and persons who own more than 10% of a registered class of AAWW's equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reporting forms received by us or written representations from reporting persons, we believe that during the last fiscal year all executive officers and Directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year, except that one Form 4 for Keith H. Mayer, Senior Vice President, Chief Accounting Officer and Corporate Controller, who is one of our executive officers, reporting the award of restricted stock units on February 25, 2020, was filed late.

Certain Relationships and Related Person Transactions

Our Code of Conduct Applicable to our CEO, Senior Financial Officers and Members of the Board of Directors (the "Code of Ethics"), which is available on our website at www.atlasairworldwide.com under the "About Us — Structure and Governance" section, provides that such officers and Directors should follow the guidelines outlined in our Employee Handbook and Code of Conduct and communicate any potential or actual conflicts of interest (however immaterial) to the Chairman of the Board, the Chair of the Audit and Finance Committee of the Board of Directors, and the General Counsel so that an objective, third-party review can be made of the matter. Pursuant to our Audit and Finance Committee Charter, which is also available on our website at www.atlasairworldwide.com, the Audit and Finance Committee reviews reports and disclosures of insider and affiliated party transactions and/or conflicts of interest or potential conflicts of interest involving corporate officers and members of the Board of Directors. The Audit and Finance Committee, when appropriate, will also review and approve any involvement of corporate officers and members of the Board of Directors in matters that might constitute a conflict of interest or that may otherwise be required to be disclosed as a related person transaction under SEC regulations. Our Nominating and Governance Committee separately determines Director Independence as summarized in "Director Independence" above.

Related Party Transactions since January 1, 2020

As previously disclosed, in connection with his retirement as our Chief Executive Officer on December 31, 2019, Mr. Flynn remained eligible to receive payments under certain performance-based cash long-term incentive awards, which were granted to him while he served as our Chief Executive Officer, based on actual Company performance under such plans. In the first quarter of 2021, Mr. Flynn received a payment equal to $2,010,720 in respect of his performance-based cash long-term incentive award for the 2018 - 2020 performance cycle, with such amount calculated based on the Company's actual performance with respect to the EBITDA growth and ROIC performance metrics, as adjusted by the TSR modifier, as further discussed on page 63 of this Proxy Statement. Mr. Flynn remains eligible for payment, if any, in respect of his performance-based long-term incentive award for the 2019 - 2021 performance cycle, which will be determined based on actual performance for such period.

There have been no other related person transactions.

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DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

DEADLINE FOR RECEIPT OF SHAREHOLDER
PROPOSALS TO BE PRESENTED
AT THE 2022 ANNUAL MEETING

Shareholder Proposals to Be Included in Our 2022 Proxy Statement

We currently expect to hold our 2022 annual meeting of shareholders on or about May 24, 2022. Under the rules of the SEC, if a shareholder wants us to include a proposal in the proxy statement and form of proxy for presentation at our 2022 annual meeting, the proposal must be received by our Secretary no later than December 23, 2021. All shareholder proposals must be made in writing and addressed to the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577.

Proxy Access Notice Procedures

Notices of proxy access Director Nominees for the 2022 annual meeting of shareholders must include the information required by the By-Laws and be delivered to our Secretary at our principal executive offices at 2000 Westchester Avenue, Purchase, NY 10577 not earlier than November 23, 2021 and not later than December 23, 2021. A copy of the By-Laws will be sent to any shareholder upon written request to the Secretary.

Advance-Notice Procedures

In addition, under our By-Laws, and as permitted by the rules of the SEC, no shareholder nominations of persons for election to the Board of Directors (other than a Director Nominee nominated for inclusion in our proxy materials pursuant to our proxy access By-Law) and no other business may be brought before the 2022 annual meeting of shareholders except as specified in the notice of the meeting or otherwise brought before such annual meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to us (containing certain information specified in our By-Laws) not earlier than January 25, 2022 and not later than February 24, 2022. A copy of the By-Laws will be sent to any shareholder upon written request to the Secretary of AAWW. These requirements are separate and apart from, and in addition to, the SEC's requirements that a shareholder must meet in order to have his or her proposal included in our Proxy Statement as discussed above.

ADDITIONAL INFORMATION

Shares Registered in the Name of a Bank, Broker or Nominee

Brokerage firms and banks holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. Your broker, bank or nominee has enclosed herewith or separately provided a voting instruction form for you to use in directing the broker, bank or nominee how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. You should note that if you hold your shares through a brokerage firm, a bank or other nominee, the broker, bank or other nominee that holds the stock will not be able to vote your shares on any proposal other than ratifying the selection of PricewaterhouseCoopers LLP, unless you have provided specific voting instructions. See "Broker Non-Votes" and "Quorum, Vote Required" herein for additional information.

If you hold your shares directly in your own name, they will not be voted if you do not vote them at the Annual Meeting or provide a proxy.

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ADDITIONAL INFORMATION

Broker Non-Votes

A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other "routine" items and submits votes for those matters. As discussed above, if you hold your shares through a broker, bank or other nominee and do not provide specific instructions to your broker, bank or other nominee, your shares may not be voted with respect to the following nonroutine proposals:

  •
  Proposal No. 1 (election of the Company's Directors); and

  •
  Proposal No. 3 (the Say-on-Pay vote).

We do not expect to have any broker non-votes with respect to Proposal No. 2, which is routine and which provides for the ratification of the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2021.

Revocability of Proxies

If you hold your shares registered in your name, you may revoke your proxy at any time before its use by delivering to the Secretary of AAWW a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting online and voting during the meeting. Attending the virtual Annual Meeting in and of itself will not constitute a revocation of a proxy.

If your shares are held in street name and you wish to submit new voting instructions, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or nominee. You may also vote virtually during the Annual Meeting, which will have the same effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the "Voting at the Annual Meeting" section above.

Proxy Solicitation

This proxy solicitation is being made by our Board, and the cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our Directors, officers and other employees, without additional compensation, in person or by telephone, e-mail or facsimile. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies and will pay Morrow Sodali a fee of approximately $14,000, plus out-of-pocket expenses, all related to the solicitation.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with us. The inspectors of election will also be independent of us. Comments on written proxy cards will be provided to the Secretary of AAWW without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials

Some banks, brokers and other record holders have begun the practice of "householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of proxy statements and annual reports to a household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family. This procedure reduces the volume of duplicate information

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ADDITIONAL INFORMATION

shareholders receive and also reduces printing and mailing costs. If you participate in "householding" and wish to continue receiving individual copies of our proxy statement and annual report, please write or call us at the following address or phone number: Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577, (914) 701-8000. We will promptly deliver an additional copy of the proxy and/or the annual report to any shareholder who so requests. Alternatively, shareholders who share the same address and last name may request to participate in "householding" by contacting the Company as indicated above.

List of Shareholders

At the virtual Annual Meeting and for 10 days prior to the meeting, the names of shareholders entitled to vote at the Annual Meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9 a.m. and 5 p.m., at our principal executive offices located at 2000 Westchester Avenue, Purchase, New York 10577, by contacting the Secretary of AAWW.

Additional Copies of Annual Report

A copy of our 2020 Annual Report accompanies this Proxy Statement. If any person who was a beneficial owner of Common Stock on the Record Date desires additional copies, such copies may be obtained without charge upon request in writing addressed to the Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577. Each such copy of our 2020 Annual Report so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. We will furnish any such exhibit upon written request and upon payment of a reasonable specified fee. The Form 10-K is also available on our website at www.atlasairworldwide.com.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal aviation law on foreign ownership of U.S. airlines, our Certificate of Incorporation and By-Laws restrict foreign ownership of shares of our Common Stock. The restrictions imposed by federal aviation law (49 U.S.C. §41102) currently include a requirement that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not "Citizens of the United States." There is a separate requirement that we be under the actual control of Citizens of the United States.

Pursuant to our By-Laws, there is a separate stock record, designated the "Foreign Stock Record" for the registration of Voting Stock that is Beneficially Owned by aliens. "Voting Stock" means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote. "Beneficially Owned" refers to owners of our securities who, directly or indirectly, have or share voting power and/or investment power.

At no time will ownership of our shares of Common Stock representing more than the Maximum Percentage be registered in the Foreign Stock Record. "Maximum Percentage" refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, aliens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting our, Atlas's or Polar's operating certificates or authorities. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.

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ADDITIONAL INFORMATION

The enclosed proxy card contains a certification that by signing the proxy card the shareholder certifies that such shareholder is a "Citizen of the United States" as defined by 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record.

We will promptly deliver a copy of our By-laws to any shareholder who writes or calls us at the following address or phone number: Office of the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577, (914) 701-8000.

Extent of Incorporation by Reference of Certain Materials

The Audit and Finance Committee Report and the Compensation Committee Report on Executive Compensation included in this Proxy Statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under or subject to Regulation 14A or 14C (other than Item 7 to Regulation 14A), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate such reports by reference therein.

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OTHER MATTERS

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the election of Directors, the ratification of the selection of our independent registered public accounting firm, and the advisory vote on Say-on-Pay, all as described above. If any other matter is properly brought before the Annual Meeting for action by the shareholders, all proxies (in the enclosed form) returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

John W. Dietrich President and Chief Executive Officer

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Atlas Air Worldwide Holdings, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1.Election of Directors: For Against Abstain For Against Abstain ForAgainst Abstain 01 - Timothy J. Bernlohr 02 - Charles F. Bolden, Jr. 03 - John W. Dietrich 04 - Beverly K. Goulet 07 - 05 - Bobby J. Griffin 06 - Carol B. Hallett Duncan J. McNabb 09 - John K. Wulff 08 - Sheila A. Stamps 10 - Carol J. Zierhoffer ForAgainst Abstain ForAgainst Abstain 2. Ratification of the selection of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 3. Advisory vote to approve the compensation of the Company’s Named Executive Officers Please sign exactly as name appears on this Proxy. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a Corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03FG9B B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. Annual Meeting Proxy Card

The 2021 Annual Meeting of Shareholders of Atlas Air Worldwide Holdings, Inc. will be held on Tuesday, May 25, 2021 at 10:00 a.m. EDT, virtually via the internet at www.meetingcenter.io/228190353. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — AAWW2021. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy for the Annual Meeting of Shareholders — May 25, 2021 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Adam R. Kokas, Spencer Schwartz, and Michael W. Borkowski, and each of them, with full power of substitution in each, as proxies and authorizes them to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Atlas Air Worldwide Holdings, Inc., to be held on Tuesday, May 25, 2021 at 10:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting, as indicated below. Please date, sign and return this proxy promptly. This Proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election as directors of all of the nominees listed on the reverse side, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and FOR the advisory vote to approve the compensation of the Company’s Named Executive Officers. The undersigned authorizes the Proxies to vote, in their discretion, upon any other matters as may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR the election as directors of the persons named in Proposal No. 1, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 as set forth in Proposal No. 2, and FOR the advisory vote to approve the compensation of the Company’s Named Executive Officers as set forth in Proposal No. 3. IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE Certification: Pursuant to federal law and Atlas Air Worldwide Holdings, Inc.‘s certificate of incorporation and By-laws, voting stock is subject to certain foreign ownership restrictions. By signing on the reverse side, you represent that (1) you are a United States citizen as that term is defined by federal aviation law, or (2) the shares of stock represented by this Proxy have been registered on the foreign stock record of the Company, as provided in the By-laws. Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items Proxy — Atlas Air Worldwide Holdings, Inc.